EXHIBIT 10.1

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
SH DR CALIFORNIA IV, LLC,
a Delaware limited liability company

Dated as of July 18, 2019

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6.6	Amendments to Allocation to Reflect Issuance of Additional Membership Interests	39
ARTICLE VII MANAGEMENT AND OPERATION OF BUSINESS		39
7.1	Management	39
7.2	Certificate of Formation	44
7.3	Restrictions on Managing Member’s Authority	44
7.4	Compensation of the Managing Member	51
7.5	Other Business of Managing Member	52
7.6	Contracts with Affiliates	52
7.7	Indemnification	53
7.8	Liability of the Managing Member	54
7.9	Other Matters Concerning the Managing Member	55
7.10	Title to Company Assets	56
7.11	Reliance by Third Parties	56
ARTICLE VIII RIGHTS AND OBLIGATIONS OF MEMBERS		57
8.1	Limitation of Liability	57
8.2	Managing of Business	57
8.3	Outside Activities of Members	57
8.4	Return of Capital	58
8.5	Rights of Non-Managing Members Relating to the Company	58
8.6	Redemption Rights	59
ARTICLE IX BOOKS, RECORDS, ACCOUNTING AND REPORTS		61
9.1	Records and Accounting	61
9.2	Fiscal Year	62
9.3	Reports	62
9.4	Cooperation Regarding Tax Matters Relating to the Contributed Properties	62
ARTICLE X TAX MATTERS		63
10.1	Preparation of Tax Returns	63
10.2	Tax Elections	63
10.3	Partnership Representative	64
10.4	Organizational Expenses	66
10.5	Tax Partnership Treatment	67
ARTICLE XI TRANSFERS AND WITHDRAWALS		67
11.1	Transfer	67
11.2	Transfer of Managing Member’s Membership Interest	67
11.3	Non-Managing Members’ Rights to Transfer	68
11.4	Substituted Members	70
11.5	Assignees	70
11.6	General Provisions	71
ARTICLE XII ADMISSION OF MEMBERS		72
12.1	Admission of Initial Non-Managing Member	72
12.2	Admission of Successor Managing Member	73

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12.3	Admission of Additional Members	73
12.4	Amendment of Agreement and Certificate	74
12.5	Limitation on Admission of Members	74
ARTICLE XIII DISSOLUTION, LIQUIDATION AND TERMINATION		74
13.1	Dissolution	74
13.2	Redemption of Non-Managing Member Units	75
13.3	Winding Up	75
13.4	Deemed Contribution and Distribution	77
13.5	Rights of Members	77
13.6	Notice of Dissolution	77
13.7	Cancellation of Certificate	77
13.8	Reasonable Time for Winding-Up	77
13.9	Liability of Liquidator	78
ARTICLE XIV PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS; AMENDMENTS; MEETINGS		78
14.1	Procedures for Actions and Consents of Members	78
14.2	Amendments	78
14.3	Meetings of the Members	78
ARTICLE XV GENERAL PROVISIONS		79
15.1	Addresses and Notice	79
15.2	Titles and Captions	79
15.3	Pronouns and Plurals	80
15.4	Further Action	80
15.5	Binding Effect	80
15.6	Creditors	80
15.7	Waiver	80
15.8	Counterparts	80
15.9	Applicable Law	80
15.10	Entire Agreement	81
15.11	Invalidity of Provisions	81
15.12	No Partition	81
15.13	Non-Managing Member Representative	81
15.14	Uniform Commercial Code Article 8 (Opt-In)	82

Guarantee Joinder by HCP, Inc		Guarantee-1

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Exhibits and Schedules:
Exhibit A	Member Information	A-1
Exhibit B	Notice of Redemption	B-1
Exhibit C	Form of Joinder Agreement	C-1
Exhibit D	Example of Certain Calculations Pursuant to Section 5.6.C	D-1
Exhibit E-1	Form of Principal Guarantee (Dowling Court I HCP Loan)	E-1-1
Exhibit E-2	Form of Principal Guarantee (Dowling Court II HCP Loan)	E-2-1
Exhibit F-1	Form of HCP Note (Dowling Court I HCP Loan)	F-1-1
Exhibit F-2	Form of HCP Note (Dowling Court II HCP Loan)	F-2-1
Exhibit F-3	Form of HCP Loan Reserves Note	F-3-1
Exhibit G-1	Form of Pledge and Security Agreement (Dowling Court I HCP Loan)	G-1-1
Exhibit G-2	Form of Pledge and Security Agreement (Dowling Court II HCP Loan)	G-2-1
Exhibit H	Form of Reimbursement Agreement (Recourse Debt Obligations)	H-1
Schedule 1	Contributor Principals	1-1
Schedule 2	Existing Indebtedness	2-1

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SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
SH DR CALIFORNIA IV, LLC
THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is made and entered into as of July 18, 2019, by and between SH DR CALIFORNIA IV HOLDCO, LLC, a Delaware limited liability company (the “TRS”), DOWLING COURT PROPERTIES I LLC, a California limited liability company (“Dowling Court I”), DOWLING COURT PROPERTIES I LLC, a California limited liability company (“Dowling Court II,” and together with Dowling Court I, collectively, the “Contributors,” and each sometimes a “Contributor”), for the purpose of forming SH DR CALIFORNIA IV, LLC, a Delaware limited liability company (the “Company”).
RECITALS
A.    HCP, Inc., a Maryland corporation (together with its successors and assigns, “HCP”), the Company, the Contributors and certain Affiliates of the Contributors entered into that certain Contribution and Related Transactions Agreement and Escrow Instructions dated as of July 18, 2019 (as amended, the “Contribution Agreement”), providing, among other things, for the contribution of certain assets to, and the acquisition of certain interests in, the Company; and
B.    It is a condition to the closing of the transactions contemplated by the Contribution Agreement that the parties hereto enter into this Agreement (as defined herein) and the parties desire to enter into this Agreement in accordance with the Act (as defined herein).
AGREEMENT
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINED TERMS
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“Accounting Firm” has the meaning set forth in Section 7.3.H hereof.
“Act” means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute.
“Actions” has the meaning set forth in Section 7.7 hereof.

“actual cost of administrative services” has the meaning set forth in Section 7.4.C hereof.
“actual cost of goods and materials” has the meaning set forth in Section 7.4.C hereof.
“Additional Funds” has the meaning set forth in Section 4.4.A hereof.
“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 4.2 hereof.
“Additional NMM Units” has the meaning set forth in Section 4.1.B hereof.
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:
(a)    decrease such deficit by any amounts that such Member is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Member’s Membership Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(b)    increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjustment Factor” means 1.0; provided, however, that in the event that: (a) HCP (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares or (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor in effect immediately prior to such adjustment by a fraction, (1) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has not occurred as of such time); (b) HCP distributes any Rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or Rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (ii) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction, (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if before exercise thereof, any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fractions; or (c) HCP shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (a) or (b) above), which evidences of indebtedness or assets relate to assets not received by HCP pursuant to a pro rata distribution by the Company, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction, (i) the numerator shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator shall be the Value of a REIT Share on the dated fixed for such determination less the then fair market value (as reasonably determined by HCP) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share. Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.
“Affiliate” means, with respect to any Person, any Person directly or indirectly Controlling or Controlled by or under common Control with such Person.
“Aggregate Sharing Amount” means, with respect to any taxable disposition of any Contributed Property or any Successor Properties, if any, an amount equal to the excess, if any, of (i) the Property Appreciation with respect to all Contributed Properties or Successor Property being sold or previously sold by the Company, over (ii) the Unit Appreciation with respect to all Contributed Properties or Successor Properties being sold or previously sold by the Company.
“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of SH DR California IV, LLC, as it may be amended, supplemented or restated from time to time.
“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets in the general location of the property being appraised, selected by the Managing Member in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the Managing Member is fair, from a financial point of view, to the Company.
“Assignee” means a Person to whom one or more LLC Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made:
(a)the sum, without duplication, of:
(i)    the Company’s Net Income or Net Loss (as the case may be) for such period,
(ii)    Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,
(iii)    the amount of any reduction in reserves of the Company (including, without limitation, reductions resulting because the Managing Member determines such amounts are no longer necessary), and
(iv)    all other cash received (including, but not limited to amounts previously accrued as Net Income and amounts of deferred income but excluding any net amounts borrowed by the Company for such period) that was not included in determining Net Income or Net Loss for such period;
(b)    less the sum, without duplication, of:
(i)    all principal debt payments made during such period by the Company,
(ii)    capital expenditures made by the Company during such period,
(iii)    all other expenditures and payments (including any loans made by the Company pursuant to the terms of this Agreement) not deducted in determining Net Income or Net Loss for such period pursuant to the foregoing clause (a)(i) (including amounts paid in respect of expenses previously accrued),
(iv)    any amount included in determining Net Income or Net Loss for such period pursuant to the foregoing clause (a)(i) that was not received by the Company during such period, and
(v)    the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the Managing Member determines are necessary or appropriate in its sole and absolute discretion.
Notwithstanding the foregoing, Available Cash shall not include (i) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Company, (ii) any Capital Contributions, whenever received, (iii) any Disposition Proceeds or (iv) any Refinancing Debt Proceeds.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Ownership” means ownership of REIT Shares by a Person who is or would be treated as an owner of such REIT Shares either actually or constructively through the application of Code Section 544, as modified by Code Section 856(h)(1)(B). The terms “Beneficially Own,” “Beneficially Owned,” “Beneficially Owns” and “Beneficial Owner” shall have the correlative meanings.
“Bonus Depreciation Deductions” means the bonus depreciation deductions under Section 168(k) of the Code for the Company’s 2019 taxable year with respect to any qualified property (as defined in Section 168(k)(2) of the Code) at the Huntington Beach Property and the Valencia Property that was placed in service in 2019 prior to the contribution of such Contributed Properties to the Company.
“Built-in Gain” means the excess of (i) the gross fair market value of one or more of the Contributed Properties or Successor Properties over (ii) the adjusted tax basis of the Contributed Properties or Successor Properties (as the case may be) for federal income tax purposes, as determined as of the Effective Date and as reduced from time to time in accordance with applicable provisions of the Code and Regulations.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.
“Calendar Quarter” means each of the following periods of each year: January 1 through and including March 31; April 1 through and including June 30; July 1 through and including September 30; and October 1 through and including December 31.
“Call Notice” means a written notice to the Non-Managing Members informing them of the Managing Member’s election to call their Non-Managing Member Units pursuant to Section 13.2 hereof.
“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member on the Company’s books and records in accordance with the following provisions:
(a)    To each Member’s Capital Account, there shall be added such Member’s Capital Contributions, such Member’s allocable share of Net Income and any items of income or gain specially allocated pursuant to Section 6.3 hereof, and the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.
(b)    From each Member’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s allocable share of Net Loss and any items of loss or deductions specially allocated pursuant to Section 6.3 hereof, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(c)    In the event any interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.
(d)    In determining the principal amount of any liability for purposes of subsections (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
(e)    The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Managing Member may make such modification, provided that such modification will not have a material effect on the amounts distributable to any Member without such Member’s Consent. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) or 1.704-2, provided that such modification will not have a material effect on the amounts distributable to any Member without such Member’s Consent.
“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property or other assets (including, without limitation, each Contributed Property) that such Member contributes to the Company pursuant to Sections 4.1, 4.2 or 4.4 hereof and, with respect to the Initial Non-Managing Members, the Contribution Agreement.
“Cash Amount” means an amount of cash per LLC Unit equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date.
“Certificate” means the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.
“Charter” means the Articles of Incorporation of HCP, as amended, supplemented or restated from time to time.
“Closing Price” means the closing price of a REIT Share on the New York Stock Exchange.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Community Lease” means, with respect to each Contributed Property and any applicable Successor Property, the Lease and Security Agreement between the applicable Subsidiary of the Company, as lessor, and the applicable Affiliate of HCP, as lessee, which Affiliate will not be a Subsidiary of the Company, for the lease of such Contributed Property or Successor Property, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.
“Company” has the meaning set forth in the introductory paragraph of this Agreement, and any successor thereto.
“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2) for the phrase “partnership minimum gain,” and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).
“Consent” means the consent to, approval of, or vote on a proposed action by a Member given in accordance with Article XIV hereof, consent or approval by the Managing Member given in writing in accordance with this Agreement or otherwise as provided by a Member in writing in accordance with and pursuant to this Agreement.
“Consent of the Non-Managing Members” means the Consent of a Majority in Interest of the Non-Managing Members, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority in Interest of the Non-Managing Members, in their reasonable discretion.
“Constructive Ownership” means ownership of REIT Shares, or any other interest in an entity, by a Person who is or would be treated as an owner thereof either actually or constructively through the application of Code Section 318, as modified by Code Section 856(d)(5). The terms “Constructively Own,” “Constructively Owned,” “Constructively Owns” and “Constructive Owner” shall have the correlative meanings.
“Contributed Entities” means, collectively, each of the “Acquired Entities” as such term is defined in the Contribution Agreement, which own, directly or indirectly, a Contributed Property.
“Contributed Properties” means, collectively, the “Concord Property,” “Huntington Beach Property,” “San Jose Property,” “Santa Clarita Property,” and “Valencia Property” as each term is defined in the Contribution Agreement (each, a “Contributed Property”).
“Contribution Agreement” shall have the meaning given to such term in Recital A above.
“Contributor” and “Contributors” shall have the meaning set forth in the introductory paragraph hereof.
“Contributor’s Contribution Liability” means with respect to each Contributor, any amounts owing or otherwise alleged to be owing by such Contributor to the Company or the

Managing Member pursuant to the Contribution Agreement, including any such amounts for which such Contributor is otherwise liable pursuant and subject to the provisions of Article X (Indemnities) thereof.
“Contributor Principal” means each of those individual members of the Initial Non-Managing Members set forth on Schedule 1 hereto who receive from the Non-Managing Member a portion of the Special Distribution made to the Initial Non-Managing Members pursuant to Section 5.10 hereof, which individuals, for the avoidance of doubt, are not Members of the Company (collectively, “Contributor Principals”).
“Control” means, when used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
“Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.
“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with GAAP, should be capitalized.
“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero (0), Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.
“Designated Individual” has the meaning set forth in Section 10.3.A hereof.
“Disposition Proceeds” means the net proceeds (i) (i.e., after the repayment of any Debt and the payment of all costs related to the disposition) received by the Company upon the taxable disposition of any Contributed Property or any Successor Property by the Company, or (ii) (i.e., after the repayment of any Debt and the payment of all costs related to the disposition)

received by a Welfare Structure and distributed to the Company upon the taxable disposition of the Contributed Property or Successor Property by such Welfare Structure.
“Distributed Right” shall have the meaning set forth within the definition of “Adjustment Factor.”
“Dowling Court I HCP Loan” has the meaning set forth in Section 4.3.B hereof.
“Dowling Court II HCP Loan” has the meaning set forth in Section 4.3.B hereof.
“Effective Date” means July 18, 2019.
“Effective Price” means $32.05.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Excess LLC Units” means any LLC Units held by a Non-Managing Member to the extent that, if such LLC Units were exchanged for the REIT Shares Amount pursuant to Section 8.6 hereof, such Non-Managing Member would Beneficially Own or Constructively Own REIT Shares in excess of the Ownership Limit or otherwise in violation of the Charter.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Existing Indebtedness” the Debt set forth on Schedule 2.
“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year.
“flow through entity” has the meaning set forth in Section 11.6.E(9) hereof.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the United States accounting profession, which are applicable to the facts and circumstances on the date of determination.
“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(a)    The initial Gross Asset Value of any asset contributed by a Member to the Company shall be its gross fair market value, as agreed to by such Member and the Managing Member, and set forth on Exhibit A with respect to that Member or as otherwise set forth in the books and records of the Company; provided, however, that the initial Gross Asset Value of any asset contributed by the Managing Member or an Affiliate of the Managing Member to the Company shall be its gross fair market value as reasonably and in good faith determined by the Managing Member.

(b)    The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii), clause (iv) or clause (v) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member using such reasonable and good faith method of valuation as it may adopt, as of the following times:
(i)    the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the Managing Member pursuant to Section 4.4 hereof) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;
(ii)    the distribution by the Company to a Member of more than a de minimis amount of Company property, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;
(iii)    in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the performance of services to or for the benefit of the Company by an existing Member acting in a capacity as a Member of the Company or by a new Member acting in a capacity as a Member of the Company or in anticipation of becoming a Member of the Company if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;
(iv)    the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and
(v)    at such other times as the Managing Member shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.
(c)    The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managing Member, provided that, if the distributee is the Managing Member or if the distributee and the Managing Member cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.
(d)    At the election of the Managing Member, the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)    If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.
“HCP” has the meaning set forth in Recital A above.
“HCP Guarantee” has the meaning set forth in the HCP Guarantee attached hereto.
“HCP Note” and “HCP Notes” has the meaning set forth in Section 4.3.B hereof.
“HCP Loan Reserves Loan” has the meaning set forth in Section 4.3.B hereof.
“HCP Loan Reserves Note” has the meaning set forth in Section 4.3.B hereof.
“Imputed Underpayment Amount” has the meaning set forth in Section 10.3.E hereof.
“Incapacity” means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.
“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (a) a Non-Managing Member or a Non-Managing Member Representative, (b) the Managing Member or (c) a director of the Managing Member or an officer or employee of the

Company or the Managing Member and (ii) such other Persons (including Affiliates of the Managing Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
“Initial HCP Loan Amount” means, collectively, with respect to the Dowling Court I HCP Loan and Dowling Court II HCP Loan pursuant to Section 4.3.B, the aggregate initial principal amount set forth in Section 4.3.B.
“Initial Non-Managing Member” means each Non-Managing Member (or successors in interest thereof) who acquired its Non-Managing Member Units in exchange for one (1) or more the Contributed Properties (or the applicable direct or indirect equity interests therein) on the Effective Date. The Initial Non-Managing Members shall be each Contributor.
“Initial NMM Units” means the initial Non-Managing Member Units being issued to the Initial Non-Managing Members on the Effective Date.
“IRS” means the Internal Revenue Service.
“Joinder Agreement” means a Joinder Agreement in substantially the form attached hereto as Exhibit C.
“Liquidating Event” has the meaning set forth in Section 13.1 hereof.
“Liquidator” has the meaning set forth in Section 13.3.A hereof.
“LLC Distribution Date” means the date established by HCP for the payment of actual distributions declared by HCP pursuant to Sections 5.1 and 5.2, which date shall be the same as the date established by HCP for the payment of dividends to holders of REIT Shares.
“LLC Record Date” means the record date established by the Managing Member for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by HCP for a dividend to holders of REIT Shares.
“LLC Units” means the Managing Member Units and the Non-Managing Member Units, collectively.
“Majority in Interest of the Non-Managing Members” means at any time those Non-Managing Members (other than the Managing Member or any of its Affiliates in their capacity as a holder of Non-Managing Member Units) holding in the aggregate more than fifty percent (50%) of the then aggregate outstanding Non-Managing Member Units (other than those held by the Managing Member or any of its Affiliates in their capacity as a holder of Non-Managing Member Units).
“Majority of Remaining Members” means Non-Managing Members owning a majority of the Non-Managing Member Units held by Non-Managing Members.
“Make-Whole Payment” has the meaning set forth in Section 7.3.G hereof.

“Managing Member” means the managing member of the Company, which shall be initially TRS.
“Managing Member Guarantee” has the meaning set forth in Section 11.2.A, and includes the HCP Guarantee unless and until HCP becomes the Managing Member hereunder.
“Managing Member Shortfall” has the meaning set forth in Section 5.1.A(2) hereof.
“Managing Member Unit” means a single unit of Membership Interest of the Managing Member issued pursuant to Article IV hereof, as the same may be modified from time to time as provided in this Agreement. The ownership of Managing Member Units may (but need not, in the sole and absolute discretion of the Managing Member) be evidenced in the form of a certificate for such Managing Member Units.
“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3) with respect to the phrase “partner nonrecourse debt minimum gain.”
“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase “partner nonrecourse debt.”
“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2) for the phrase “partner nonrecourse deductions,” and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).
“Members” means the Persons owning Membership Interests, including the Managing Member, Non-Managing Members and any Additional Members and Substituted Members, named as Members in Exhibit A attached hereto, which Exhibit A may be amended from time to time pursuant to the terms and conditions of this Agreement.
“Membership Interest” means an ownership interest in the Company, and includes any and all benefits to which the holder of such Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest may be expressed as a number of Managing Member Units or Non-Managing Member Units, as applicable.
“Minimum Loan Amount” means, with respect to the Dowling Court I HCP Loan and the Dowling Court II HCP Loan, collectively, and the Existing Indebtedness, or any permitted Replacement Indebtedness pursuant to Section 7.3.E(3), for the period from the Effective Date through the second (2nd) anniversary of the Effective Date, an amount equal to the Initial HCP Loan Amount and the principal amount of the Existing Indebtedness as of the Effective Date, and thereafter Two Hundred Million and No/100ths Dollars ($200,000,000.00); provided, however, that upon Redemption of any Non-Managing Member Units held by a Non-Managing Member, the Minimum Loan Amount shall be reduced by the amount of the

Dowling Court I HCP Loan, Dowling Court II HCP Loan, Existing Indebtedness or any Replacement Indebtedness that was allocated under Code Section 752 to such Non-Managing Member with respect to the redeemed Non-Managing Member Units.
“Net Income” or “Net Loss” means, for each Fiscal Year of the Company, an amount equal to the Company’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(a)    Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);
(b)    Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);
(c)    In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;
(d)    Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;
(e)    In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;
(f)    To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and
(g)    Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item allocated pursuant to Section 6.3.A and/or Section 6.2.D hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be allocated pursuant to Section 6.3.A hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”
“NMM Sharing Amount” means, with respect to any taxable disposition of any Contributed Property or any Successor Property, the product equal to (a) the Sharing Amount multiplied by (b) the NMM Sharing Percentage.
“NMM Sharing Percentage” means a percentage equal to one percent (1%) multiplied by a fraction with the numerator equal to the number of Non-Managing Member Units then outstanding and the denominator equal to the number of Non-Managing Member Units issued by the Company to all Non-Managing Members; provided, however, any NMM Units reduced pursuant to Section 5.6.C hereof shall be subtracted from the denominator of such fraction.
“Non-Managing Member” means any Member other than the Managing Member (except to the extent the Managing Member holds Non-Managing Member Units).
“Non-Managing Member Reduction Units” has the meaning set forth in Section 5.6.C(1) hereof.
“Non-Managing Member Representative” means William P. Gallaher until a successor Non-Managing Member Representative shall have been appointed pursuant to Section 15.13 hereof and, thereafter, shall mean the person appointed and then acting as the Non-Managing Member Representative hereunder.
“Non-Managing Member Unit” or “NMM Unit” means a single unit of Membership Interest issued to a Non-Managing Member pursuant to Section 4.1 hereof (including the Initial NNM Units and any Additional NNM Units), as the same may be modified from time to time as provided in this Agreement. The ownership of Non-Managing Member Units shall be evidenced in the form of a certificate for Non-Managing Member Units.
“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).
“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).
“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.
“One Hundred Member Limit” has the meaning set forth in Section 11.6.E(9) hereof.
“Ownership Limit” means the restrictions on ownership and transfer provided for in Section 6 of the Charter, which prohibit persons from Beneficially Owning or Constructively Owning in excess of nine and eight-tenths percent (9.8%) of the number or value (whichever is more restrictive) of outstanding REIT Shares. The number and value of REIT Shares shall be determined by the Board of Directors of HCP, in good faith, which determination shall be conclusive for all purposes hereof.

“Partnership Audit Rules” means Subchapter C of Chapter 63 of Subtitle F of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74 and as further modified from time to time, and any successor statutes thereto or the Regulations or other authoritative guidance promulgated thereunder.
“Partnership Representative” has the meaning set forth in Section 10.3.A hereof.
“Pass-Through Election” has the meaning set forth in Section 10.3.E hereof.
“Payment Quarter” has the meaning set forth in Section 5.1.A hereof.
“Percentage Interest” means, as to a Member holding a Membership Interest, its interest in the Company, as determined by dividing the LLC Units owned by such Member by the total number of LLC Units then outstanding as specified in Exhibit A attached hereto, as it may be modified or supplemented from time to time, or otherwise as set forth in the books and records of the Company.
“Permitted Non-Managing Member Assignment” has the meaning set forth in Section 11.3.A hereof.
“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.
“Pledge and Security Agreement” and “Pledge and Security Agreements” has the meaning set forth in Section 4.3.B hereof.
“Preferred Return Per Unit” means, with respect to each Non-Managing Member Unit outstanding on an LLC Record Date, an amount initially equal to zero (0), and increased cumulatively on each LLC Record Date by an amount equal to the product of (i) the cash dividend per REIT Share declared by HCP for holders of REIT Shares on that LLC Record Date, multiplied by (ii) the Adjustment Factor in effect on that LLC Record Date; provided, however, that with respect to the Initial NMM Units the increase that shall occur in accordance with the foregoing on the first LLC Record Date subsequent to the Effective Date shall be the foregoing product of (i) and (ii) above multiplied by a fraction, the numerator of which shall be the number of days in the period commencing on the Effective Date and ending on the first LLC Record Date following the Effective Date, and the denominator of which shall be the number of days in the period commencing on May 6, 2019 and ending on the first LLC Record Date following the Effective Date; provided further, however, that with respect to the Additional NMM Units, if any, the increase that shall occur in accordance with the foregoing on the first LLC Record Date subsequent to the issuance of such Additional NMM Units, if any, shall be the foregoing product of (i) and (ii) above multiplied by a fraction, the numerator of which shall be the number of days in the period commencing on the date of issuance of such Additional NNM Units and ending on the first LLC Record Date following the date of such issuance of such Additional NMM Units, and the denominator of which shall be the number of days in the period commencing on the later of May 6, 2019 or the then most recent LLC Record Date and ending on the first LLC Record Date following the date of issuance of such Additional NMM Units.

“Preferred Return Shortfall” means, for any holder of Non-Managing Member Units and as of any date, the amount (if any) by which (i) the Preferred Return Per Unit with respect to all issued and outstanding Non-Managing Member Units held by such holder exceeds (ii) the aggregate amount previously distributed with respect to such issued and outstanding Non-Managing Member Units pursuant to Section 5.1.A(1), Section 5.6.A(1) or Section 5.6.B(1) hereof, together with cumulative simple interest accruing thereon at the Prime Rate from the applicable LLC Distribution Date to the date of distribution.
“Preferred Return Shortfall Per Unit” means, for any holder of Non-Managing Member Units and as of any date, an amount equal to the quotient of (a) such Non-Managing Member’s Preferred Return Shortfall, divided by (b) the number of issued and outstanding Non-Managing Member Units then held by such Non-Managing Member (with Non-Managing Member Units no longer deemed outstanding on and after a Specified Redemption Date that occurs with respect to such Non-Managing Member Units).
“Prime Rate” means on any date, a rate equal to the annual rate on such date announced by Bank of America to be its prime, base or reference rate for ninety (90) day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If Bank of America discontinues its use of such prime, base or reference rate or ceases to exist, the Managing Member shall designate the prime, base or reference rate of another state or federally chartered bank based in New York, New York or Los Angeles, California to be used for the purpose of calculating the Prime Rate hereunder.
“Principal Guarantee” and “Principal Guarantees” has the meaning set forth in Section 7.3.E(4) hereof.
“Profit Participation Amount” means with respect to any Member the sum of (a) cumulative distributions to such Member (including its predecessors, if any) pursuant to Section 5.6.A(2) to the extent such distributions did not result in a reduction in LLC Units pursuant to Section 5.6.C; and (b) the remaining amount of the cumulative distributions to such Member (including its predecessors, if any) pursuant to Section 5.6.A(2) multiplied by a fraction, the numerator of which is the excess (if any) of (i) the weighted average of the Values on each of the Reduction Dates over (ii) the Effective Price, and the denominator of which is the weighted average of the Values on each of the Reduction Dates. Exhibit D sets forth an example of the calculation of Profit Participation Amount.
“Properties” means any assets and property of the Company or a Welfare Structure such as, but not limited to, interests in real property (including the Contributed Properties and Successor Properties, if any) and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Company or a Welfare Structure may hold from time to time.
“Property Appreciation” means, with respect to a taxable disposition of any Contributed Properties or any Successor Properties, the excess of the sales price paid in such disposition (including amounts paid through the assumption of debt) over the initial Gross

Asset Value of such Contributed Property (or if the disposition was of a Successor Property, the initial Gross Asset Value of the related Contributed Property to the extent it relates to such Successor Property) (or applicable portion thereof).
“Redemption” has the meaning set forth in Section 8.6.A hereof.
“Redemption Right” has the meaning set forth in Section 8.6.A hereof.
“Reduction” has the meaning set forth in Section 5.6.C hereof.
“Reduction Date” has the meaning set forth in Section 5.6.C hereof.
“Reduction Units” has the meaning set forth in Section 5.6.C hereof.
“Refinancing Debt” means any Debt (including indebtedness to the Managing Member or any Affiliate of the Managing Member), the repayment of which is secured by all or any portion of the Properties or which is incurred to repay all or any portion of the Dowling Court I HCP Loan and/or the Dowling Court II HCP Loan, subject to the provisions of Sections 7.3.E(3) and 7.3.E(4) hereof.
“Refinancing Debt Proceeds” means (i) the net proceeds from any Refinancing Debt incurred by the Company which remain after the repayment of any Debt with proceeds of the Refinancing Debt and the payment of all costs related to the Refinancing Debt, or (ii) the net proceeds from any Refinancing Debt incurred by a Welfare Structure which remain after the repayment of any Debt with proceeds of the Refinancing Debt and the payment of all costs related to the Refinancing Debt, and which are distributed to the Company.
“Registration Rights Agreement” means, with respect to the Initial Non-Managing Members, a Registration Rights Agreement in substantially the form of Exhibit K to the Contribution Agreement to be entered into between the Initial Non-Managing Members and Managing Member concurrent with the Effective Date.
“Regulations” means one or more Treasury regulations promulgated under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“Regulatory Allocations” has the meaning set forth in Section 6.3.A(8) hereof.
“Reimbursement Agreement (Recourse Debt Obligations)” has the meaning set forth in Section 4.3.D hereof.
“REIT” means a real estate investment trust, within the meaning of Code Sections 856 through 860.
“REIT Requirements” has the meaning set forth in Section 5.1.B hereof.
“REIT Share” means a share of the Common Stock of HCP, par value $1.00 per share.

“REIT Shares Amount” means a number of REIT Shares equal to the sum of (a) the product of (i) the number of Tendered Units and (ii) the Adjustment Factor plus (b) the quotient of (i) the product of (x) the number of Tendered Units and (y) Preferred Return Shortfall Per Unit divided by (ii) the Value of a REIT Share as of the applicable Valuation Date.
“Related Party” means, with respect to any Person, any other Person whose actual ownership, Beneficial Ownership or Constructive Ownership of shares of the Managing Member’s capital stock would be attributed to the first (1st) such Person under either (i) Code Section 544 (as modified by Code Section 856(h)(1)(b)) or (ii) Code Section 318 (as modified by Code Section 856(d)(5)).
“Replacement Indebtedness” has the meaning set forth in Section 7.3.E(3) hereof.
“Rights” means rights, options, warrants or convertible or exchangeable securities entitling HCP’s shareholders to subscribe for or purchase REIT Shares, or any other securities or property.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Sharing Amount” means, with respect to any taxable disposition of any Contributed Properties or any Successor Properties, the excess, if any, of the Aggregate Sharing Amount over the Sharing Amounts, if any, previously used for purposes of calculating Reduction Units pursuant to Section 5.6.C.
“Sharing Percentage” means, with respect to a Non-Managing Member (including the Managing Member with respect to any issued and outstanding Non-Managing Member Units held by the Managing Member) or Assignee, its share of the NMM Sharing Percentage based on its share of such issued and outstanding Non-Managing Member Units and, with respect to the Managing Member (in its capacity as the Managing Member), one hundred percent (100%) minus the NMM Sharing Percentage.
“Special Distribution” has the meaning set forth in Section 5.10 hereof.
“Specified Redemption Date” means (A) in the case of a Redemption pursuant to Section 8.6.A hereof and subject to the terms thereof, the twentieth (20th) calendar day (or, if such day is not a Business Day, the next following Business Day) after the receipt by the Managing Member of a Notice of Redemption, or such earlier date as the Managing Member may agree, in its sole and absolute discretion; provided, however, that notwithstanding any provisions set forth herein to the contrary, in no event shall the Specified Redemption Date with respect to any LLC Unit occur prior to the first (1st) anniversary of the Effective Date; provided, further, that the Specified Redemption Date, as well as the closing of a Redemption on any Specified Redemption Date, may be deferred, in the Managing Member’s sole and absolute discretion, for such time (but in any event not more than ninety (90) days in the aggregate) as may reasonably be required to effect, as applicable, (i) necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature; and (B) in the case of the delivery of a Call Notice pursuant to Section 13.2, the tenth (10th) calendar day (or, if such day is not a Business Day, the next following Business Day) after the mailing to the applicable Non-Managing Members of a Call Notice.
“Subsequent Threshold Date” means the date upon which the Subsequent Threshold Test has been satisfied.
“Subsequent Threshold Test” means a test which will be satisfied on the date on which eighty percent (80%) of the LLC Units issued by the Company to the Initial Non-Managing Members have been disposed of pursuant to a Taxable Disposition or series of Taxable Dispositions.
“Subsidiary” means, with respect to any Person other than the Company, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Company, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or disregarded entity and not as an association or publicly traded partnership taxable as a corporation) of which the Company is a partner or member unless the Managing Member has received an unqualified opinion from independent counsel of recognized standing, or a ruling from the IRS, that the ownership of shares of stock of a corporation or other entity will not jeopardize HCP’s status as a REIT, in which event the term “Subsidiary” shall include the corporation or other entity which is the subject of such opinion or ruling. As of the Effective Date, each of the Contributed Entities shall become a Subsidiary of the Company.
“Substituted Member” means an Assignee who is admitted as a Member to the Company pursuant to Section 11.4 hereof. The term “Substituted Member” shall not include any Additional Member.
“Successor Properties” means real properties acquired by the Company or any Welfare Structure in connection with a Tax-Free Disposition of any Contributed Properties or any Successor Properties (each, a “Successor Property”) (or, where applicable, the ownership interests in a Subsidiary(ies) holding title to such real properties).
“Taxable Disposition” means a transaction in which an LLC Unit has either (a) been disposed of to the extent such disposition is a taxable transaction (including, without limitation, a Redemption or exchange pursuant to Section 8.6.A hereof) or (b) otherwise received a “step-up” in tax basis to its fair market value at the time of such “step-up” (e.g., as a result of the death of a holder of LLC Units who is an individual).

“Tax-Free Disposition” means the disposition of property in a transaction that is not subject to tax under the Code, including, without limitation, by virtue of the provisions of Code Section 1031.
“Tax Items” has the meaning set forth in Section 6.1 hereof.
“Tax Protection Period” means the period of time beginning on the Effective Date and ending on the first to occur of (i) the twentieth (20th) anniversary of the Effective Date or (ii) the Subsequent Threshold Date.
“Tendered Unit” has the meaning set forth in Section 8.6.A hereof.
“Tendering Party” has the meaning set forth in Section 8.6.B hereof.
“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Company (whether held directly or indirectly through a Welfare Structure) or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company (whether held directly or indirectly through a Welfare Structure).
“Termination Transaction” has the meaning set forth in Section 11.2.B hereof.
“Transfer,” when used with respect to an LLC Unit or all or any portion of a Membership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law. The terms “Transferred” and “Transferring” have correlative meanings.
“Triggering Event” has the meaning set forth in Section 7.3.G hereof.
“Unit Amount” means, with respect to a taxable disposition of any Contributed Property or any Successor Property, a number of LLC Units equal to the product of (i) the number of LLC Units outstanding at the time of such disposition, and (ii) the Unit Portion.
“Unit Appreciation” means, with respect to any taxable disposition of any Contributed Property or any Successor Property, the product of the (i) Unit Amount and (ii) excess of the Value at the time of such disposition over the Effective Price.
“Unit Portion” means, with respect to a taxable disposition of any Contributed Property or any Successor Property, a number determined by dividing (i) the net cash flow (ignoring payments made by the Company under any Debt related to such Property) produced by such Property (or applicable portion thereof) for the twelve (12) month period immediately prior to such disposition, by (ii) the net cash flow (ignoring payments made by the Company under any Debt related to all Contributed Properties and all Successor Properties) produced by all Contributed Properties and all Successor Properties held by the Company for the twelve (12) month period immediately prior to such disposition.

“Valuation Date” means (a) in the case of a tender of LLC Units for Redemption, the date of receipt by the Managing Member of the Notice of Redemption with respect to those LLC Units, or if such date is not a Business Day, the immediately preceding Business Day, (b) for purposes of Section 5.6.C hereof, the Reduction Date or, if the Reduction Date is not a Business Day, the immediately preceding Business Day, (c) for purposes of Section 13.2, the date the Call Notice is delivered or, if such day is not a Business Day, the immediately preceding Business Day, and (d) in any other case, the date specified in this Agreement or, if such date is not a Business Day, the immediately preceding Business Day.
“Value” means, on any Valuation Date, the average of the Closing Prices for the twenty (20) consecutive trading days ending on the second trading day immediately prior to the Valuation Date.
“Welfare Structure” has the meaning set forth in Section 7.1.A(25) hereof.
ARTICLE II
ORGANIZATIONAL MATTERS
2.1    Formation
The Company is a limited liability company formed pursuant to the provisions of the Act for the purposes stated in Section 3.1 and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.
2.2    Name
The name of the Company is SH DR California IV, LLC. The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, in its reasonable discretion, including the name of the Managing Member or any Affiliate thereof. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time in accordance with applicable law and shall notify the Members of such change in the next regular communication to the Members.
2.3    Registered Office and Agent; Principal Place of Business; Other Places of Business
The address of the registered office of the Company in the State of Delaware is located at c/o The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office is The Corporation Trust Company. The principal office of the Company is located at 1920 Main Street, Suite 1200, Irvine, California 92614, or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.
2.4    Power of Attorney

A.    Each Member (other than the Managing Member) and each Assignee hereby irrevocably constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys in fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
(1)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the Managing Member or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Managing Member or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing Member or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles XI, XII or XIII hereof or the Capital Contribution of any Member; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Membership Interests; and
(2)    execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the Managing Member or any Liquidator, to effectuate the terms or intent of this Agreement.
Nothing contained in this Section 2.4 shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.
B.    The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Managing Member to act as contemplated by this Agreement, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the Transfer of all or any portion of such Member’s or Assignee’s LLC Units or Membership Interest and shall extend to such Member’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Member or Assignee hereby agrees to be bound by any representation made by the Managing Member or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Member or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member or any Liquidator, taken in good faith under such power of attorney. Each Member or Assignee shall execute and deliver to the Managing Member or any Liquidator, within fifteen (15) days after receipt of the Managing Member’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator, as the case may be, reasonably deems necessary to effectuate this Agreement and the purposes of the Company.
2.5    Term
The term of the Company commenced on May 8, 2019, the date that the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until terminated pursuant the provisions of Article XIII hereof or as otherwise provided by law.
ARTICLE III
PURPOSE
3.1    Purpose and Business
The sole purposes of the Company are (i) to acquire, own, manage, operate, repair, renovate, maintain, improve, expand, redevelop, encumber, sell, lease, hold for appreciation, or otherwise dispose of, in accordance with the terms of this Agreement, the Properties and any other Properties acquired by the Company or by Subsidiaries of the Company engaged in the foregoing, and to invest and ultimately distribute funds, including, without limitation, funds obtained from owning or otherwise operating the Properties and any other Properties acquired by the Company or by Subsidiaries of the Company engaged in the foregoing and the proceeds from the sale or other disposition of the Properties and any other Properties acquired by the Company, all in the manner permitted by this Agreement, and (ii) subject to and in accordance with the terms of this Agreement, to do anything necessary or incidental to the foregoing.
3.2    Powers
The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that notwithstanding any other provision in this Agreement, but subject to Sections 7.3.E, 7.3.F, and 7.3.G, the Managing Member may cause the Company to take any action to avoid a result that, or refrain from taking any action that, in the reasonable judgment of the Managing Member or HCP, (i) could adversely affect the ability of HCP to continue to qualify as a REIT, (ii) could subject the Managing Member or HCP to any additional taxes under Code Section 857 or Code Section 4981, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Managing Member or HCP, its securities or the Company, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically Consented to by the Managing Member in writing.
3.3    Specified Purposes
The Company shall be a limited liability company only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Members with respect to any activities whatsoever other than the activities within the purposes of the Company as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.
3.4    Representations and Warranties by the Members; Disclaimer of Certain Representations
A.    Each Member that is an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) such Member has the legal capacity to enter into this Agreement and perform such Member’s obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other law to which such Member is subject, (iii) such Member is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.
B.    Each Member that is not an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its managing member(s) (or, if there is no managing member, a majority in interest of all members), committee(s), trustee(s), general partner(s), beneficiaries, directors and shareholder(s), as the case may be, as required, (ii) the consummation of such transactions will not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws, as the case may be, any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Member is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.
C.    Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents, warrants and agrees that it has acquired and continues to hold its interest in the Company for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act and is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and illiquid investment.
D.    The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.
E.    Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) hereby represents that it has consulted and been advised by its legal counsel and tax advisor in connection with, and acknowledges that no representations as to potential profit, tax consequences of any sort (including, without limitation, the tax consequences resulting from forming or operating the Company, conducting the business of the Company, executing this Agreement, consummating the transaction provided for in or contemplated by the Contribution Agreement, making a Capital Contribution, being admitted to the Company, receiving or not receiving distributions from the Company, exchanging LLC Units or being allocated Tax Items), cash flows, funds from operations or yield, if any, in respect of the Company or the Managing Member have been made by the Company, any Member or any employee or representative or Affiliate of the Company or any Member, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.
ARTICLE IV
CAPITAL CONTRIBUTIONS
4.1    Capital Contributions of the Initial Members

A.    At the time of their respective execution of this Agreement, the Members shall make initial Capital Contributions as set forth in Exhibit A to this Agreement and pursuant to the Contribution Agreement. The Members shall own Managing Member Units and Non-Managing Member Units, as applicable, in the amounts set forth on Exhibit A. Except as required by law or as otherwise provided in Sections 4.1, 4.2, 4.3(B) and 4.4, no Member shall be required or permitted to make any additional Capital Contributions or loans to the Company.
B.    In addition to the Initial NNM Units issued to the Initial Non-Managing Members on the Effective Date as set forth in Exhibit A to this Agreement, each Initial Non-Managing Member may be entitled to a subsequent issuance of Non-Managing Member Units (the “Additional NMM Units”) in connection with the Final Proration (as defined in the Contribution Agreement) as contemplated by Section 2.7 of the Contribution Agreement. In the event that the Final Proration Amount (as defined in the Contribution Agreement) is owed by the Company to any Initial Non-Managing Member pursuant to the Contribution Agreement and any Initial Non-Managing Member receives Additional NMM Units in connection therewith, the Managing Member shall amend Exhibit A to this Agreement to reflect the issuance of such additional NMM Units.
4.2    Additional Members
The Managing Member is authorized to admit one or more Additional Members to the Company from time to time, subject to and in accordance with the provisions of Section 12.3 hereof, on terms and conditions and for such Capital Contributions as may be established by the Managing Member in its reasonable discretion, subject to the provisions of Section 12.3. The provisions of Sections 7.3 and 12.3 shall govern the acquisition by the Company in the future of Properties in addition to the Contributed Properties and any Successor Properties thereof, by means of Capital Contributions by other Persons, which Capital Contributions shall be set forth in Exhibit A or the books and records of the Company. As a condition to being admitted to the Company, each Additional Member shall execute a Joinder Agreement.
4.3    Loans and Incurrence and Payment of Debt; Reimbursement Agreement (Recourse Debt Obligations)
A.    The Company may incur or assume Debt (including the Existing Indebtedness), or enter into other similar credit, guarantee, financing (including, without limitation, the encumbrance of the Properties for the debt of Affiliates of Managing Member pursuant to so-called cross-collateralized loans, or otherwise) or refinancing arrangements, repay or prepay Debt, for any purpose (including, without limitation, in connection with any further acquisition of Properties from any Person), upon such terms as the Managing Member determines appropriate.
B.    In connection with the consummation of the transactions contemplated by the Contribution Agreement and in addition to the initial Capital Contribution made by the Managing Member as set forth in Exhibit A, HCP has made (i) two (2) loans to the Company (the “Dowling Court I HCP Loan” and “Dowling Court II HCP Loan,” respectively) in the original principal amounts of Thirty-Nine Million Eight Hundred Forty-

Four Thousand Two Hundred Thirteen and No/100ths Dollars ($39,844,213.00) and Forty-Four Million Eight Hundred Thirteen Thousand Two Hundred Twenty-Four and No/100ths Dollars ($44,813,224.00), respectively (collectively, the “Initial HCP Loan Amount”), each of which loans is evidenced by a promissory note in the applicable original principal amount made by the Company in favor of HCP (as may be amended, renewed, supplemented, modified or otherwise supplemented from time to time, each, an “HCP Note,” and, collectively, the “HCP Notes”) and secured by a pledge of the membership interests in certain of the applicable Subsidiaries of the Company that, directly or indirectly, own certain of the applicable Contributed Properties pursuant to a pledge and security agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, each, a “Pledge and Security Agreements,” and, collectively, the “Pledge and Security Agreements”) and (ii) a loan to the Company (the “HCP Loan Reserves Loan”) in the original principal amount of Three Million Two Hundred Thousand and No/100ths Dollars ($3,200,000.00), which such loan is evidenced by a promissory note in the same amount (the “HCP Loan Reserves Note”), made by the Company in favor of HCP. Notwithstanding anything to the contrary herein, the Members hereby approve the Dowling Court I HCP Loan, Dowling Court II HCP Loan, the HCP Loan Reserves Loan and the terms of the HCP Notes and HCP Loan Reserves Note as evidence thereof in substantially the forms attached hereto as Exhibits F-1, F-2 and F-3, respectively, and the security interests granted pursuant to each of the Pledge and Security Agreements in substantially the forms attached hereto as Exhibits G-1 and G-2.
C.    Without limiting the foregoing, subject to the provisions of Section 7.3.E, the Managing Member is authorized, in its sole and absolute discretion, to cause the Company to repay or prepay any Debt.
D.    Concurrently with the execution and delivery of this Agreement certain of the Contributor Principals are executing and delivering that certain Reimbursement Agreement (Recourse Debt Obligations) in favor of HCP in connection with the contribution of certain Equity Interests of the Acquired Entities by Dowling Court II to the Operating Company in substantially the forms attached hereto as Exhibit H, with respect to certain obligations owing under, or related to, certain of the Existing Indebtedness from and after the Closing, as more particularly described therein.
4.4    Additional Funding and Capital Contributions
A.    General. The Managing Member may, at any time and from time to time, determine that the Company requires additional funds (“Additional Funds”) for the operation of the Company. Additional Funds may be raised by the Company in accordance with the terms of Sections 4.2 or 4.3 hereof or pursuant to the terms of this Section 4.4; provided, however, that in no event shall any Non-Managing Member be required to make additional Capital Contributions. No Person, including, without limitation, any Member or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Membership Interest.
B.    Additional Contributions. The Managing Member on behalf of the Company may raise all or any portion of the Additional Funds by making additional

Capital Contributions, subject to the provisions of Section 7.3. Subject to the definition of “Gross Asset Value,” the Managing Member shall determine in good faith the amount, terms and conditions of such additional Capital Contributions. The Managing Member shall receive that number of additional Managing Member Units in consideration for additional Capital Contributions made by the Managing Member equal to the initial Gross Asset Value of the additional Capital Contribution (net of the amount of liabilities of the Managing Member assumed by the Company or that are secured by the property contributed to the Company) (or, in the event of a contribution of cash, the amount of cash so contributed), divided by the product of (1) the Value as of the date of such Capital Contribution and (2) the Adjustment Factor. In addition to the foregoing, the Managing Member shall also be permitted to make additional Capital Contributions of cash or other property to the Company in accordance with the terms and restrictions set forth herein for any lawful purpose.
C.    Timing of Additional Capital Contributions. If additional Capital Contributions are made by a Member on any day other than the first (1st) day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Members for such Fiscal Year, if necessary, shall be allocated among such Members by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” or “daily proration” method or another permissible method selected by the Managing Member.
4.5    No Interest; No Return
Except as provided herein, no Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.
ARTICLE V
DISTRIBUTIONS
5.1    Requirement and Characterization of Distributions
A.    Subject to the provisions of Sections 5.7 and 5.8 hereof, the Managing Member shall cause the Company to distribute quarterly on the LLC Distribution Date all Available Cash generated by the Company during the calendar quarter most recently ended prior to the LLC Distribution Date (the “Payment Quarter”) as follows:
(1)    First, to the holders of the Non-Managing Member Units, in accordance with their relative Preferred Return Shortfalls at the end of the Payment Quarter, until the Preferred Return Shortfall for each holder of Non-Managing Member Units at the end of the Payment Quarter is zero (0), provided, however, that in the event a Reduction Date occurs during any Payment Quarter, a distribution shall be made under this Section 5.1.A(1) on the LLC Distribution Date associated with such Payment Quarter to the holder or holders of the Reduction Units in an amount determined by multiplying the amount that would have been distributed on the LLC Distribution Date under this Section 5.1.A(1) in respect of the Reduction Units had they been outstanding on the last day of such Payment Quarter by a fraction, the numerator of which shall be the number of days beginning on the first (1st) day of the Payment Quarter relating to the LLC Distribution Date and ending on the Reduction Date and the denominator of which shall be the number of days in the Payment Quarter in which the Reduction Date occurs.
(2)    Second, to the Managing Member until the Managing Member has received an amount equal to the excess (the “Managing Member Shortfall”), if any, of (A) the amount of cash that must be distributed to the Managing Member such that aggregate distributions of cash pursuant to Sections 5.1.A(1), 5.1.A(2), 5.6.A(1) and 5.6.B(1) shall have been made to all Members pro rata to the Members’ Percentage Interests, over (B) the sum of all prior distributions to the Managing Member pursuant to this Section 5.1.A(2) and Sections 5.6.A(1) and 5.6.B(1).
(3)    Thereafter, the Managing Member may, in its sole discretion, cause the Company to distribute all Available Cash remaining after the distributions provided for in Section 5.1.A(1) and Sections 5.1.A(2) above to the Members in proportion to their Sharing Percentages.
B.    The Managing Member may take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with HCP’s qualification as a REIT, to cause the Company to distribute sufficient amounts to enable HCP to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (“REIT Requirements”), and (b) except to the extent the Managing Member elects, in its sole discretion, not to make such distributions, avoid any federal income or excise tax liability of the Managing Member.
5.2    Distributions in Kind
No right is given to any Member to demand and receive property other than cash; provided, however, that the Initial Non-Managing Members shall be entitled to receive Additional NMM Units in the event that the final proration set forth in Section 2.7 of the Contribution Agreement provides for the same. The Managing Member may determine, with the Consent of the Non-Managing Members, to make a distribution in kind to the Members of Company assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles V and VI hereof. The fair market value of any Property distributed in kind shall be determined (i) prior to the Subsequent Threshold Date, by the Managing Member with the Consent of the Non-Managing Members, and (ii) thereafter, by the Managing Member in its good faith determination.
5.3    Amounts Withheld
Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Managing Member determines that such payment may be satisfied out of the Available Cash of the Company that would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Membership Interest to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 5.3. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 5.3 when due, the Managing Member may, in its sole and absolute discretion, elect to make the payment to the Company, either directly or through an Affiliate, on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including, without limitation, the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.
5.4    Distributions Upon Liquidation
Notwithstanding the other provisions of this Article V, net proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Company shall be distributed to the Members in accordance with Section 13.3 hereof.
5.5    Restricted Distributions
Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Member on account of its Membership Interest or interest in LLC Units if such distribution would violate Section 18-607 of the Act or other applicable law.
5.6    Distributions of Proceeds from Sale of Properties and Refinancing Debt
A.    Subject to the provisions of Sections 5.7 and 5.8 below, in the event of a taxable disposition of some, but not all, of the Properties, the Managing Member shall cause the Company to (i) reinvest (including by making loans pursuant to the terms of this Agreement) the Disposition Proceeds to the extent the Managing Member elects to do so and in the amount determined by the Managing Member to be appropriate (and to hold the Disposition Proceeds in an interest bearing account pending such reinvestment), in its sole discretion, and (ii) if the Managing Member elects, in its sole discretion, distribute all or any portion of the Disposition Proceeds, to the extent thereof, as follows:
(1)    First, to the holders of LLC Units in accordance with their Preferred Return Shortfalls until the Preferred Return Shortfall for each holder of Non-Managing Member Units is zero (0), and then to the Managing Member to the extent of its Managing Member Shortfall;
(2)    Second, to the holders of LLC Units pro rata to their holdings of LLC Units but only to the extent that such distribution would not cause the number of LLC Units held by the Non-Managing Members to be reduced below zero (0) pursuant to the provisions of Section 5.6.C hereof; and
(3)    Third, the remaining balance of the Disposition Proceeds, if any, to the Managing Member.
B.    Subject to the provisions of Sections 5.7 and 5.10, upon the incurrence of Refinancing Debt, the Managing Member shall cause the Company to (i) reinvest (including by making loans pursuant to the terms of this Agreement) the Refinancing Debt Proceeds to the extent the Managing Member elects to do so and in the amount determined by the Managing Member to be appropriate (and to hold the Refinancing Debt Proceeds in an interest bearing account pending such reinvestment), in its sole discretion, and (ii) if the Managing Member elects, in its sole discretion, distribute all or any portion of the Refinancing Debt Proceeds, to the extent thereof, as follows:
(1)    First, to the holders of the Non-Managing Member Units in accordance with their Preferred Return Shortfalls until the Preferred Return Shortfall for each holder of Non-Managing Member Units is zero (0), and then to the Managing Member to the extent of its Managing Member Shortfall; and
(2)    Second, the remaining balance of the Refinancing Debt Proceeds, if any, to the Members in proportion to their Sharing Percentages.
C.    The number of LLC Units outstanding on the date of a distribution pursuant to Section 5.6.A(2) hereof will be reduced (each such reduction, a “Reduction”) by a number of LLC Units (rounded down to the nearest whole unit) (the “Reduction Units”) on the date of the distribution (the “Reduction Date”) by the aggregate number of LLC Units as follows:
(1)    The Non-Managing Member Units shall be reduced by a number of LLC Units (rounded down to the nearest whole unit) (the “Non-Managing Member Reduction Units”) determined by dividing (i) the excess of (a) the aggregate amount of distributions made on the Reduction Date to Non-Managing Members and Assignees pursuant to Sections 5.6.A(2) and 5.6.B(2), over (b) the NMM Sharing Amount by (ii) the product obtained by multiplying (a) Value on the Reduction Date by (b) the Adjustment Factor. The Non-Managing Member Reduction Units shall be allocated (as closely as practicable in whole units) among the holders of Non-

Managing Member Units in accordance with their respective holdings of Non-Managing Member Units.
(2)    The Managing Member Units shall be reduced by a number of LLC Units (rounded down to the nearest whole unit) equal to the product of (i) the Reduction Units with respect to the Non-Managing Members divided by the aggregate Percentage Interest of the Non-Managing Members immediately prior to the Reduction Date, times (ii) the Percentage Interest of the Managing Member immediately prior to such Reduction Date, provided that the Managing Member Units shall not be reduced to less than 1 LLC Unit.
To reflect the foregoing reduction, each Member shall return to the Managing Member the certificate evidencing the Reduction Units allocated to him or it or the Managing Member Units so reduced which will be canceled and a new certificate evidencing the reduced number of Managing Member Units or Non-Managing Member Units shall be immediately issued to such Member by the Managing Member on behalf of the Company. In the event the number of outstanding Non-Managing Member Units held by a Non-Managing Member or Assignee is reduced (pursuant to this Section 5.6.C or otherwise) to zero (0), such Non-Managing Member or Assignee shall cease to have an interest in the Company (other than the right to receive final distributions and allocations resulting from the liquidation of their interest). Exhibit D sets forth an example of a Reduction in Non-Managing Member Units and Managing Member Units pursuant to this Section 5.6.C.
D.    The Managing Member shall have no obligation to incur Refinancing Debt for the purpose of making distributions pursuant to this Section 5.6 or for any other purpose, except as provided in Sections 7.3.E(3) and 7.3.E(4).
5.7    Distributions Following Redemption
Notwithstanding anything to the contrary contained herein, a Non-Managing Member shall not be entitled to any distribution pursuant to this Article V with respect to any Tendered Units if the next LLC Record Date is on or after the Specified Redemption Date for such Tendered Unit(s).
5.8    Offsets
Without in any way limiting any other right or remedy at law or otherwise, the Managing Member shall be entitled to offset against any distribution payable to a Non-Managing Member pursuant to this Article V and Article XIII hereof any amounts owing or otherwise alleged to be owing to the Company or the Managing Member by (i) such Non-Managing Member, including, without limitation, pursuant to Section 7.4.E hereof or any applicable Registration Rights Agreement or (ii) by a Contributor on account of such Contributor’s Contribution Liability. Any amounts so offset pursuant to the foregoing shall be deemed for all purposes to have been distributed or paid to such Non-Managing Member as required by this Agreement.

5.9    Special Managing Member Distribution Calculation
Notwithstanding anything to the contrary in this Agreement, for purposes of determining the Managing Member Shortfall distributions payable to the Managing Member pursuant to Sections 5.1.A(2), 5.6.A(1) and 5.6.B(1) as of any LLC Distribution Date pursuant to Section 5.1 or as of the date of distribution of any Disposition Proceeds or Refinancing Debt Proceeds pursuant to Section 5.6, the Managing Member shall be treated as holding that number of Managing Member Units equal to the product of (x) the total number of Managing Member Units held by the Managing Member as of such date, times (y) 1.20.
5.10    Special Distribution to Dowling Court I and Dowling Court II
Notwithstanding anything to the contrary in this Agreement, immediately following incurrence of the Dowling Court I HCP Loan and Dowling Court II HCP Loan, the Company shall distribute the proceeds of the Dowling Court I HCP Loan and Dowling Court II HCP Loan, respectively, to Dowling Court I and Dowling Court II, respectively, as the holders of the Initial NMM Units issued as of the Effective Date as a one-time special distribution (each, a “Special Distribution”). The amount of each Special Distribution to Dowling Court I and Dowling Court II shall be made in the amount set forth or determined pursuant to the terms of the Contribution Agreement with respect to Dowling Court I and Dowling Court II, respectively. It is intended that each Special Distribution to Dowling Court I and Dowling Court II shall satisfy the tracing requirements of Regulations Section 1.163-8T and be treated as a debt-financed distribution pursuant to Regulations Section 1.707-5(b).
ARTICLE VI
ALLOCATIONS
6.1    Timing and Amount of Allocations of Net Income and Net Loss
Net Income and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year of the Company as of the end of each such year. Except as otherwise provided in this Article VI, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction (collectively, “Tax Items”) that is taken into account in computing Net Income or Net Loss.
6.2    General Allocations
A.    Operating Net Income and Net Loss. Except as otherwise provided in Sections 6.2.B, 6.2.C or 6.3 hereof:
(1)    Net Loss with respect to any Fiscal Year of the Company, other than Net Loss attributable to a disposition of any or all of the Properties, and other than Net Loss attributable to a Liquidating Event, shall be allocated to the Members and Assignees in proportion to their Sharing Percentages.
(2)    Net Income with respect to any Fiscal Year of the Company, other than Net Income attributable to a disposition of any or all of the

Properties, and other than Net Income attributable to a Liquidating Event, shall be allocated as follows:
(a)    First, to each Member or Assignee in proportion to, and to the extent of, the amount that cumulative Net Loss previously allocated to such Member or Assignee pursuant to Section 6.2.A(1) exceeds the cumulative amount of Net Income previously allocated to such Member or Assignee pursuant to this Section 6.2.A(2)(a); and
(b)    Second, to each Member or Assignee in an amount that will cause such allocation, together with the amount of all previous allocations of Net Income under this Section 6.2.A(2)(b) and Section 6.2.B(2)(b) to be in proportion to and to the extent of the cumulative distributions received by such Member or Assignee pursuant to Sections 5.1.A, 5.6.A(1), 5.6.A(2) (but only to the extent of the Profit Participation Amount) and 5.6.B(1) for the current and all prior Fiscal Years; and
(c)    Thereafter, to each Member or Assignee pro rata to such Member’s or Assignee’s Sharing Percentage.
B.    Net Income and Net Loss from the Disposition of Properties. Except as otherwise provided in Sections 6.2.C or 6.3:
(1)    Net Loss attributable to a disposition of any or all of the Properties shall be allocated to the Members and Assignees in proportion to their Sharing Percentages.
(2)    Net Income attributable to a disposition of any or all of the Properties shall be allocated as follows:
(a)    First, to each Member or Assignee in proportion to, and to the extent of, the amount that cumulative Net Loss previously allocated to such Member or Assignee pursuant to Section 6.2.B(1) exceeds the cumulative amount of Net Income previously allocated to such Member or Assignee pursuant to this Section 6.2.B(2)(a);
(b)    Second, to each Member or Assignee in an amount that will cause such allocation, together with the amount of all previous allocations of Net Income under this Section 6.2.B(2)(b) and Section 6.2.A(2)(b) to be in proportion to and to the extent of the cumulative distributions received by such Member or Assignee pursuant to Sections 5.1.A, 5.6.A(1), 5.6.A(2) (but only to the extent of the Profit Participation Amount) and 5.6.B(1) for the current and all prior Fiscal Years; and
(c)    Thereafter, to each Member or Assignee pro rata to such Member’s or Assignee’s Sharing Percentage.

C.    Net Income and Net Loss Upon Liquidation. If a Liquidating Event occurs in a Fiscal Year, or if the number of LLC Units held by the Non-Managing Members have been reduced (pursuant to Section 5.6.C or otherwise) to zero (0), Net Income or Net Loss (or, if necessary, separate items of income, gain, loss and deduction) for such Fiscal Year and any Fiscal Years thereafter shall, subject to Section 6.3, be allocated among the Members, as follows:
(1)    First, to holders of Non-Managing Member Units, pro rata to their Percentage Interests, in such amounts as will cause, to the greatest extent possible, each such holder’s Capital Account per Non-Managing Member Unit (if any) to be equal to the sum of (a) such holder’s Preferred Return Shortfall Per Unit, (b) the product of (i) the Value of a REIT Share (with the date of the liquidating distribution being the Valuation Date), and (ii) the Adjustment Factor (with the product set forth in (b) being equal to zero (0) if the number of outstanding Non-Managing Member Units has been reduced (pursuant to Section 5.6.C, or otherwise) to zero (0)), and (c) an amount equal to (x) the NMM Sharing Amount, calculated as if all of the Properties then owned by the Company were sold in a taxable transaction at their fair market values, divided by (y) the total number of Non-Managing Member Units then outstanding; and
(2)    Thereafter, to the Managing Member.
D.    Notwithstanding anything to the contrary contained in this Section 6.2 regarding the allocation of Net Income and Net Loss, (i) any Bonus Depreciation Deductions shall be specially allocated to the Member(s) that contributed the Huntington Beach Property and the Valencia Property, as applicable, and (ii) any income or gain recognized by the Company upon a disposition of the qualified property (as defined in Section 168(k)(2) of the Code) giving rise to such deductions at the Huntington Beach Property or the Valencia Property, as applicable, including as a result of the disposition of such Contributed Properties, shall, to the extent of any special allocation of Bonus Depreciation Deductions, be specially allocated to the Member(s) that received such special allocation.
6.3    Additional Allocation Provisions
A.    Regulatory Allocations.
(1)    Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article VI, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(1) is intended to qualify as a

“minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(2)    Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(2) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(3)    Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i)(1).
(4)    Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be shall be allocated among the Members in proportion to their respective Percentage Interests.
(5)    Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3.A(5) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article VI have been tentatively made as if this Section 6.3.A(5) were not in the Agreement. It is intended that this Section 6.3.A(5) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(6)    Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Net Loss shall be reallocated among the other Members in accordance with the positive balances in such Members’ Capital

Accounts so as to allocate the maximum permissible Net Losses to each Member under Regulations Section 1.704-1(b)(2)(ii)(d).
(7)    Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their LLC Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(8)    Curative Allocations. The allocations set forth in Sections 6.3.A(1) through (7) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.
B.    Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Member’s proportional share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), (i) excess nonrecourse liabilities shall first be allocated to the Initial Non-Managing Members up to the amount of Built-In Gain that is allocable to such Member with respect to the Contributed Properties or Successor Properties to the extent that such Built-In Gain exceeds the gain described in Regulations Section 1.752-3(a)(2) with respect to the Contributed Properties or Successor Properties, and (ii) any excess nonrecourse liabilities remaining after application of the preceding clause (i) shall be allocated to the Members according to each such Member’s Percentage Interest.
6.4    Tax Allocations
A.    In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each of the Company’s Tax Items shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.
B.    Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Members for income tax purposes pursuant to the “traditional method” as described in Regulations Section 1.704-3(b). In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article I hereof), subsequent allocations of Tax Items with respect to such asset (other than Tax Items governed by the previous sentence) shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and this Section 6.4.B, pursuant to any method permitted under Regulations Section 1.704-3 as selected by the Managing Member.
6.5    Other Provisions
A.    Other Allocations. In the event that (i) any modifications are made to the Code or any Regulations, (ii) any changes occur in any case law applying or interpreting the Code or any Regulations, (iii) the IRS changes or clarifies the manner in which it applies or interprets the Code or any Regulations or any case law applying or interpreting the Code or any Regulations or (iv) the IRS adjusts the reporting of any of the transactions contemplated by this Agreement which, in each case as reasonably and in good faith determined by the Managing Member, either (a) requires allocations of items of income, gain, loss, deduction or credit or (b) requires reporting of any of the transactions contemplated by this Agreement in a manner different from that set forth in this Article VI, the Managing Member is hereby authorized to make new allocations or report any such transactions (as the case may be) in reliance of the foregoing, and such new allocations and reporting shall be deemed to be made pursuant to the fiduciary duty of the Managing Member to the Company and the other Members, and no such new allocation or reporting shall give rise to any claim or cause of action by any Member.
B.    Consistent Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Net Income, Net Loss and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.
6.6    Amendments to Allocation to Reflect Issuance of Additional Membership Interests
In the event that the Company issues additional Membership Interests to the Managing Member or any Additional Member pursuant to Article IV hereof, the Managing Member shall make such revisions to this Article VI as it determines are necessary to reflect the terms of the issuance of such additional Membership Interests, including making preferential allocations to certain classes of Membership Interests, subject to Section 7.3.D.
ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS
7.1    Management

A.    Except as otherwise expressly provided in this Agreement, the Managing Member, in its capacity as a Managing Member of the Company under the Act, shall have sole and complete charge and management over the business and affairs of the Company, in all respects and in all matters. The Managing Member shall at all times act in good faith in exercising its powers hereunder. The Managing Member shall be an agent of the Company’s business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Managing Member shall at all times be a Member of the Company. Except as otherwise expressly provided in this Agreement or required by any non-waivable provisions of applicable law, the Non-Managing Members shall not participate in the control of the Company, shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company and shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business. The Managing Member may not be removed by the Members with or without cause, except with the Consent of the Managing Member. In addition to the powers now or hereafter granted a manager of a limited liability company under applicable law or that are granted to the Managing Member under this Agreement, the Managing Member, subject to the other provisions hereof including the limitations on the authority of the Managing Member set forth in Sections 4.3.A and 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:
(1)    except as restricted in this Agreement, the making of any expenditures, the lending or borrowing of money (including loans to the Managing Member), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of the same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Company’s assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Company;
(2)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company or HCP;
(3)    except as restricted in this Agreement, the acquisition, sale, transfer, exchange or other disposition of any assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company);
(4)    except as restricted in this Agreement, the mortgage, pledge, encumbrance or hypothecation of any assets of the Company (including, without limitation, any Property), the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement which the Managing Member believes will directly benefit the Company and on any terms that the Managing Member sees fit, including, without limitation, the financing of the conduct or the operations of the Company, the lending of funds to other Persons (including, without limitation, the Managing Member (if necessary to permit the financing or capitalization of a Subsidiary of the Managing Member or the Company)) and the repayment of obligations of the Company;
(5)    the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Property, or other asset of the Company or any Subsidiary of the Company;
(6)    the negotiation, execution and performance of any contracts, leases (including any Community Lease), conveyances or other instruments that the Managing Member considers useful or necessary to the conduct of the Company’s operations or the implementation of the Managing Member’s powers under this Agreement, including, without limitation, (i) contracting with property managers (including, without limitation, as to any Property, contracting with each Contributor or any other Member or its Affiliates for property management services), contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company’s assets, and (ii) the execution, delivery and performance of the Contribution Agreement and the agreements and instruments referred to therein or contemplated thereby, including the Registration Rights Agreement;
(7)    the distribution of Company cash or other Company assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Company consistent with established investment policies of the Managing Member, and the collection and receipt of revenues, rents and income of the Company;
(8)    the selection and dismissal of employees of the Company or the Managing Member (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Company or the Managing Member and the determination of their compensation and other terms of employment or hiring;
(9)    the maintenance of such insurance including (i) liability insurance for the Indemnitees hereunder and (ii) casualty, liability, earthquake and other insurance on the Properties of the Company for the benefit of the Company and the Members comparable in coverage to that maintained by the Managing Member with respect to the properties it owns and otherwise as it deems necessary or appropriate;
(10)    the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(11)    subject to the provisions of Section 5.2 hereof, the determination of the fair market value of any Company property distributed in kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;
(12)    the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member’s contribution of property or assets to the Company;
(13)    holding, managing, investing and reinvesting cash and other assets of the Company;
(14)    the collection and receipt of revenues and income of the Company;
(15)    the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;
(16)    the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, or jointly with any such Subsidiary or other Person;
(17)    the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have an interest pursuant to contractual or other arrangements with such Person;
(18)    the maintenance of working capital and other reserves in such amounts as the Managing Member deems appropriate and reasonable from time to time;
(19)    the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement;

(20)    the distribution of cash to acquire LLC Units held by a Member in connection with a Member’s exercise of its Redemption Right under Section 8.6 hereof;
(21)    the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Accounts and LLC Units of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of or reduction in the number of LLC Units, the admission of any Additional Member or any Substituted Member or otherwise, as long as the matter or event being reflected in Exhibit A hereto is authorized by this Agreement; provided, that, in lieu of amending or restating Exhibit A hereto, the Managing Member may elect to reflect such matters in the books and records of the Company and not Exhibit A;
(22)     admit into the Company any additional or substituted Managing Member in accordance with Section 12.2 hereof;
(23)    admit into the Company any Additional Member in accordance with Section 12.3 hereof;
(24)    the transfer of any Property to any wholly-owned Subsidiary of Company for financing or other purposes deemed appropriate by the Managing Member; and
(25)    without in any way limiting the generality of Section 7.1.A(24), the transfer of any Property to a limited partnership, limited liability company or other form of business entity (a “Welfare Structure”), other than an association taxable as a corporation for federal income tax purposes, for the purpose of owning title to a Property in order to attempt to establish or maintain the right to receive a welfare property tax exemption. In connection with such Welfare Structure, it is acknowledged that the managing general partner, managing member or other Person controlling of the Welfare Structure shall be a 501(c)(3) corporation or other permitted entity formed under applicable law and will hold no more than one-tenth percent (0.1% ) managing general partner, managing member or other equity interest in and to such Welfare Structure, and the co-managing general partner, co-managing member or co-controlling Person shall be the Company (or a Subsidiary of the Company) and will own at least a nine-tenths percent (0.9%) co-managing general partner, managing member interest or controlling interest and a ninety-nine percent (99%) limited partner, non-managing member or non-controlling interest in and to such Welfare Structure. All organizational documents for such Welfare Structure shall be satisfactory to the Managing Member.
B.    Each of the Non-Managing Members agrees that, except as otherwise provided in this Agreement, the Managing Member is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company without any further act, approval or vote of the Non-Managing Members, notwithstanding any other provision the Act or any applicable law, rule or regulation. The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement or of any duty stated or implied by law or equity.
C.    At all times from and after the date hereof, the Managing Member may cause the Company to establish and maintain working capital reserves in such amounts as the Managing Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time.
D.    Except as otherwise expressly provided in this Agreement, the Managing Member may, but shall be under no obligation to, take into account the tax consequences to any Member (including the Managing Member) of any action taken by it. Except as otherwise expressly provided in this Agreement, the Managing Member and the Company shall not have liability to a Member under any circumstances as a result of an income tax liability incurred by such Member as a result of an action (or inaction) by the Managing Member pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith and does not otherwise violate this Agreement.
7.2    Certificate of Formation
To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be commercially reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, or the District of Columbia or other jurisdiction in which the Company may elect to do business or own property.
7.3    Restrictions on Managing Member’s Authority
A.    The Managing Member may not take any action in contravention of an express prohibition or limitation of this Agreement, including, without limitation:
(1)    take any action that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;
(2)    possess Company property, or assign any rights in specific Company property, for other than a Company purpose except as otherwise provided in this Agreement;

(3)    perform any act that would subject a Member to liability as a Managing Member in any jurisdiction or any other liability except as provided herein or under the Act; or
(4)    enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts, or has the effect of prohibiting or restricting, the ability of (a) the Managing Member or the Company from satisfying its obligations under Article V and Section 8.6 hereof in full or (b) a Member from exercising its rights to a Redemption in full, except, in either case, with the written Consent of such Member affected by the prohibition.
B.    Subject to the provisions of Section 11.2 hereof, the Managing Member shall not, without the prior Consent of the Non-Managing Members undertake or have the authority to do or undertake, on behalf of the Company, any of the following actions or enter into any transaction which would have the effect of such transactions:
(1)    except as provided in Section 7.3.C and except in connection with a dissolution or termination of the Company permitted by Section 7.3.E, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Members pursuant to Article XI or Article XII hereof;
(2)    except as provided in Section 11.2 hereof, approve or acquiesce to the Transfer of the Membership Interest of the Managing Member to any Person other than the Company or HCP;
(3)    except as provided in Section 12.3 hereof, admit into the Company any Additional Member;
(4)    make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a Custodian for all or any part of the assets of the Company;
(5)    institute any proceeding for bankruptcy on behalf of the Company;
(6)    acquire any properties other than the Contributed Properties and any Successor Properties and any assets or other property subsequently acquired that are directly related to the Contributed Properties or any Successor Properties; or
(7)    subject to the provisions of Section 7.3.E hereof, incur, repay or prepay any Debt.
C.    Notwithstanding Section 7.3.B but subject to Section 7.3.D, the Managing Member shall have the exclusive power to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)    to reflect the issuance of additional Membership Interests pursuant to Sections 4.1.B, 4.2 and 4.4 and Article XII, to reflect the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement and to amend Exhibit A in connection therewith and to reflect the redemption or other reduction in the number of LLC Units outstanding pursuant to Section 5.6 hereof and as otherwise permitted by this Agreement;
(2)    to reflect a change that is of an inconsequential nature and does not adversely affect the Non-Managing Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;
(3)    to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;
(4)    to reflect such changes as are reasonably necessary for HCP to maintain its status as a REIT or to satisfy the REIT Requirements;
(5)    to modify, as set forth in and subject to the provisions of the definition of “Capital Account,” the manner in which Capital Accounts are computed; and
(6)    to add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Non-Managing Member.
D.    Notwithstanding Section 7.3.B and 7.3.C hereof, this Agreement shall not be amended with respect to any Member adversely affected, and no action may be taken by the Managing Member, without the Consent of such Member adversely affected if such amendment or action would (i) convert a Non-Managing Member’s interest in the Company into a Managing Member’s interest, (ii) modify the limited liability of a Non-Managing Member, (iii) alter rights of the Member to receive distributions pursuant to Article V or Section 13.3.A(3), or the allocations specified in Article VI (except as permitted pursuant to Sections 4.2, 4.3 and 4.4 and Section 7.3.C(1) hereof), (iv) materially alter or modify the rights to a Redemption as set forth in Section 8.6, or the rights to a Make-Whole Payment as set forth in Sections 7.3.E, 7.3.F, 7.3.G and 7.3.H hereof, and related definitions hereof, (v) amend this Section 7.3.D or (vi) alter or modify Section 11.2.A. Further, no amendment may alter the restrictions on the Managing Member’s authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. Any such amendment or action Consented to by any Member shall be effective as to that Member, notwithstanding the absence of such Consent by any other Member.
E.    The Company shall pay to each Non-Managing Member the Make-Whole Payment, if any, as provided below if the Company takes any of the following actions during the Tax Protection Period without the prior Consent of the Non-Managing Members, which Consent expressly states that the Make-Whole Payment is being waived:
(1)    cause or permit the Company (w) to merge, consolidate or combine with or into any other Person (other than with a Subsidiary of the Company), (x) to engage in any Terminating Capital Transaction (other than to a Subsidiary of the Company), (y) to reclassify or change its outstanding equity interests or (z) engage in any Termination Transaction or otherwise dissolve or terminate its existence;
(2)    sell, dispose, convey or otherwise transfer any Contributed Properties or any Successor Properties, in a transaction that causes holders of Non-Managing Member Units to recognize taxable income under the Code on account of a Built-in Gain, other than (i) a casualty loss; (ii) taking by eminent domain (other than a disposition resulting from the mere threat of eminent domain); or (iii) pursuant to the exercise of a purchase right by any other Person pursuant to which such Person has the right to purchase all or any portion of the Contributed Properties or one more Successor Properties, which purchase right was granted pursuant to any document or instrument executed in accordance with the Contribution Agreement or in effect at the time such Contributed Properties or any Successor Property was contributed to, or acquired by, the Company, as applicable; provided that the Company has first used commercially reasonable efforts to structure such disposition as either a tax-free like-kind exchange under Code Section 1031 or as a tax-free investment under Code Section 1033; or
(3)     fails to keep in place (i) the Existing Indebtedness and (ii) the Dowling Court I HCP Loan or Dowling Court II HCP Loan for which a Principal Guarantee has been executed and delivered by each applicable Contributor Principal as of the Effective Date, in each case, in an amount not less, in the aggregate, than the Minimum Loan Amount, unless the Dowling Court I HCP Loan or Dowling Court II HCP Loan and/or the Existing Indebtedness is replaced or refinanced with other Debt satisfying the requirements set for below (“Replacement Indebtedness”). Any Replacement Indebtedness shall:
(a)    not be less than the Minimum Loan Amount therefor;
(b)    not require principal repayments during such period that would cause the principal balance of such Replacement Indebtedness to be less than the Minimum Loan Amount therefor at any time during the Tax Protection Period; and
(c)    provide each Contributor Principal with the opportunity to execute and deliver to the lender thereunder (including Managing Member, if applicable) a Principal Guarantee for such Replacement Indebtedness in the event the amount of such Replacement Indebtedness allocable to such Contributor Principal under Code Section 752 is less than the amount necessary to prevent the recognition of gain by such Contributor Principal under Code Section 707(a)(2)(B), 731 or 752; provided, further, that the aggregate amount of all Principal Guarantees shall not exceed the Minimum Loan Amount.
Prior to refinancing (x) the Existing Indebtedness, (y) the Dowling Court I HCP Loan or Dowling Court II HCP Loan for which any Contributor Principal has executed and delivered a Principal Guarantee as of the Effective Date or (z) any permitted Replacement Indebtedness, in each case, where the aggregate principal amount would be less than the Minimum Loan Amount, the Managing Member shall provide each Contributor Principal with not less than thirty (30) days’ prior written notice; or
(4)    fails to continue to provide the opportunity to each Contributor Principal (i) who elected as of the Effective Date to execute and deliver a Principal Guarantee with respect to the Dowling Court I HCP Loan and/or Dowling Court II HCP Loan, to execute a Principal Guarantee therefor or for any Replacement Indebtedness therefor, or (ii) with respect to any Replacement Indebtedness for the Existing Indebtedness, to execute a Principal Guarantee therefor, in each case, in an amount, in the aggregate, up to the Minimum Loan Amount. As used herein, “Principal Guarantee” or “Principal Guarantees” means an agreement, or agreements, in substantially the form attached hereto as Exhibits E-1 and E-2 or in such other form as may be reasonably acceptable to the lender and such Contributor Principal and providing substantively the same benefits to such Contributor Principal as the form attached hereto as Exhibits E-1 and E-2. By their execution and delivery hereof, each Contributor Principal acknowledges that it has been provided the opportunity to execute a Principal Guarantee for the Dowling Court I HCP Loan and/or Dowling Court II HCP Loan as of the Effective Date, and if such Contributor Principal has exercised such opportunity, it has executed and delivered such Principal Guarantee to HCP, in each case as of the Effective Date. Notwithstanding anything to the contrary contained herein: (i) the Managing Member shall not be treated as failing to satisfy its obligation to provide to each Contributor Principal the opportunity for a Principal Guarantee hereunder if, after consultation with its tax advisors, the Managing Member reasonably believes that any Principal Guarantee to be executed by the Contributor Principal will not be recognized as an obligation of a partner or related person to make a payment pursuant to the Treasury Regulations promulgated under Code Section 752, including Proposed Treasury Regulations Section 1.752-2(j)(3); and (ii) any Contributor Principal that fails to execute and deliver a Principal Guarantee (A) with respect to the Dowling Court I HCP Loan and/or Dowling Court II HCP Loan as of the Effective Date, or (B) with respect to any Replacement Indebtedness for the Existing Indebtedness as of the date such Replacement Indebtedness is incurred, shall, in either case, be deemed to have elected not to exercise its opportunity to execute a Principal Guarantee with respect thereto and the Managing Member shall have no further obligation to provide such opportunity to execute and deliver a Principal Guarantee for the benefit of such Contributor Principal with respect to the Dowling Court I HCP Loan, Dowling Court II HCP Loan or any Replacement Indebtedness with respect to the Dowling Court I HCP Loan, Dowling Court II HCP Loan or the Existing Indebtedness.

(5)    By their execution and delivery hereof, each Contributor Principal also acknowledge that it has been provided the opportunity to execute and deliver to HCP a Reimbursement Agreement with respect to certain of the Existing Indebtedness as of the Effective Date, and if such Contributor Principal has exercised such opportunity, it has delivered such Reimbursement Agreement to HCP, in each case as of the Effective Date.
In the event that the prior Consent of the Non-Managing Members is not required for the Managing Member, on behalf of the Company, to take or engage or fail to take, as the case may be, in any of the actions described in the foregoing subparagraphs (1), (2) and (3) or fails to provide the rights in the foregoing subparagraph (4), the Managing Member may take such action only after providing the Non-Managing Members with not less than fifteen (15) days’ notice of its intention to do so.
F.    The Company shall pay to the Non-Managing Members the Make-Whole Payment as provided in Section 7.3.G below if the Company takes any action to dissolve or otherwise terminate the Company during the Tax Protection Period. In addition, a Non-Managing Member shall be entitled to the Make-Whole Payment in the event of the exercise of such Non-Managing Member’s right to a Redemption under Section 8.6.A after receipt by such Non-Managing Member of a written notice of a Liquidating Event provided by the Company to the same extent such Non-Managing Member would have been entitled to such Make-Whole Payment had such Non-Managing Member not have been redeemed pursuant to such Redemption. In the event the Managing Member intends to dissolve or otherwise terminate the Company following the Tax Protection Period, it shall give not less than fifteen (15) calendar days’ prior written notice of such intent to the Non-Managing Members prior to taking any action in furtherance of such intent.
G.    Any event in Sections 7.3.E and 7.3.F that triggers the obligation of the Company to make a Make-Whole Payment is called a “Triggering Event.” The Company shall pay to each Non-Managing Member an amount (the “Make-Whole Payment”) equal to the aggregate federal, state and local income taxes, if any, incurred by such Non-Managing Member as a result of a Triggering Event. Any such federal, state and local income taxes shall be deemed to be the amount of Built-in Gain recognized by the Non-Managing Members multiplied by the then highest rate or rates applicable to such Built-in Gain for the year in which such Built-in Gain is recognized grossed up to include any federal, state and local income taxes incurred by the Non-Managing Member by reason of the receipt of the payment from the Company. No effect shall be given in determining the amount of the Make-Whole Payment, to a Non-Managing Member’s taxable income, tax deductions, tax credits, tax carry forwards nor to any other of their tax benefits or tax attributes (except that state and local taxes paid on account of the Make-Whole Payment shall be deducted in determining federal income taxes for purposes of determining the Make-Whole Payment). The Make-Whole Payment shall be made within a reasonable period of time after the Triggering Event, but in no event later than five (5) business days prior to the date by which such Non-Managing Member would be required to make the applicable tax payment. In addition to any other rights available under law or equity, in the event that the Company fails to pay any amounts owed pursuant to this Section 7.3 when due, the Non-Managing Member to whom such payment is owed shall be deemed to have loaned such amount to the Company. Any amounts payable to a Non-

Managing Member shall be increased by an amount equal to the greater of (x) interest accrued on such amount at the Prime Rate from the date such amount is due until such amount is paid in full and (y) actual interest and penalties accrued by the relevant taxing authorities with respect to such amounts plus any penalties actually imposed thereon by the relevant taxing authorities. In the event that any Member becomes entitled to a Make-Whole Payment and the Company, for any reason, fails to satisfy such obligation, then the Managing Member shall make the Make-Whole Payment promptly following such failure by the Company to make such Make-Whole Payment. The Make-Whole Payment shall be in addition to, and shall not in any manner reduce, the amounts distributable or payable to the Non-Managing Members pursuant to the other provisions of this Agreement (calculated as if there had been no Make-Whole Payment). In the event that any Non-Managing Member becomes entitled to a Make-Whole Payment, then, on or before the date on which such Make-Whole Payment is due and payable to the Non-Managing Member, the Managing Member shall make a Capital Contribution to the Company of cash in an amount equal to said Make-Whole Payment.
H.    The parties agree that the sole and exclusive rights and remedies to which the Non-Managing Members may be entitled at law or in equity in connection with any Triggering Event shall be for payment of the Make-Whole Payment pursuant to Section 7.3.G, and no Non-Managing Member shall be entitled to enjoin or otherwise object to any transactions that would result in a taxable event or pursue any other claim with respect to a Triggering Event. If any Non-Managing Member notifies the Company of a claim that the Company owes a Make-Whole Payment, the Managing Member, on behalf of the Company, and the Non-Managing Member shall negotiate in good faith to resolve any disagreements regarding any such Triggering Event. If any such disagreement cannot be resolved by the parties within thirty (30) calendar days after the receipt by the Company of the notice in accordance with the preceding sentence, the Managing Member, on behalf of the Company, and the Non-Managing Member shall jointly retain one of Deloitte, LLP, PricewaterhouseCoopers LLP, or KPMG LLP (each, an “Accounting Firm”) to act as an arbitrator to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a Triggering Event has occurred and, if so, the amount of the applicable Make-Whole Payment that the Non-Managing Member is entitled to as a result thereof, determined as set forth in Section 7.3.G). If the parties cannot agree on an Accounting Firm, each of the Managing Member, on behalf of the Company, and the Non-Managing Member shall retain an Accounting Firm, and the Accounting Firms selected shall jointly retain a third Accounting Firm. If the two Accounting Firms cannot agree upon a third Accounting Firm within thirty (30) calendar days, such matter shall be referred to a court of competent jurisdiction to select the third Accounting Firm. The Accounting Firms shall be instructed to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a Triggering Event has occurred and, if so, the amount of the applicable Make-Whole Payment that the Non-Managing Member is entitled to as a result thereof, determined as set forth in Section 7.3.G). All determinations made by the Accounting Firm or the Accounting Firms, as the case may be, with respect to the resolution of whether a Triggering Event has occurred shall be final, conclusive and binding on the Company and the Non-Managing Member. The fees and expenses of any Accounting Firms incurred in connection with any such determination shall be allocated as determined by such Accounting Firm acting as arbitrator.

7.4    Compensation of the Managing Member
A.    The Managing Member shall not be compensated for its services as the manager of the Company. Distributions, payments and allocations to which the Managing Member may be entitled in its capacity as the Managing Member shall not constitute compensation for services rendered by the Managing Member as provided in this Agreement (including the provisions of Articles V and VI hereof).
B.    Subject to Sections 7.4.C and E hereof, the Company shall be liable, and shall reimburse the Managing Member on a monthly basis (or such other basis as the Managing Member may determine in its sole and absolute discretion), for all sums expended in connection with the Company’s business. Any such reimbursements shall be in addition to any reimbursement of the Managing Member as a result of indemnification pursuant to Section 7.7 hereof.
C.    To the extent practicable, Company expenses shall be billed directly to and paid by the Company. Reimbursements to the Managing Member or any of its Affiliates by the Company shall be allowed, however, for the actual cost to the Managing Member or any of its Affiliates of operating and other expenses of the Company, including, without limitation, the actual cost of goods and materials and actual cost of administrative services related to (i) Company operations, (ii) Company accounting, (iii) communications with Members, (iv) legal services, (v) tax services, (vi) computer services, (vii) risk management, (viii) mileage and travel expenses and (ix) such other related operational and administrative expenses as are necessary for the prudent organization and operation of the Company. “Actual cost of goods and materials” means the actual cost to the Managing Member or any of its Affiliates of goods and materials used for or by the Company obtained from entities not affiliated with the Managing Member, and “actual cost of administrative services” means the pro rata cost of personnel (as if such persons were employees to the Company) providing administrative services to the Company. The cost for such services to be reimbursed to the Managing Member or any Affiliate thereof shall be the lesser of the Managing Member’s or Affiliate’s actual cost, or the amount the Company would be required to pay to independent parties for comparable administrative services in the same geographic location.
D.    In addition to any reimbursements to which Managing Member is entitled pursuant to Sections 8.6 and 11.3 hereof and Section 3.4 or elsewhere in any Registration Rights Agreement, the Managing Member shall also be reimbursed for all expenses it incurs relating to any issuance of additional Membership Interests, Debt of the Company, or rights, options, warrants or convertible or exchangeable securities of the Company pursuant to Article VIII hereof (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of such expenses are considered by the Members to constitute expenses of, and for the benefit of, the Company.
E.    Notwithstanding anything to the contrary in this Section 7.4, all third-party costs and expenses incurred by the Managing Member or the Company in connection with the Company’s business up to an amount not to exceed One Hundred Fifty

Thousand and No/100ths Dollars ($150,000.00) annually, shall, prior to payment by the Company or reimbursement by the Company to the Managing Member, be allocated to the Non-Managing Members in proportion to their Non-Managing Member Units and deducted from their distributions pursuant to Article V.
To the extent that reimbursements to the Managing Member or any of its Affiliates by the Company pursuant to this Section 7.4 would constitute gross income to the Managing Member for purposes of Code Section 856(c)(2) or 856(c)(3), then such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c).
7.5    Other Business of Managing Member
The Managing Member shall devote to the Company such time as may be necessary for the performance of its duties as Managing Member, but the Managing Member is not required, and is not expected, to devote its full time to the performance of such duties. The Managing Member may engage independently or with others in other business ventures of every nature and description, including, without limitation, the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the Managing Member or any Affiliate of the Managing Member from dealing, or otherwise engaging in business with, Persons transacting business with the Company, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor, not involving any rebate or reciprocal arrangement that would have the effect of circumventing any restriction set forth herein upon dealings with the Managing Member or any Affiliate of the Managing Member. Neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper.
7.6    Contracts with Affiliates
A.    Subject to Section 7.6.B below, the Company may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Person.
B.    The Managing Member or any of its Affiliates, directly or indirectly, shall be permitted to sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, the Company or engage in any other transaction with the Company, but only upon terms determined by the Managing Member in good faith to be fair and reasonable and comparable to terms that could be obtained from an unaffiliated party in an arm’s length transaction, except as otherwise expressly permitted by this Agreement.
C.    The Managing Member or any of its Affiliates, directly or indirectly, shall be permitted to negotiate, enter into, execute or perform any of the Community

Leases with respect to any Contributed Property or any Successor Property. In connection therewith, the Managing Member shall have the absolute and unconditional right to set the rental payments under any such Community Leases.
D.    Subject to the provisions of Section 7.3.E, the Managing Member shall be entitled to refinance the Dowling Court I HCP Loan, Dowling Court II HCP Loan or any other Replacement Indebtedness with any Debt from the Managing Member or any Affiliate of Managing Member on such terms as the Managing Member shall determine in its discretion.
7.7    Indemnification
A.    To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any Action by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any Action by conviction or upon a plea of nolo contendre or its equivalent, or an entry of an order of probation prior to judgment against an Indemnitee, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such Action. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the Managing Member and any Indemnitees, and neither the Managing Member nor any Non-Managing Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.
B.    Reasonable expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of (i) a written affirmation by the

Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
C.    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.
D.    The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.
E.    In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.
F.    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
G.    The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
H.    If and to the extent any reimbursements to the Managing Member pursuant to this Section 7.7 constitute gross income to the Managing Member (as opposed to the repayment of advances made by the Managing Member on behalf of the Company) such amounts shall constitute guaranteed payments within the meaning of Code Section 707(c), shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.
7.8    Liability of the Managing Member
A.    Notwithstanding anything to the contrary set forth in this Agreement, neither the Managing Member nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Company, any Members or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the Managing Member or such director or officer acted in good faith.
B.    The Non-Managing Members expressly acknowledge that the Managing Member is acting for the benefit of the Company, the Members and the Managing Member’s shareholders collectively, that the Managing Member is under no obligation to give priority to the separate interests of the Members or the Managing Member’s shareholders (including, without limitation, the tax consequences to Members, Assignees or the Managing Member’s shareholders) in deciding whether to cause the Company to take (or decline to take) any actions and that the Managing Member shall not be liable to the Company or to any Member for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Non-Managing Members in connection with such decisions, provided that the Managing Member has acted in good faith and has not breached its express covenants set forth in this Agreement.
C.    Subject to its obligations and duties as Managing Member set forth in Section 7.1.A hereof, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
D.    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member’s, and its officers’ and directors’, liability to the Company and the Non-Managing Members under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
7.9    Other Matters Concerning the Managing Member
A.    The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
B.    The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.    The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Managing Member hereunder.
D.    Notwithstanding any other provisions of this Agreement or the Act, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of HCP to continue to qualify as a REIT, (ii) for HCP otherwise to satisfy the REIT Requirements or (iii) to allow HCP to avoid incurring any liability for taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is deemed approved by all of the Non-Managing Members. If in the opinion of the Managing Member any such action or omission shall adversely affect the rights of a Non-Managing Member hereunder, the Managing Member shall give the Non-Managing Member Representative prior written notice of such intended action or omission.
7.10    Title to Company Assets
Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.
7.11    Reliance by Third Parties
Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority, without the consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if it were the Company’s sole party in interest, both legally and beneficially. Each Non-Managing Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.
ARTICLE VIII
RIGHTS AND OBLIGATIONS OF MEMBERS
8.1    Limitation of Liability
The Non-Managing Members shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.
8.2    Managing of Business
No Non-Managing Member or Assignee (other than the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Non-Managing Members or Assignees under this Agreement.
8.3    Outside Activities of Members
Subject to any agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary (including, without limitation, any employment agreement), any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate or shareholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Person (other than the Managing Member, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to any agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Member or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person. No Non-Managing Member shall owe any fiduciary duty to the Company or any Members by virtue of such Non-Managing Member’s ownership of Non-Managing Member Units.

8.4    Return of Capital
Except pursuant to the rights of Redemption set forth in Section 8.6 hereof, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. Except to the extent provided in Article V, Article VI and Article XIII hereof or otherwise expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses, distributions or credits.
8.5    Rights of Non-Managing Members Relating to the Company
A.    In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Non-Managing Member shall have the right, for a purpose reasonably related to such Non-Managing Member’s Membership Interest in the Company, upon written demand with a statement of the purpose of such demand and at such Non-Managing Member’s own expense:
(1)    to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by the Managing Member pursuant to the Exchange Act and (ii) each report or other written communication sent to the shareholders of the Managing Member;
(2)    to obtain a copy of the Company’s federal, state and local income tax returns for each Fiscal Year;
(3)    to obtain a current list of the name and last known business, residence or mailing address of each Member;
(4)    to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and
(5)    to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Member, and the date on which each became a Member.
B.    The Company shall notify any Non-Managing Member of the then current Adjustment Factor or any change made to the Adjustment Factor or to the REIT Shares Amount within thirty (30) days following such change or adjustment.
C.    Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member determines in its sole and absolute discretion to be reasonable, any information that (i) the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or could damage the Company or its business or (ii) the Company or the Managing Member is required by law or by agreements with unaffiliated third parties to keep confidential.
8.6    Redemption Rights
A.    Commencing on the one (1) year anniversary of the Effective Date or date of issuance of the Additional NMM Units, as applicable, each Non-Managing Member shall have the right (the “Redemption Right”) (subject to the terms and conditions set forth herein) to require the Company to redeem all or a portion of the Non-Managing Member Units held by such Non-Managing Member (all such Non-Managing Member Units being hereafter called “Tendered Unit”) for the Cash Amount payable on the Specified Redemption Date (the “Redemption”); provided, however, that at the election of and in the sole and absolute discretion of the Managing Member, the Managing Member may elect to assume the Company’s obligation with respect to the Redemption (though such assumption shall not relieve the Company from such obligation in the event the Managing Member fails to fulfill such obligation) and, at the election of and in the sole and absolute discretion of the Managing Member, to satisfy the Redemption by (i) paying either the Cash Amount payable on the Specified Redemption Date or (ii) delivering a number of REIT Shares equal to the REIT Shares Amount payable on the Specified Redemption Date.
B.    Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Company by a Non-Managing Member (or any Substituted Member of a Non-Managing Member or an Assignee of either) exercising the Redemption Right (the “Tendering Party”). On the Specified Redemption Date, the Tendering Party shall sell the Tendered Units to the Company or the Managing Member, as the case may be, in accordance with this Section 8.6. Any Tendered Units acquired by the Managing Member pursuant to this Section 8.6 shall be held by the Managing Member as Non-Managing Member Units with all the rights and preferences relating thereto as provided in this Agreement. The Tendering Party shall submit (i) such information, certification or affidavit as the Company may reasonably require in connection with the Ownership Limit and (ii) if the issuance of the REIT Shares upon such Redemption is not registered under the Securities Act, such written representations, investment letters, legal opinions or other instruments necessary, in the Company’s view, to effect compliance with the Securities Act. If a Cash Amount is to be delivered upon the Redemption, the Cash Amount shall be delivered as a certified check payable to the Tendering Party or, in the Company’s or Managing Member’s sole discretion, as the case may be, in immediately available funds via wire transfer to an account or account(s) specified by the Tendering Party. If REIT Shares are to be delivered upon the Redemption, the REIT Shares Amount shall be delivered by the Managing Member or HCP as duly authorized, validly issued, fully paid and nonassessable REIT Shares (and, if applicable, Rights), free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit, and other restrictions provided in the Charter or the Bylaws of HCP, and if the issuance of the REIT Shares upon such Redemption is not registered under the Securities Act, and relevant state securities or “blue sky” laws. The Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the Managing Member or HCP pursuant to this Section 8.6 may contain such legends regarding restrictions on Transfer or ownership to protect HCP’s tax status as a REIT and in the event the REIT Shares issuable upon such Redemption are not registered for resale under the Securities Act, restrictions under the Securities Act and applicable state securities laws as HCP in good faith determines to be necessary or advisable in order to ensure compliance with such laws.
C.    Notwithstanding the provisions of Sections 8.6.A and B hereof, the following shall apply:
(1)    No Tendering Party shall have any right to tender for Redemption (whether for the REIT Shares Amount or the Cash Amount) any Excess LLC Units held by such Tendering Party. Neither the Managing Member nor HCP shall have any obligation to acquire Excess LLC Units, whether for the REIT Shares Amount or the Cash Amount;
(2)    No Tendering Party may exercise the Redemption Rights pursuant to Section 8.6.A and B hereof more than one (1) time during any Calendar Quarter. In determining whether such limit has been reached during any Calendar Quarter with respect to any Non-Managing Member or Substituted Member, it is understood and agreed that the exercise of the Redemption Rights by any Assignee of such Non-Managing Member or Substituted Member of a Non-Managing Member shall be counted for all purposes as the exercise of such Redemption Rights by the Non-Managing Member or Substituted Member assignor. Notwithstanding the foregoing, Tendering Party may exercise the Redemption Rights after the receipt of a notice of a Liquidating Event;
(3)    No Tendering Party may exercise the Redemption Rights pursuant to Sections 8.6.A and B as to fewer than five thousand five hundred (5,500) Non-Managing Member Units (unless they constitute all of the Non-Managing Member Units held by such Tendering Party);
(4)    No Tendering Party may deliver a Notice of Redemption during the period from December 1 of any year through January 1 of the following year, nor shall any Specified Redemption Date occur during the period from December 21 of any year through January 22 of the following year; and
(5)    Each Tendering Party shall pay to the Managing Member the sum of One Thousand Five Hundred and No/100ths Dollars ($1,500.00) as the stipulated and agreed upon reimbursement cost for the Managing Member’s administrative overhead and out-of-pocket costs in connection with such Redemption pursuant to Sections 8.6.A and B; provided, however, that no such reimbursement shall be due with respect to the first such Redemption by any Non-Managing Member or Substituted Member in any calendar year; provided, further, however, that the exercise by any Assignee of a Non-Managing Member or Substituted Member shall be deemed a Redemption by such Non-Managing Member or Substituted Member of such Assignee (and vice versa) for purposes of determining whether such reimbursement is due and owing to the Managing Member.

D.    Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 8.6:
(1)    Each Tendering Party shall continue to own all LLC Units subject to any Redemption, and be treated as a Member with respect to such LLC Units for all purposes of this Agreement, until such LLC Units are Transferred to the Company or the Managing Member, as the case may be, and paid for or exchanged on the Specified Redemption Date; subject, however, to the provisions of Section 5.7. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Managing Member, if it so elects, pursuant to Sections 8.6.A and B hereof, the Tendering Party shall have no rights as a shareholder of HCP with respect to the REIT Shares issuable in connection with such Redemption; and
(2)    The consummation of any Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.
E.    In connection with an exercise of Redemption Rights pursuant to this Section 8.6, the Tendering Party shall submit the following to the Managing Member, in addition to the Notice of Redemption:
(1)    Any information reasonably required by the Managing Member or HCP in order to allow it to determine (a) the actual ownership, Beneficial Ownership and Constructive Ownership of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will have actual ownership, Beneficial Ownership or Constructive Ownership of a number of REIT Shares that is in violation of the Ownership Limit;
(2)    A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption on the Specified Redemption Date; and
(3)    An undertaking to certify, at and as a condition to the closing of the Redemption that either (a) the actual ownership, Beneficial Ownership and Constructive Ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed pursuant to Section 8.6.E(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall have actual ownership, Beneficial Ownership or Constructive Ownership of a number of REIT Shares that is in violation of the Ownership Limit.
ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS
9.1    Records and Accounting
A.    The Managing Member shall keep or cause to be kept at the principal office of the Company those records and documents required to be maintained by the

Act and other books and records deemed by the Managing Member to be appropriate with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.
B.    The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis, and for financial purposes in accordance with GAAP, or on such other basis as the Managing Member determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Company and the Managing Member may operate with integrated or consolidated accounting records, operations and principles.
9.2    Fiscal Year
The Fiscal Year of the Company shall be the calendar year.
9.3    Reports
Upon written request after any Calendar Quarter, the Managing Member shall as promptly as practicable deliver to each requesting Member a profit and loss statement and balance sheet of the Company dated as of the last day of such Calendar Quarter.
9.4    Cooperation Regarding Tax Matters Relating to the Contributed Properties
A.    In connection with the issuance of Non-Managing Member Units to each Contributor, including the issuance of Non-Managing Member Units to the Initial Non-Managing Members (i) upon the contribution of the Contributed Properties to the Company pursuant to the Contribution Agreement and (ii) in connection with the issuance of any Additional NMM Units, the Non-Managing Member Representative shall deliver, or cause each Contributor to deliver, to the Company at or prior to the effective date of such issuance, at each such Contributor’s sole cost and expense, the following information prepared as of the date of such anticipated contribution:
(1)    depreciation and amortization schedules for the assets constituting the Contributed Properties, as kept for both book and tax purposes, showing original basis and accumulated depreciation or amortization;
(2)    basis information (computed for both book and tax purposes, if different) for the Contributed Properties and all assets that are components of such Contributed Properties;
(3)    the adjusted basis of such Contributor in its interest in the Company; and

(4)    calculations of the estimated amounts of gain to be realized and recognized (if any) by such Contributor, as a result of the transactions involving the Contributed Properties in accordance with this Agreement and showing the method by which such amounts are calculated.
B.    The Company shall be permitted to rely on the information provided or to be provided to it under this Section 9.4 as to the adjusted tax basis of the Contributed Properties and the relevant depreciation schedules thereto in determining the amount of Built-in Gain on a going forward basis.
C.    The Non-Managing Member Representative shall provide or cause each Contributor to provide reasonable assistance to the Company to enable the Company and the Managing Member to determine the Built-in Gain or to prepare their tax returns. The Non-Managing Member Representative shall deliver as promptly as practicable to the Company copies of each Contributor’s final federal, state and local tax returns (including information returns), including associated Schedules K-1, for the tax year in which the contribution of the Contributed Properties occurs, including any amendments thereto, and to notify the Company, in writing, of any audits of such return, or of any audits for other tax years that could affect the amounts shown on the returns for the tax year in which the Effective Date hereof occurs. Copies of such returns shall be provided to the Company in draft form at least ten (10) days before they are filed, and in final form upon filing. The Non-Managing Member Representative shall also provide, or cause each Contributor to provide, to the Company, promptly upon receipt, any notice that it receives from any of its direct or indirect constituent partners or members that such partner or member intends to prepare its tax returns in a manner inconsistent with the returns filed by such Contributor. The Non-Managing Member Representative understands and agrees that he shall cause the tax returns filed by each Contributor to be substantially consistent with the information provided to the Company pursuant to this Section 9.4.
ARTICLE X
TAX MATTERS
10.1    Preparation of Tax Returns
The Managing Member shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all commercially reasonable efforts to furnish, within one hundred twenty (120) days of the close of each taxable year, the tax information reasonably required by Members for federal and state income tax reporting purposes.
10.2    Tax Elections
Except as otherwise provided herein and subject to Section 10.3, the Managing Member shall (i) determine whether to make any available election pursuant to the Code, including, without limitation, the election under Code Section 754 and (ii) also determine whether to revoke any such election (including, without limitation, any election under Code

Section 754); provided, however, that any such determination by the Managing Member pursuant to this Section 10.2 made prior to the Subsequent Threshold Date shall be made in good faith based upon the best interests of the Members in the aggregate and after the Subsequent Threshold Date in the Managing Member’s sole and absolute discretion.
10.3    Partnership Representative
A.    The Managing Member is hereby designated to serve as the “partnership representative” with respect to the Company, as provided in Section 6223(a) of the Partnership Audit Rules (the “Partnership Representative”). For each taxable year in which the Partnership Representative is an entity, the Company shall appoint the “designated individual” identified by the Partnership Representative to act on behalf of the Partnership Representative (the “Designated Individual”) in accordance with the applicable Treasury Regulations. Each Member expressly consents to such designations and agrees that it will execute, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.
B.    The Partnership Representative shall have the sole authority to act on behalf of the Company in connection with and make all relevant decisions regarding application of the Partnership Audit Rules, including, but not limited to, any elections under the Partnership Audit Rules or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any proceeding before the IRS. Notwithstanding the foregoing sentence, for so long as the Initial Non-Managing Members hold more than a ten percent (10%) Percentage Interest in the Company, the Partnership Representative shall, prior to making a final decision as to whether to cause the Company to make a Pass-Through Election or to pay an Imputed Underpayment Amount, confer with the Initial Non-Managing Members and consider in good faith any reasonable objections that the Initial Non-Managing Members may have to the Company’s payment of an Imputed Underpayment Amount in lieu of making a Pass-Through Election (for example, any difficulties that the Initial Non-Managing Members may have as a practical matter in collecting its share of any Imputed Underpayment Amount under Section 10.3.E and Section 10.3.F from Persons who may have been “partners” in either of the Initial Non-Managing Members for federal income tax purposes in the “reviewed year” within the meaning of Section 6225(d)(1) of the Partnership Audit Rules but not the later year in which the Company would pay any such Imputed Underpayment Amount).
C.    The Partnership Representative shall:
(1)    provide the Company and all Members with copies of any material notices received by the Partnership Representative, and any material written communications by the Partnership Representative to the IRS or other examining authority, in connection with any proceeding or potential adjustment relating to the Company that is subject to the Partnership Audit Rules (including, without limitation, with respect to any appeal of or petition from any such proceeding or potential adjustment); and
(2)    otherwise, for so long as the Initial Non-Managing Members hold more than a ten percent (10%) Percentage Interest in the Company, keep the Initial Non-Managing Members reasonably informed of the progress and status of any proceeding or potential adjustment relating to the Company that is subject to the Partnership Audit Rules (including, without limitation, with respect to any appeal of or petition from any such proceeding or potential adjustment), and respond to (or make the Partnership Representative’s counsel and advisors available to respond to) either Initial Non-Managing Member’s reasonable inquiries regarding the same.
D.    The Members agree to cooperate in good faith to timely provide information requested by the Partnership Representative as needed to comply with the Partnership Audit Rules, including without limitation to make any elections available to the Company under the Partnership Audit Rules. Each Member agrees that, upon request of the Company, such Member shall take such actions as may be necessary or desirable (as determined by the Partnership Representative) to (i) allow the Company to comply with the provisions of Section 6226 of the Partnership Audit Rules so that any “partnership adjustments” (as defined in Section 6241 (2) of the Partnership Audit Rules) are taken into account by the Members and former Members rather than the Company; (ii) use the provisions of Section 6225(c) of the Partnership Audit Rules including, but not limited to, filing amended tax returns with respect to any “reviewed year” (within the meaning of Section 6225(d)(1) of the Partnership Audit Rules) or using the alternative procedure to filing amended returns to reduce the amount of any partnership adjustment otherwise required to be taken into account by the Company; or (iii) otherwise allow the Company and its Members to address and respond to any matters arising under the Partnership Audit Rules.
E.    If any partnership adjustment is determined with respect to the Company, the Partnership Representative may cause the Company to elect pursuant to Section 6226 of the Partnership Audit Rules to have such adjustment passed through to the Members for the year to which the adjustment relates (i.e., the “reviewed year” within the meaning of Section 6225(d)(1) of the Partnership Audit Rules) (a “Pass-Through Election”). In the event that the Partnership Representative has not caused the Company to make a Pass-Through Election, then any “imputed underpayment” (as determined in accordance with Section 6225 of the Partnership Audit Rules) or partnership adjustment that does not give rise to an imputed underpayment shall be apportioned among the Members of the Company for the taxable year in which the adjustment is finalized in such manner as may be necessary (as determined by the Partnership Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the imputed underpayment or other partnership adjustment and any associated interest and penalties (any such amount, an “Imputed Underpayment Amount”) are borne by the Members based upon their interests in the Company for the reviewed year. Imputed Underpayment Amounts also shall include any imputed underpayment within the meaning of Section 6225 of the Partnership Audit Rules paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Company bears the economic burden of such amounts, whether by law or contract.
F.    Each Member agrees to indemnify and hold harmless the Company from and against any liability with respect to such Member’s share of any tax deficiency paid or payable by the Company that is allocable to the Member as determined in accordance with the second (2nd) to last sentence of Section 10.3.E above with respect to an audited or reviewed taxable year for which such Member was a member of the Company. The obligations set forth in this paragraph shall survive the termination of any Member’s interest in the Company, the termination of the Agreement and/or the termination, dissolution, liquidation or winding up of the Company, and shall remain binding on each Member for the period of time necessary to resolve with the IRS (or any other applicable taxing authority) all income tax matters relating to the Company and for Members to satisfy their indemnification obligations, if any, pursuant to this Section 10.3. Any obligation of a Member pursuant to this paragraph shall be implemented through adjustments to any distributions otherwise payable to such Member under the Agreement; provided, however, that, at the written request of the Partnership Representative, each Member or former Member may be required to contribute to the Company such Member’s Imputed Underpayment Amount imposed on and paid by the Company; provided, further, that if a Member or former Member individually directly pays, pursuant to the Partnership Audit Rules, any such Imputed Underpayment Amount, then such payment shall reduce any offset to distribution or required capital contribution of such Member or former Member. Any amount withheld from distributions pursuant to this paragraph shall be treated as an amount distributed to such Member or former Member for all purposes under this Agreement. To the extent that the provisions of this Section 10.3.F contradict with the provisions of Sections 5.3 or 5.8, the provisions of this Section 10.3.F shall govern.
G.    All expenses incurred by the Partnership Representative or Designated Individual in connection with its duties as partnership representative or designated individual, as applicable (including, without limitation, reasonable professional fees not to exceed Ten Thousand and No/100ths Dollars ($10,000) in the aggregate incurred in conferring with the Initial Non-Managing Members under the last sentence of Section 10.3.B or responding to inquiries of the Initial Non-Managing Members under Section 10.3.C(2)), shall be expenses of the Company (including, for the avoidance of doubt, any costs and expenses incurred in connection with any claims asserted against the Partnership Representative or Designated Individual, as applicable, except to the extent the Partnership Representative or Designated Individual is determined to have performed its duties in the manner described in the final sentence of this paragraph), and the Company shall reimburse and indemnify the Partnership Representative or Designated Individual, as applicable, for all such expenses and costs. Nothing herein shall be construed to restrict the Partnership Representative or Designated Individual from engaging lawyers, accountants, tax advisers, or other professional advisers or experts to assist the Partnership Representative or Designated Individual in discharging its duties hereunder. Neither the Partnership Representative nor Designated Individual shall be liable to the Company, any Member or any affiliate thereof for any costs or losses to any persons, any diminution in value or any liability whatsoever arising as a result of the performance of its duties pursuant to this Section 10.3 absent (i) willful breach of any provision of this Section 10.3 or (ii) bad faith, fraud, gross negligence or willful misconduct on the part of the Partnership Representative or Designated Individual, as applicable.
10.4    Organizational Expenses
The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company ratably as provided in Code Section 709.

10.5    Tax Partnership Treatment
The Members intend that the Company be treated as a partnership, and not as an association taxable as a corporation, for federal and all applicable state income tax purposes.
ARTICLE XI
TRANSFERS AND WITHDRAWALS
11.1    Transfer
A.    No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.
B.    No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article XI shall be null and void ab initio.
11.2    Transfer of Managing Member’s Membership Interest
A.    Except in connection with a transaction described in Section 11.2.B, the Managing Member shall not withdraw from the Company and shall not Transfer all or any portion of its interest in the Company without the Consent of the Non-Managing Members, which Consent shall not be unreasonably withheld; provided, however, that the Managing Member may Transfer all or any portion of its interest in the Company without such Consent to any Affiliate of the Managing Member, provided that HCP remains obligated under the HCP Guarantee or otherwise becomes the Managing Member hereunder (the “Managing Member Guarantee”). Upon any Transfer of the Membership Interest of the Managing Member in accordance with the provisions of this Section 11.2, the transferee shall become a substitute Managing Member for all purposes herein, and shall be vested with the powers and rights of the transferor Managing Member, and shall be liable for all obligations and responsible for all duties of the Managing Member, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor Managing Member under this Agreement with respect to such Transferred Membership Interest, and such Transfer shall relieve the transferor Managing Member of its obligations under this Agreement accruing subsequent to the date of such Transfer except for the Managing Member Guarantee. In the event the Managing Member withdraws from the Company, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the Managing Member, all of the remaining Members may elect to continue the Company business by selecting a substitute Managing Member in accordance with the Act.

B.    The Managing Member shall not engage in any merger, consolidation or other combination with or into another Person, sale of all or substantially all of its assets or any reclassification, or change of its outstanding equity interests through a restructuring, recapitalization, reclassification or otherwise (a “Termination Transaction”), unless either (i) the Termination Transaction has been approved by the Consent of the Non-Managing Members or (ii) in connection with the Termination Transaction, all holders of LLC Units (other than the Managing Member) either will receive, or will be entitled to receive, for each LLC Unit (in lieu of the REIT Shares Amount) upon a Redemption of the LLC Unit pursuant to Section 8.6 hereof, an amount of cash, securities, or other property equal to the amount that would have been paid to the holder had the LLC Unit been redeemed for REIT Shares pursuant to Section 8.6 hereof immediately prior to the consummation of the Termination Transaction subject, in the event of a Redemption of the LLC Unit pursuant to Section 8.6 hereof subsequent to the consummation of the Termination Transaction, to further adjustment to the extent provided in this Agreement to compensate for the dilutive effect of certain transactions described herein; provided, however, that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each Member shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such Member would have received had it redeemed its LLC Units for REIT Shares pursuant to Section 8.6 immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer. No provision of this Agreement, including, without limitation, the provisions of Section 7.3.B hereof, shall prohibit the consummation of any Termination Transaction permitted by the provisions of this Section 11.2.B.
11.3    Non-Managing Members’ Rights to Transfer
A.    General. No Non-Managing Member shall Transfer all or any portion of its Membership Interest, or any of such Non-Managing Member’s economic rights as a Non-Managing Member, to any transferee without first offering such Membership Interest to the Managing Member or otherwise obtaining the Consent of the Managing Member, which Consent may be withheld in its sole and absolute discretion; provided, however, that notwithstanding the foregoing or any other provisions of this Agreement, any Non-Managing Member may, without the Consent of the Managing Member, (x) pledge all or any portion of its Membership Interest to a lender to such Member to secure indebtedness to such lender and Transfer such Membership Interest to such lender upon foreclosure of the debt secured by such Membership Interest, so long as any such pledge or other Transfer would not otherwise violate the provisions of this Agreement or (y) transfer all or any portion of its Membership Interest or economic rights as a Non-Managing Member to a partner or member of such Non-Managing Member in as a distribution or in liquidation of such partner’s or member’s interest in such Non-Managing Member, to a family member of such Non-Managing Member, a trust all of the beneficiaries of which are such Non-Managing Member and family members of such Non-Managing Member, a corporation, general or limited partnership or limited liability company all of the owners of which are such Non-Managing Member and family members of such Non-Managing Member or to an organization described in Code Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3), so long as any such Transfer would not otherwise violate the provisions of this Agreement (herein, a “Permitted Non-Managing Member Assignment”), and in connection with any Permitted Non-Managing Member Assignment, such Non-Managing Member shall reimburse to the Managing Member all actual out-of-pocket costs and expenses in connection with such Permitted Non-Managing Member Assignment, including, without limitation, attorneys’ fees and costs and any other expenses incurred by the Managing Member, including the costs of filing any amendment or prospectus supplement to any registration statement or prospectus as necessary to reflect such Transfer. In addition, it is understood and agreed that the transferee pursuant to any Permitted Non-Managing Member Assignment shall only become an Assignee and not a Substituted Member, unless otherwise Consented to by the Managing Member in its sole and absolute discretion.
B.    Conditions to Transfer. It is a condition to any Transfer otherwise permitted hereunder that the transferee assume by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Membership Interest, and that the Managing Member be reimbursed for all actual out-of-pocket costs and expenses incurred by the Managing Member in connection with such Transfer, including, without limitation, attorneys’ fees and costs and any other expenses incurred by Managing Member, including the costs of filing any amendment or prospectus supplement to any registration statement or prospectus as necessary to reflect such Transfer. Notwithstanding the foregoing, any transferee of any Transferred Membership Interest shall be subject to the Ownership Limits and any and all ownership limitations contained in the Charter. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.
C.    Incapacity. If a Non-Managing Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Non-Managing Member’s estate shall have all the rights of a Non-Managing Member, but not more rights than those enjoyed by other Non-Managing Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Non-Managing Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Non-Managing Member, in and of itself, shall not dissolve or terminate the Company.
D.    Opinion of Counsel. In connection with any Transfer of a Membership Interest other than a Redemption, the Managing Member shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Company or the LLC Units, the Managing Member may prohibit any Transfer by a Member of Membership Interests otherwise permitted under this Section 11.3.
E.    Transfers to Lenders. No Transfer of any LLC Units may be made to a lender to the Company or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Company whose loan constitutes a

Nonrecourse Liability, without the Consent of the Managing Member, in its sole and absolute discretion; provided that, as a condition to such Consent, the lender will be required to enter into an arrangement with the Company and the Managing Member to redeem or exchange for the REIT Shares Amount any LLC Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Code Section 752.
11.4    Substituted Members
A.    No Member shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Member in its place. The Managing Member shall, however, have the right to Consent to the admission of a transferee of the interest of a Member pursuant to this Section 11.4 as a Substituted Member, which Consent may be given or withheld by the Managing Member in its sole and absolute discretion. The Managing Member’s failure or refusal to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or any Member.
B.    A transferee who has been admitted as a Substituted Member in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement. The admission of any transferee as a Substituted Member shall be subject to the transferee executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission) from and after the effective date of such Transfer.
C.    Upon the admission of a Substituted Member, the Managing Member shall amend Exhibit A to reflect the name, address, Capital Account and number of LLC Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address, Capital Account and number of LLC Units of the predecessor of such Substituted Member (and any other Member, as necessary); provided that, in lieu of amending or restating Exhibit A hereto, the Managing Member may elect to reflect such matters in the books and records of the Company and not Exhibit A;
11.5    Assignees
If the Managing Member, in its sole and absolute discretion, does not Consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Member, as described in Section 11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Loss and other items of income, gain, loss, deduction and credit of the Company attributable to the LLC Units assigned to such transferee, the rights to Transfer the LLC Units provided in this Article XI, and the right of Redemption provided in Section 8.6, but shall not be deemed to be a Member of LLC Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote with respect to such LLC Units on any matter presented to the Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such LLC Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Members desiring to make an assignment of LLC Units. The Managing Member shall have no liability under any circumstance with respect to any Assignee as to which it does not have notice.
11.6    General Provisions
A.    No Non-Managing Member may withdraw from the Company other than (i) as a result of a permitted Transfer of all of such Non-Managing Member’s LLC Units in accordance with this Article XI and the transferee(s) of such LLC Units being admitting to the Company as a Substituted Member or (ii) pursuant to a Redemption by the Non-Managing Member of all of its LLC Units under Section 8.6 hereof.
B.    Any Non-Managing Member who shall Transfer all of its LLC Units in a Transfer (i) permitted pursuant to this Article XI where such transferee was admitted as a Substituted Member; (ii) pursuant to the exercise of its rights to effect a Redemption of all of its LLC Units under Section 8.6 hereof; (iii) pursuant to a Reduction; or (iv) pursuant to a combination of Transfers of the types specified in the foregoing (i) - (iii), shall cease to be a Member.
C.    Transfers pursuant to this Article XI (but not pursuant to a Redemption) may only be made on the first (1st) day of a Calendar Quarter of the Company, unless the Managing Member otherwise agrees.
D.    All distributions of Available Cash attributable to an LLC Unit with respect to which the LLC Record Date is before the date of a Transfer or a Redemption of the LLC Unit shall be made to the transferor Member and all distributions of Available Cash thereafter attributable to such LLC Unit shall be made to the transferee Member.
E.    Notwithstanding anything to the contrary set forth herein, in addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Membership Interest by any Member (including any redemption or any Redemption or any other acquisition of LLC Units by the Company) be made:
(1)    to any person or entity who lacks the legal right, power or capacity to own a Membership Interest;
(2)    in violation of applicable law;
(3)    without the Consent of the Managing Member, if such Transfer would, in the opinion of counsel to the Company or the Managing Member, cause an increased tax liability to any other Member or Assignee as a result of the termination of the Company, in either case for federal or state income or franchise tax purposes (except in the case of a Terminating Capital Transaction or as a result of the Redemption of all LLC Units pursuant to Section 8.6);

(4)    without the Consent of the Managing Member, if such Transfer could, as reasonably determined by the Managing Member, (i) result in the Company being treated as an association taxable as a corporation for federal income tax or for state income or franchise tax purposes, (ii) adversely affect the ability of the Managing Member to continue to qualify as a REIT or subject the Managing Member to any additional taxes under Code Section 857 or Code Section 4981 or (iii) be treated as having been effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704, or such Transfer fails to satisfy a “safe-harbor” preventing such treatment (as set forth in Treasury Regulations under Code Section 7704 or any successor provision);
(5)    if such Transfer could cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c));
(6)    if such Transfer could, in the opinion of legal counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;
(7)    if such Transfer could cause the Company (as opposed to the Managing Member) to become a reporting company under the Exchange Act;
(8)     if such Transfer could subject the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or
(9)    without the Consent of the Managing Member, which may be granted or withheld in its sole and absolute discretion, if such Transfer could result in the Company having more than one hundred (100) Members (including as Members those persons indirectly owning an interest in the Company through a partnership, limited liability company, S corporation or grantor trust (such entity, a “flow through entity”), but only if substantially all of the value of such person’s interest in the flow through entity is attributable to the flow through entity’s interest (direct or indirect) in the Company) (the “One Hundred Member Limit”).
F.    No Non-Managing Member will take or allow any Affiliate to take any action that would cause a violation of the One Hundred Member Limit.
ARTICLE XII
ADMISSION OF MEMBERS
12.1    Admission of Initial Non-Managing Members

Upon the contribution of the Contributed Properties to the Company, each Contributor, to the extent it receives Non-Managing Member Units, shall be admitted to the Company as an Initial Non-Managing Member.
12.2    Admission of Successor Managing Member
A successor to all of the Managing Member’s Membership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately upon such Transfer. Any such successor shall carry on the business of the Company without dissolution. In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms, conditions and applicable obligations of this Agreement and such other documents or instruments as may be required to effect the admission pursuant to Section 11.2 hereof.
12.3    Admission of Additional Members
A.    A Person (other than an existing Member) who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Member, only upon furnishing to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, and (ii) such other documents or instruments as may be required in the sole and absolute discretion of the Managing Member in order to effect such Person’s admission as an Additional Member.
B.    Notwithstanding anything to the contrary in this Agreement, no Person shall be admitted as an Additional Member without the Consent of the Non-Managing Members and the Consent of the Managing Member, which Consent may be given or withheld by each Member in its sole and absolute discretion. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the Consent of the Managing Member and the Consent of the Non-Managing Members to such admission.
C.    If any Additional Member is admitted to the Company on any day other than the first (1st) day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Members and Assignees for such Fiscal Year shall be allocated among such Additional Member and all other Members and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Managing Member. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Members and Assignees including such Additional Member, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the LLC Record Date is before the date of such admission shall be made solely to Members and Assignees other than the

Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.
12.4    Amendment of Agreement and Certificate
For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.
12.5    Limitation on Admission of Members
No Person shall be admitted to the Company as a Substituted Member or an Additional Member if, in the opinion of legal counsel for the Company, it would result in the Company being treated as a corporation for federal income tax purposes or otherwise cause the Company to become a reporting company under the Exchange Act.
ARTICLE XIII
DISSOLUTION, LIQUIDATION AND TERMINATION
13.1    Dissolution
The Company shall not be dissolved by the admission of Substituted Members or Additional Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member shall continue the business of the Company without dissolution. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):
A.    an event of withdrawal of the Managing Member, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after the withdrawal, a Majority of Remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Managing Member;
B.    subject to the provisions of Sections 7.3.E and 7.3.H hereof, an election to dissolve the Company made by the Managing Member;
C.    entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;
D.    subject to the provisions of Sections 7.3.E and 7.3.H hereof, the sale of all or substantially all of the assets and properties of the Company;
E.    subject to the provisions of Sections 7.3.E and 7.3.H hereof, a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Managing Member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing Member, in each case under any Bankruptcy Law as now or hereafter in effect, unless prior to or within ninety (90) days after the entry of such order or judgment a Majority of Remaining Members Consent in writing to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Managing Member;
F.    the Incapacity of the Managing Member, unless prior to or within ninety (90) days after such Incapacity a Majority of Remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute Managing Member; or
G.    the Redemption of all LLC Units (other than those held by the Managing Member).
13.2    Redemption of Non-Managing Member Units
Notwithstanding anything in this Agreement to the contrary, on or after such time as (x) the Managing Member has the right to dissolve the Company, (y) at any time after the expiration of the Tax Protection Period, or (z) or at any time with respect to Members that are an organization described in Code Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3), the Managing Member may, in its sole and absolute discretion, require each Non-Managing Member (by delivering a Call Notice to such Non-Managing Member) to tender all of its Non-Managing Member Units to the Managing Member in exchange for, at the election of and in the sole and absolute discretion of the Managing Member, either (i) an amount of cash equal to the sum of (a) the Cash Amount and (b) the NMM Sharing Amount, calculated as if all of the Contributed Properties then owned by the Company were sold in a taxable transaction at their fair market values, or (ii) a number of REIT Shares equal to the sum of (a) the REIT Shares Amount payable on the Specified Redemption Date and otherwise in accordance with the procedures and provisions set forth in Sections 8.6.A and B, and (b) a number of REIT Shares with a value equal to the amount set forth in Section 13.2(i)(b).
13.3    Winding Up
A.    Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members. After the occurrence of a Liquidating Event, no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Managing Member (or, in the event that there is no remaining Managing Member, any Person elected by a Majority in Interest of the Non-Managing Members (the Managing Member or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in the Managing Member) shall be applied and distributed in the following order:

(1)    First, to the satisfaction of all of the Company’s debts and liabilities to creditors other than the Members and their Assignees (whether by payment or the making of reasonable provision for payment thereof);
(2)    Second, to the satisfaction of all of the Company’s debts and liabilities to the Members, including, but not limited to, any loan made to the Company by a Member in accordance with the terms of this Agreement (including the Dowling Court I HCP Loan, Dowling Court II HCP Loan or HCP Loan Reserves Loan) (whether by payment or the making of reasonable provision for payment thereof); and
(3)    The balance, if any, to the Members and any Assignees in accordance with their respective positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.
The Managing Member shall not receive any compensation for any services performed pursuant to this Article XIII.
B.    Notwithstanding the provisions of Section 13.3.A hereof that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.3.A hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Notwithstanding the foregoing, any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
C.    In the event that the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the Members and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, their positive Capital Account balances. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. A pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article XIII may be withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 13.3.A hereof as soon as practicable.
13.4    Deemed Contribution and Distribution
Notwithstanding any other provision of this Article XIII, in the event that the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Company’s Property shall not be liquidated, the Company’s liabilities shall not be paid or discharged and the Company’s affairs shall not be wound up. Instead, for federal and state income tax purposes, the Company shall be deemed to have contributed its assets and liabilities to a new limited liability company in exchange for an interest in such new limited liability company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new limited liability company to the Members.
13.5    Rights of Members
Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company and (c) except as provided in this Agreement, no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.
13.6    Notice of Dissolution
In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Members pursuant to Section 13.1 hereof, result in a dissolution of the Company, the Managing Member shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and, in the Managing Member’s sole and absolute discretion or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member), and the Managing Member may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conduct business (as determined in the sole and absolute discretion of the Managing Member).
13.7    Cancellation of Certificate
Upon the completion of the liquidation of the Company’s cash and property as provided in Section 13.3 hereof, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.
13.8    Reasonable Time for Winding-Up
A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.3 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

13.9    Liability of Liquidator
The Liquidator shall be indemnified and held harmless by the Company from and against any and all claims, liabilities, costs, damages, and causes of action of any nature whatsoever arising out of or incidental to the Liquidator’s taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of (i) a matter entirely unrelated to the Liquidator’s action or conduct pursuant to the provisions of this Agreement or (ii) the proven willful misconduct or gross negligence of the Liquidator.
ARTICLE XIV
PROCEDURES FOR ACTIONS AND CONSENTS
OF MEMBERS; AMENDMENTS; MEETINGS
14.1    Procedures for Actions and Consents of Members
The actions requiring Consent or approval of Non-Managing Members pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article XIV and shall require the Consent of the Non-Managing Members unless a different standard or percentage is expressly required by this Agreement for the action in question.
14.2    Amendments
Except for amendments to Exhibit A as provided in Sections 7.3.C, 11.4.C and 12.4 hereof, amendments to this Agreement may be proposed by the Managing Member or by a Majority in Interest of the Non-Managing Members. Following such proposal, the Managing Member shall submit any proposed amendment to the Members. The Managing Member shall seek the written Consent of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the Managing Member may deem appropriate. The affirmative vote or Consent, as applicable, of a Majority in Interest of the Non-Managing Members and the Managing Member is required for the approval of a proposed amendment.
14.3    Meetings of the Members
A.    Meetings of the Members may be called by the Managing Member and shall be called upon the receipt by the Managing Member of a written request by a Majority in Interest of the Non-Managing Members. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. The meeting shall be held at the headquarters office of the Managing Member or at such other location as may be designated by the Managing Member. Members may vote in person or by proxy at such meeting. Whenever the vote or Consent of Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.3.B hereof.

B.    Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a prior written notice thereof is sent to each Member in accordance with Section 15.1 and Consent setting forth the action so taken is signed by Members holding a majority of the LLC Units (or such other percentage as is expressly required by this Agreement for the action in question). Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Members holding a majority of the LLC Units (or such other percentage as is expressly required by this Agreement). Such Consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a written Consent, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the Managing Member’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.
C.    Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy.
D.    Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its reasonable discretion. Without limitation, meetings of Members may be conducted in the same manner as meetings of the Managing Member’s shareholders and may be held at the same time as, and as part of, the meetings of the Managing Member’s shareholders.
ARTICLE XV
GENERAL PROVISIONS
15.1    Addresses and Notice
Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) (i) in the case of a Member, to that Member at the address set forth in Exhibit A or such other address of which the Member shall notify the Managing Member in writing and (ii) in the case of an Assignee, to the address of which such Assignee shall notify the Managing Member in writing.
15.2    Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.
15.3    Pronouns and Plurals
Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
15.4    Further Action
The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
15.5    Binding Effect
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
15.6    Creditors
Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.
15.7    Waiver
No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
15.8    Counterparts
This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile transmission or electronic mail transmission (e.g., in .PDF format) will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic mail (e.g., in .PDF format) will be deemed to be their original signatures for any purpose whatsoever.
15.9    Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.
15.10    Entire Agreement
This Agreement, the Contribution Agreement and the other agreements executed on the Effective Date as provided in the Contribution Agreement contain all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company.
15.11    Invalidity of Provisions
If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
15.12    No Partition
No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute to any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.
15.13    Non-Managing Member Representative
A.    All actions taken by the Non-Managing Member Representative pursuant to those provisions of this Agreement which authorize the Non-Managing Member Representative to so act shall be binding upon all Non-Managing Members as if they had individually taken such action and each Non-Managing Member, by entering into or agreeing to be bound by the provisions of this Agreement, authorize the Non-Managing Member Representative to take such actions on his, her or its behalf and agree that the actions so taken shall be binding upon him, her or it to the same extent as if he, she or it had taken the action directly.
B.    The holders of a majority of the outstanding Non-Managing Members Units shall be entitled to replace the Non-Managing Member Representative by delivering to the Managing Member a written notice signed by the holders of a majority of the outstanding Non-Managing Members Units stating (i) that the notice is being provided to the Managing Member pursuant to this Section 15.13.B, (ii) that the Members signing the notice own of record on the books of the Company a majority of the outstanding Non-Managing

Members Units, (iii) that the Members signing the notice desire to replace the person then serving as the Non-Managing Member Representative with the person named in the notice, and (iv) specifying the date on which the appointment of the named individual to replace the then serving Non-Managing Member Representative shall be effective (which shall be a date not earlier than the fourteenth (14th) day after the date on which the notice shall have been delivered to the Managing Member). The appointment of the new Non-Managing Member Representative specified in the notice shall be effective on the date specified in the notice and upon effectiveness, the individual previously serving as the Non-Managing Member Representative shall cease to be entitled to act in that capacity under this Agreement.
15.14    Uniform Commercial Code Article 8 (Opt-In)
The Company hereby irrevocably elects that all LLC Units shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and each other applicable jurisdiction. Each certificate evidencing LLC Units in the Company shall bear the following legend: “This certificate evidences an interest in SH DR California IV, LLC and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, each other applicable jurisdiction.” This provision shall not be amended, and any purported amendment to this provision shall be null and void.
[Signatures appear on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

MANAGING MEMBER:

SH DR CALIFORNIA IV HOLDCO, LLC,
a Delaware limited liability company

By:	/s/ Adam G. Mabry
Name: Adam G. Mabry
Title: Senior Vice President

(Signatures continue on following page)

(Signature Page to Second A&R LLC Agreement of SH DR California IV, LLC)

NON-MANAGING MEMBER:

DOWLING COURT PROPERTIES I LLC,
a California limited liability company

By:	/s/ William P. Gallaher
Name: William P. Gallaher
Title: Manager

DOWLING COURT PROPERTIES II LLC,
a California limited liability company

By:	/s/ William P. Gallaher
Name: William P. Gallaher
Title: Manager

(End of signatures)

(Signature Page to Second A&R LLC Agreement of SH DR California IV, LLC)

HCP Guarantee
HCP acknowledges and agrees that it is an Affiliate of Managing Member and that the consummation of the transactions contemplated by this Agreement will provide substantial and direct benefit to HCP. As an inducement to the Initial Non-Managing Members to join in the execution of this Agreement, HCP, for value received, subject to the terms contained herein, does hereby guarantee the punctual and full payment and performance by the Managing Member of the Managing Member’s obligation to (i) make certain payments in connection with Make-Whole Payments pursuant to Section 7.3, and (ii) fulfill the Redemption Rights of any Non-Managing Member pursuant to Section 8.6. This guaranty (this “HCP Guarantee”) is absolute and unconditional irrespective of circumstances which might otherwise constitute a legal or equitable discharge of, or any defense, setoff or counterclaim available to HCP, except to the extent that any defense, setoff or counterclaim is available to the Managing Member in connection therewith. The obligations of HCP pursuant to this HCP Guarantee shall be binding upon HCP and its successors and assigns.

(Signature page follows)

Guarantee-1

HCP, INC.,
a Maryland corporation

By:	/s/ Adam G. Mabry
Name: Adam G. Mabry
Title: Senior Vice President – Investments

(End of signatures)

Guarantee-2

EXHIBIT A
PART I - MEMBERS AND CAPITAL CONTRIBUTIONS

Non-Managing Members (1)	Contribution	Gross Asset Value of Contribution (2)	Net Asset Value of Contribution (2)
Dowling Court Properties I LLC	Concord Property	$56,875,000.00	$13,138,654.36
	San Jose Property	$49,773,000.00	$3,526,099.86
	Santa Clarita Property	$62,687,000.00	$4,497,960.08
Dowling Court Properties II LLC	Huntington Beach Property	$50,940,000.00	$3,133,746.12
	Valencia Property	$63,779,000.00	$5,383,591.20
Total:		$284,054,000.00	$29,680,051.62

(1) Part II lists individual Non-Managing Members and their respective LLC Units.
(2) Represents portion allocable to Non-Managing Members.

Managing Member	Contribution	Gross Asset Value of Contribution	Net Asset Value of Contribution
SH DR California IV HoldCo, LLC	Cash	$56,619,877.43	$56,619,877.43

A-1

PART II - MEMBERS AND LLC UNITS
Non-Managing Member Units

Name	Address	Non-Managing Member Units
Dowling Court Properties I LLC	Dowling Court Properties I LLC 9240 Old Redwood Highway, Suite 200 Windsor, CA 95492 Attention: Joe Lin Facsimile: (707) 535-8299 Email: joe.lin@oakmontsl.com	660,303
Dowling Court Properties II LLC	Dowling Court Properties II LLC 9240 Old Redwood Highway, Suite 200 Windsor, CA 95492 Attention: Joe Lin Facsimile: (707) 535-8299 Email: joe.lin@oakmontsl.com	265,752

Managing Member Units

Name	Address	Managing Member Units
SH DR California IV HoldCo, LLC	SH DR California IV HoldCo, LLC 1920 Main Street, Suite 1200 Irvine, California 92614 Attention: Senior Vice President, Asset Management Facsimile: (949) 407-0800 Email: shnotices@hcpi.com	1,766,611

A-2

EXHIBIT B
NOTICE OF REDEMPTION

To:	SH DR California IV, LLC c/o HCP, Inc. 1920 Main Street, Suite 1200 Irvine, California 92614 Attention: Senior Vice President, Asset Management Facsimile: (949) 407-0800 Email: shnotices@hcpi.com
With a copy to:
SH DR California IV, LLC
c/o HCP, Inc.
1920 Main Street, Suite 1200
Irvine, California 92614
Attention: Scott Graziano, Senior Vice President, Deputy General Counsel, Assistant Corporate Secretary
Facsimile: (949) 407-0800
Email: sgraziano@hcpi.com

The undersigned Member or Assignee hereby irrevocably tenders for Redemption LLC Units in SH DR California IV, LLC (the “Company”) in accordance with the terms of the Second Amended and Restated Limited Liability Company Agreement of SH DR California IV, LLC, dated as of July 18, 2019 (the “Agreement”), and the Redemption Rights referred to therein. The undersigned Member or Assignee:
(a)    undertakes (i) to surrender such LLC Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the Managing Member, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 8.6.E of the Agreement;
(b)    directs that, at the sole discretion of the Managing Member, either (i) a certified check representing the Cash Amount deliverable upon closing of the Redemption be delivered to the address specified below, after deducting therefrom any costs or expenses to which the undersigned Member or Assignee is responsible pursuant to the Agreement, or (ii) a certificate(s) representing the REIT Shares deliverable upon the closing of such Redemption be delivered to the address specified below;
(c)    represents, warrants, certifies and agrees that: (1) the undersigned Member or Assignee has, and at the closing of the Redemption will have good, marketable and unencumbered title to such LLC Units, free and clear of the rights or interests of any other person or entity other than the rights of the Managing Member thereto or the Company in respect thereof, (2) the undersigned Member or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such LLC Units as provided herein, (3) the undersigned Member or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender, (4) such Redemption is in compliance with the provisions of Section 8.6

B-1

of the Agreement, and (5) except to the extent deducted from the Cash Amount pursuant to clause (b)(i) above, the undersigned Member or Assignee shall, as a condition to receipt of the REIT Shares, reimburse to the Managing Member all costs and expenses for which such undersigned Member or Assignee is responsible pursuant to the Agreement; and
(d)    acknowledges that it will continue to own such LLC Units until and unless such Redemption transaction closes, subject to the provisions of Section 5.7 of the Agreement.
All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.
Dated:

Name of Member or Assignee:

(Signature of Member or Assignee)

(Street Address)

(City) (State) (Zip)

Signature Guaranteed by:

Issue REIT Shares in the name of:

Please insert social security or identifying
number:

B-2

EXHIBIT C
FORM OF JOINDER AGREEMENT
JOINDER TO OPERATING AGREEMENT
THIS JOINDER TO OPERATING AGREEMENT (the “Joinder”) effecting a joinder to the Second Amended and Restated Limited Liability Company Operating Agreement of SH DR California IV, LLC dated as of July 18, 2019 (the “Operating Agreement”) is entered into as of [_________], 20[__], by and between SH DR California IV, LLC, a Delaware limited liability company (the “Company”), and [_________], a (the “New Member”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.
1.    New Member agrees to be bound by, the terms and conditions of the Operating Agreement, a copy of which is attached hereto as Exhibit A.
2.    New Member represents to the Company and the Managing Member that the representations and warranties set forth in Section 3.4 of the Operating Agreement are true and correct as of the date hereof.
3.    The Company agrees to admit New Member as a Non-Managing Member of the Company and, in connection therewith, to update and amend Exhibit A to the Operating Agreement, or the books and records of the Company, to reflect the information set forth on Exhibit B attached hereto.
4.    This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
5.    This Joinder shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws or choice of law of the State of Delaware or any other jurisdiction which would result in the application of the law of any jurisdiction other than the State of Delaware.
6.    The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.
7.    If any provision of this Joinder is in conflict with or inconsistent with any provision of the Operating Agreement, the provision of the Operating Agreement shall control.

C-1

IN WITNESS WHEREOF, this Joinder to Operating Agreement has been duly executed and delivered by the parties as of the date first above written.

COMPANY:	NEW MEMBER:
SH DR California IV, LLC, a Delaware limited liability company	[______________________], a [_______________________]

By:	By:
Name:	Name:
Title:	Title:

C-2

EXHIBIT A TO JOINDER
Company Operating Agreement

(See attached.)

C-1

EXHIBIT B TO JOINDER
New Non-Managing Member Information

(See attached.)

C-1

EXHIBIT D
EXAMPLE OF CERTAIN CALCULATIONS PURSUANT TO SECTION 5.6.C

Assumptions for example —

1.	LLC unit ownership:

	Units	Effective Price	Value of Interest	Percentage Interest
Managing Member Units (MMUs)	2,400,000	$25	60,000,000	75%
Non-Managing Member Units (NMMUs)	800,000	$25	20,000,000	25%
Total	3,200,000		80,000,000

2.
Sale of property to which distribution pursuant to Sec. 5.6.A(2) relates:
Disposition Proceeds = $30MM
Initial value = $25MM
Property Appreciation = $5MM
Portion of Disposition Proceeds to be distributed = $10MM

3.
Other assumptions:
Value of REIT stock on Reduction Date = $30
There is no Preferred Return Shortfall or Managing Member Shortfall
Unit Portion (Net Cash Flow of property sold/Net Cash Flow of all Contributed Properties) = .20
There have been no previous distributions of Disposition Proceeds or Refinancing Debt Proceeds
Adjustment Factor = 1.0

Calculation of Reduction:
Sec. 5.6.C(1) — NMMU Reduction = 82,733 Units ($2,482,000 ÷ 30), computed as
(i) excess of

(a)	$2.5MM ($10MM distribution * 25% NMM LLC units), over

(b)	NMM Sharing Amount of $18,000
(U)    (.20 Unit Portion * 3.2MM LLC Units Outstanding) = 640,000 = Unit Amount
(V)    640,000 * ($30 Value - $25 Effective Price) = $3.2MM Unit Appreciation

D-1

(W)    $5MM Property Appreciation - $3.2MM Unit Appreciation = $1.8MM = Aggregate Sharing Amount
(X)    $1.8MM Aggregate Sharing Amount - $0 Prior Sharing Amounts = $1.8MM Sharing Amount
(Y)    $1.8MM * 1% NMM Sharing Percentage = $18,000 NMM Sharing Amount
(Z)    $2.5MM — $18,000 = $2,482,000
Divided by

(ii) $30 Value on Reduction Date
Sec. 5.6.C(2) — MMU Reduction = 248,199 Units, computed as
(i)    82,733 Reduction Units for NMMs divided by 25% Aggregate Percentage Interests of NMMs before Reduction, times
(ii)    75% Percentage Interest of MM before Reduction
Calculation of Profit Participation Amount for NMMs:
$431,667, computed as the sum of
1.    $18,000 (Cumulative distributions pursuant to Sec. 5.6.A(2) that did not result in a Reduction), and
2.    $413,667 ($2,482,000 [$2.5MM cumulative distributions pursuant to sec. 5.6.A(2) —$18,000])
* (($30 weighted average Value on each Reduction Date - $25 Effective Price)/$30 weighted average Value on each Reduction Date)

D-2

EXHIBIT E-1
FORM OF PRINCIPAL GUARANTEE (DOWLING COURT I HCP LOAN)
(See attached)

E-1-1

GUARANTY AGREEMENT
THIS GUARANTY AGREEMENT (“Guarantee”), dated as of July 18, 2019, is made by each of the persons or entities whose names, severally but not jointly, are set forth on a counterpart signature page attached hereto (each, a “Guarantor,” and collectively, the “Guarantors”), in favor of HCP, Inc., a Maryland corporation (“Guaranteed Party”).
WHEREAS, Guarantors are members, partners and/or investors in Dowling Court Properties I LLC, a California limited liability company (“DCP I”).
WHEREAS, SH DR California IV, LLC, a Delaware limited liability company (“Borrower”), is indebted to Guaranteed Party pursuant to that certain promissory note, dated as of July 18, 2019, in the original principal amount of Thirty-Nine Million Eight Hundred Forty-Four Thousand Two Hundred Thirteen and No/100ths Dollars ($39,844,213.00), made by Borrower in favor of Guaranteed Party (the “DCP I Credit Document”).
WHEREAS, each Guarantor desires to guarantee collection of a portion of the amount owing under the DCP I Credit Document (the “Obligations”) up to an amount not in excess of the amount set forth on such Guarantor’s counterpart signature page attached hereto (such amount, as applicable to each individual Guarantor, such Guarantor’s “Maximum Guaranteed Amount” and all such amounts in the aggregate with respect to all Guarantors, the “Guaranteed Amount”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Guarantors agree as follows:

1.	Guarantee.

A.
Guarantors hereby irrevocably and unconditionally guarantee the collection by Guaranteed Party of, and hereby agree to pay to Guaranteed Party upon demand (following the commercially reasonable exhaustion of the exercise of any and all remedies available to Guaranteed Party against Borrower, including, without limitation and to the extent applicable, realizing upon the assets of Borrower or any other collateral for the Guaranteed Obligations), an amount equal to the excess, if any, of the Guaranteed Amount over the Borrower Proceeds (as hereinafter defined); provided that the obligation of each Guarantor shall be limited severally, and not jointly, to such Guarantor’s Maximum Guaranteed Amount, as set forth on such Guarantor’s counterpart signature page attached hereto. Each Guarantor’s obligations as set forth in this Paragraph 1.A are hereinafter referred to as the “Guaranteed Obligations.”

Guaranty Agreement (DCP I)

B.
For the purposes of this Guarantee, the term “Borrower Proceeds” shall mean the aggregate of all amounts collected from Borrower or realized from the sale or other disposition of assets of Borrower (whether applied to the Guaranteed Obligations or other obligations).

2.
Waivers; Other Agreements. Guaranteed Party is hereby authorized, without notice or demand upon any Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the enforceability of the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to:

(i)
waive or otherwise consent to noncompliance with any provision of the DCP I Credit Document, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations now or hereafter executed by Borrower or any other person and delivered to Guaranteed Party;

(ii)	accept partial payments on the Guaranteed Obligations by Borrower;

(iii)
receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations or for the payment of this Guarantee, or for the payment of any other guarantees of the Guaranteed Obligations, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, or otherwise alter or release any such additional security or collateral;

(iv)	apply any and all such security or collateral and direct the order or manner of sale thereof as Guaranteed Party may determine in its sole discretion;

(v)
settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any mortgage or any other security or collateral for the Guaranteed Obligations or any other guarantee therefor, in any manner;

(vi)	add, release or substitute any one or more other guarantors, borrowers or endorsers of the Guaranteed Obligations and otherwise

Guaranty Agreement (DCP I)

deal with Borrower or any other guarantor as Guaranteed Party may elect in its sole discretion; and

(vii)
apply any and all payments or recoveries from Borrower, any Guarantor or any other guarantor of the Guaranteed Obligations, to such of the Guaranteed Obligations as Guaranteed Party in its sole discretion may determine, whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others.

3.
Independent Obligations. Except as expressly set forth in Paragraph 1, the obligations of each Guarantor hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought by Guaranteed Party against any Guarantor, whether or not actions are brought against Borrower. Each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Guarantor may now or hereafter have against Borrower, or any other person directly or contingently liable for the payment or performance of the obligations under the DCP I Credit Document arising from the existence or performance of this Guarantee (including, but not limited to, Guaranteed Party, or any other member of Borrower) (except and only to the extent that such Guarantor makes a payment to Guaranteed Party in excess of the amount required to be paid under Paragraph 1 and the limitations set forth therein).

4.	Miscellaneous.

A.
Subject to the provisions of this Paragraph 4.A, this Guarantee is irrevocable as to any and all of the Guaranteed Obligations of each Guarantor until such Guarantor has disposed of all of its equity interests in Borrower (the “Termination Date”), provided that the obligations of such Guarantor hereunder shall continue after the Termination Date to the extent of any claims that are attributable fully and solely to an event or action that occurred on or before the Termination Date.

B.
In the event that any Guarantor disposes of all or any portion of such Guarantor’s equity interest in Borrower, the Guaranteed Obligations of such Guarantor shall be decreased by an amount equal to the portion of the Guaranteed Obligations of such Guarantor allocable to the disposed of equity interest (a “Reduction Date”), provided that the obligations of such Guarantor hereunder shall continue after the Reduction Date with respect to the Guaranteed Obligations undiminished by such reduction to the extent of

Guaranty Agreement (DCP I)

any claims that are attributable fully and solely to an event or action that occurred on or before said Reduction Date.

C.	This Guarantee is binding on each Guarantor and its successors and assigns, and inures to the benefit of Guaranteed Party.

D.
Upon request of the Guaranteed Party, the Guarantor shall provide the Guaranteed Party commercially reasonable documentation regarding the Guarantor’s financial condition, including any applicable financial statements that illustrate the Guarantor’s wherewithal to satisfy the Guarantee.

E.
The Guarantor intends that this Guarantee satisfy the requirements of Code Section 752 and the Treasury Regulations promulgated thereunder for a valid payment obligation with respect to the Guaranteed Obligation.

F.
No delay on the part of Guaranteed Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise or waiver by Guaranteed Party of any right or remedy shall preclude any further exercise thereof, nor shall any modification or waiver of any of the provisions of this Guarantee be binding upon Guaranteed Party, except as expressly set forth in a writing duly signed or delivered by Guaranteed Party or on Guaranteed Party’s behalf by an authorized officer or agent of Guaranteed Party. Guaranteed Party’s failure at any time or times hereafter to require strict performance by Borrower, any Guarantor or any other person of any of the provisions, warranties, terms and conditions contained in any security agreement, agreements, guarantee, instrument or document now or at any time or times hereafter executed by Borrower or any Guarantor or delivered to Guaranteed Party shall not waive, affect or diminish any right of Guaranteed Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of Guaranteed Party, its agents, officers, or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of Guaranteed Party and directed to Borrower or such Guarantor, or any of them (as the case may be) specifying such waiver. No waiver by Guaranteed Party of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Guaranteed Party permitted hereunder shall in any way affect or impair Guaranteed Party’s rights or the obligations of any Guarantor under this Guarantee.

Guaranty Agreement (DCP I)

G.
This Guarantee shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws of the State of California without regard to the principles of conflicts of laws.

H.
This Guarantee contains all the terms and conditions of the agreement between Guaranteed Party and each Guarantor. The terms and provisions of this Guarantee may not be waived, altered, modified or amended except in writing duly executed by the party to be charged thereby.

I.
This Guarantee may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Guarantee and of signature pages by facsimile transmission or electronic mail transmission (e.g., in .PDF format) will constitute effective execution and delivery of this Guarantee as to the parties and may be used in lieu of the original Guarantee for all purposes. Signatures of the parties transmitted by facsimile or electronic mail (e.g., in .PDF format) will be deemed to be their original signatures for any purpose whatsoever.

J.	Guarantor acknowledges that Guaranteed Party makes no representation or warranty concerning the treatment or effect of this Guaranty Agreement under federal, state, local, or foreign tax law.

K.	Any notice shall be directed to the parties at the following addresses:

If to a Guarantor:	To the address set forth next to such Guarantor’s name on Schedule 1 attached hereto
If to Guaranteed Party:	HCP, Inc. 1920 Main Street, Suite 1200 Irvine, California 92614 Attention: Senior Vice President, Asset Management Facsimile: (949) 407-0800 Email: shnotices@hcpi.com

[Remainder of page intentionally blank]

Guaranty Agreement (DCP I)

COUNTERPART SIGNATURE PAGE
ATTACHED TO AND MADE A PART OF
THAT CERTAIN GUARANTY AGREEMENT
DATED AS OF JULY 18, 2019
IN WITNESS WHEREOF, the undersigned, through its duly authorized representative, has executed this Guarantee as of the date first above written.
The obligation and liability of the undersigned as a Guarantor hereunder, shall be several, and not joint and shall be limited to the undersigned’s allocable share of the Guaranteed Amount as follows:

[____________________]	GUARANTOR:

[____________________]

Guaranty Agreement (DCP I)

Schedule 1 to Guaranty Agreement
Notice Addresses

Guarantor	Address

[____________________]	[____________________]

Guaranty Agreement (DCP I)

EXHIBIT E-2
FORM OF PRINCIPAL GUARANTEE (DOWLING COURT II HCP LOAN)
(See attached)

E-2-2

GUARANTY AGREEMENT
THIS GUARANTY AGREEMENT (“Guarantee”), dated as of July 18, 2019, is made by each of the persons or entities whose names, severally but not jointly, are set forth on a counterpart signature page attached hereto (each, a “Guarantor,” and collectively, the “Guarantors”), in favor of HCP, Inc., a Maryland corporation (“Guaranteed Party”).
WHEREAS, Guarantors are members, partners and/or investors in Dowling Court Properties II LLC, a California limited liability company (“DCP II”).
WHEREAS, SH DR California IV, LLC, a Delaware limited liability company (“Borrower”), is indebted to Guaranteed Party pursuant to that certain promissory note, dated as of July 18, 2019, in the original principal amount of Forty-Four Million Eight Hundred Thirteen Thousand Two Hundred Twenty-Four and No/100ths Dollars ($44,813,224.00), made by Borrower in favor of Guaranteed Party (the “DCP II Credit Document”).
WHEREAS, each Guarantor desires to guarantee collection of a portion of the amount owing under the DCP II Credit Document (the “Obligations”) up to an amount not in excess of the amount set forth on such Guarantor’s counterpart signature page attached hereto (such amount, as applicable to each individual Guarantor, such Guarantor’s “Maximum Guaranteed Amount” and all such amounts in the aggregate with respect to all Guarantors, the “Guaranteed Amount”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Guarantors agree as follows:

1.	Guarantee.

A.
Guarantors hereby irrevocably and unconditionally guarantee the collection by Guaranteed Party of, and hereby agree to pay to Guaranteed Party upon demand (following the commercially reasonable exhaustion of the exercise of any and all remedies available to Guaranteed Party against Borrower, including, without limitation and to the extent applicable, realizing upon the assets of Borrower or any other collateral for the Guaranteed Obligations), an amount equal to the excess, if any, of the Guaranteed Amount over the Borrower Proceeds (as hereinafter defined); provided that the obligation of each Guarantor shall be limited severally, and not jointly, to such Guarantor’s Maximum Guaranteed Amount, as set forth on such Guarantor’s counterpart signature page attached hereto. Each Guarantor’s obligations as set forth in this Paragraph 1.A are hereinafter referred to as the “Guaranteed Obligations.”

Page 1 of 7 Pages

Guaranty Agreement (DCP II)

B.
For the purposes of this Guarantee, the term “Borrower Proceeds” shall mean the aggregate of all amounts collected from Borrower or realized from the sale or other disposition of assets of Borrower (whether applied to the Guaranteed Obligations or other obligations).

2.
Waivers; Other Agreements. Guaranteed Party is hereby authorized, without notice or demand upon any Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the enforceability of the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to:

(i)
waive or otherwise consent to noncompliance with any provision of the DCP II Credit Document, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations now or hereafter executed by Borrower or any other person and delivered to Guaranteed Party;

(ii)	accept partial payments on the Guaranteed Obligations by Borrower;

(iii)
receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations or for the payment of this Guarantee, or for the payment of any other guarantees of the Guaranteed Obligations, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, or otherwise alter or release any such additional security or collateral;

(iv)	apply any and all such security or collateral and direct the order or manner of sale thereof as Guaranteed Party may determine in its sole discretion;

(v)
settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any mortgage or any other security or collateral for the Guaranteed Obligations or any other guarantee therefor, in any manner;

(vi)
add, release or substitute any one or more other guarantors, borrowers or endorsers of the Guaranteed Obligations and otherwise deal with Borrower or any other guarantor as Guaranteed Party may elect in its sole discretion; and

Page 2 of 7 Pages

Guaranty Agreement (DCP II)

(vii)
apply any and all payments or recoveries from Borrower, any Guarantor or any other guarantor of the Guaranteed Obligations, to such of the Guaranteed Obligations as Guaranteed Party in its sole discretion may determine, whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others.

3.
Independent Obligations. Except as expressly set forth in Paragraph 1, the obligations of each Guarantor hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought by Guaranteed Party against any Guarantor, whether or not actions are brought against Borrower. Each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Guarantor may now or hereafter have against Borrower, or any other person directly or contingently liable for the payment or performance of the obligations under the DCP II Credit Document arising from the existence or performance of this Guarantee (including, but not limited to, Guaranteed Party, or any other member of Borrower) (except and only to the extent that such Guarantor makes a payment to Guaranteed Party in excess of the amount required to be paid under Paragraph 1 and the limitations set forth therein).

4.	Miscellaneous.

A.
Subject to the provisions of this Paragraph 4.A, this Guarantee is irrevocable as to any and all of the Guaranteed Obligations of each Guarantor until such Guarantor has disposed of all of its equity interests in Borrower (the “Termination Date”), provided that the obligations of such Guarantor hereunder shall continue after the Termination Date to the extent of any claims that are attributable fully and solely to an event or action that occurred on or before the Termination Date.

B.
In the event that any Guarantor disposes of all or any portion of such Guarantor’s equity interest in Borrower, the Guaranteed Obligations of such Guarantor shall be decreased by an amount equal to the portion of the Guaranteed Obligations of such Guarantor allocable to the disposed of equity interest (a “Reduction Date”), provided that the obligations of such Guarantor hereunder shall continue after the Reduction Date with respect to the Guaranteed Obligations undiminished by such reduction to the extent of any claims that are attributable fully and solely to an event or action that occurred on or before said Reduction Date.

C.	This Guarantee is binding on each Guarantor and its successors and assigns, and inures to the benefit of Guaranteed Party.

Page 3 of 7 Pages

Guaranty Agreement (DCP II)

D.
Upon request of the Guaranteed Party, the Guarantor shall provide the Guaranteed Party commercially reasonable documentation regarding the Guarantor’s financial condition, including any applicable financial statements that illustrate the Guarantor’s wherewithal to satisfy the Guarantee.

E.
The Guarantor intends that this Guarantee satisfy the requirements of Code Section 752 and the Treasury Regulations promulgated thereunder for a valid payment obligation with respect to the Guaranteed Obligation.

F.
No delay on the part of Guaranteed Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise or waiver by Guaranteed Party of any right or remedy shall preclude any further exercise thereof, nor shall any modification or waiver of any of the provisions of this Guarantee be binding upon Guaranteed Party, except as expressly set forth in a writing duly signed or delivered by Guaranteed Party or on Guaranteed Party’s behalf by an authorized officer or agent of Guaranteed Party. Guaranteed Party’s failure at any time or times hereafter to require strict performance by Borrower, any Guarantor or any other person of any of the provisions, warranties, terms and conditions contained in any security agreement, agreements, guarantee, instrument or document now or at any time or times hereafter executed by Borrower or any Guarantor or delivered to Guaranteed Party shall not waive, affect or diminish any right of Guaranteed Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of Guaranteed Party, its agents, officers, or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of Guaranteed Party and directed to Borrower or such Guarantor, or any of them (as the case may be) specifying such waiver. No waiver by Guaranteed Party of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Guaranteed Party permitted hereunder shall in any way affect or impair Guaranteed Party’s rights or the obligations of any Guarantor under this Guarantee.

G.
This Guarantee shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws of the State of California without regard to the principles of conflicts of laws.

H.
This Guarantee contains all the terms and conditions of the agreement between Guaranteed Party and each Guarantor. The terms and provisions of this Guarantee may not be waived, altered, modified or amended except in writing duly executed by the party to be charged thereby.

Page 4 of 7 Pages

Guaranty Agreement (DCP II)

I.
This Guarantee may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Guarantee and of signature pages by facsimile transmission or electronic mail transmission (e.g., in .PDF format) will constitute effective execution and delivery of this Guarantee as to the parties and may be used in lieu of the original Guarantee for all purposes. Signatures of the parties transmitted by facsimile or electronic mail (e.g., in .PDF format) will be deemed to be their original signatures for any purpose whatsoever.

J.	Guarantor acknowledges that Guaranteed Party makes no representation or warranty concerning the treatment or effect of this Guaranty Agreement under federal, state, local, or foreign tax law.

K.	Any notice shall be directed to the parties at the following addresses:

If to a Guarantor:	To the address set forth next to such Guarantor’s name on Schedule 1 attached hereto
If to Guaranteed Party:	HCP, Inc. 1920 Main Street, Suite 1200 Irvine, California 92614 Attention: Senior Vice President, Asset Management Facsimile: (949) 407-0800 Email: shnotices@hcpi.com

[Remainder of page intentionally blank]

Page 5 of 7 Pages

Guaranty Agreement (DCP II)

COUNTERPART SIGNATURE PAGE
ATTACHED TO AND MADE A PART OF
THAT CERTAIN GUARANTY AGREEMENT
DATED AS OF JULY 18, 2019
IN WITNESS WHEREOF, the undersigned, through its duly authorized representative, has executed this Guarantee as of the date first above written.
The obligation and liability of the undersigned as a Guarantor hereunder, shall be several, and not joint and shall be limited to the undersigned’s allocable share of the Guaranteed Amount as follows:

[____________________]	GUARANTOR:

[____________________]

Page 6 of 7 Pages

Guaranty Agreement (DCP II)

Schedule 1 to Guaranty Agreement
Notice Addresses

Guarantor	Address

[____________________]	[____________________]

Page 7 of 7 Pages
Guaranty Agreement (DCP II)

EXHIBIT F-1-1
FORM OF HCP NOTE (DOWLING COURT I HCP LOAN)
DEMAND PROMISSORY NOTE
Principal Amount: $39,844,213    Date of this Note: July 18, 2019
1.    Promise to Pay. For good and valuable consideration, SH DR CALIFORNIA IV, LLC, a Delaware limited liability company (“Payor”), promises to pay to HCP, INC., a Maryland corporation (together with its registered successors and assigns, “Payee”), on order, Thirty-Nine Million Eight Hundred Forty-Four Thousand Two Hundred Thirteen and No/100ths Dollars ($39,844,213.00) (the “Principal Amount”), together with interest thereon at the Applicable Interest Rate (as hereinafter defined) from the date of this Note until paid, in accordance with the terms contained herein. Interest shall be computed on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. As used herein, “Applicable Interest Rate” shall mean four and fifty-two hundredths percent (4.52%) per annum.
2.    Loan Documents; Security. The loan (the “Loan”) evidenced by this Demand Promissory Note (this “Note”), and is secured by that certain Pledge and Security Agreement (the “Pledge Agreement”) executed and delivered concurrently herewith by and between Payor, as pledgor, and Payee, as the secured party. This Note, the Pledge Agreement, and all other agreements, documents and instruments securing or relating to the Loan, will hereinafter be referred to collectively as the “Loan Documents.”
3.    Payment Schedule. From the date of this Note to and until the Demand Date (as hereinafter defined), Payor shall pay quarterly all accrued and unpaid interest under this Note. Each such quarterly installment of accrued and unpaid interest shall be paid on or before the Quarterly Installment Date. For purposes of this Note, the “Quarterly Installment Date” shall be January 1, April 1, July 1, and October 1 of each year to and until the Demand Date. The first installment of accrued and unpaid interest under this Note shall be paid on or before October 1, 2019. Subject to the provisions of Section 4 below, the entire indebtedness under this Note (including the Principal Amount and all accrued and unpaid interest) shall be due and payable on the date (the “Demand Date”) that Payee of this Note delivers to Payor at 1920 Main Street, Suite 1200, Irvine, California 92614, a writing demanding immediate payment of the indebtedness hereunder. All payments shall be applied first to amounts owing under this Note or any of the other Loan Documents other than interest and principal, next to accrued interest and then to the principal balance. All payments shall be made in lawful money of the United States.
4.    Safe Harbor Demand Date. Notwithstanding anything to the contrary contained herein, the Demand Date shall be deemed to have automatically occurred, and without the requirement of any notice or demand from Payor upon the occurrence of any of the following: (a) the transfer of fee title to all or any part of the real property owned directly or indirectly by the Pledgor under the Pledge Agreement (the “Real Property”) or any other transfer of such Real Property that could constitute a sale for United States federal tax purposes; (b) the date on which less than eighty-five percent (85%) of the value of the assets of the Pledgor under the Pledge Agreement is comprised of real property; or (c) the date on which Payor’s allocable share of the value of the Real Property (taken together) (less any liabilities) is less than the

F-1-1

Principal Amount outstanding under this Note. For purposes of clauses (b) and (c) above, determinations of value shall be made by Payor in its discretion and in accordance with Sections 1.856-3(d), 1.856-5(c)(2) and 1.856-3(g) of the Treasury Regulations promulgated under the Internal Revenue Code of 1986, as amended, as applicable.
5.    Purpose of Loan. The Loan evidenced by this Note is being made by Payee to Payor pursuant to the provisions of Sections 4.3.B and 5.10 of that certain Second Amended and Restated Limited Liability Company Agreement for SH DR California IV, LLC dated July 18, 2019, as amended.
6.    Register. Payor will maintain, at its principal place of business, a register for the recordation of the names and addresses of Payee(s) and the Principal Amount (and stated interest) owing to each Payee (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Payor and Payee(s) shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Payee hereunder for all purposes of this Note, notwithstanding notice to the contrary. The registered owner of this Note (or any portion hereof) as indicated on the Register shall be the party with the exclusive right to receive payment of any Principal Amount and accrued and unpaid interest thereon under this Note. The Register shall be available for inspection by Payor and Payee(s) at any reasonable time and from time to time upon reasonable prior notice. No assignment, transfer or other disposition of this Note (or any portion thereof) shall be effective unless it has been recorded in the Register. It is intended that the Register constitute a “book entry system” within the meaning of Treasury Regulations Section 5f.103-1(c)(1)(ii) and shall be interpreted consistently therewith.
7.    Miscellaneous Provisions. If Payee of this Note refers this Note or any of the other Loan Documents to an attorney to enforce, construe or defend any provision hereof, with or without the filing of any legal action or proceeding, Payor shall pay to Payee of this Note upon demand the amount of all attorneys’ fees, costs and other expenses incurred in connection therewith, together with interest thereon from the date of demand at the rate set forth in Section 1 above. No provision of this Note may be amended, modified, supplemented, changed, waived, discharged or terminated unless Payee of this Note consents thereto in writing. In case any one or more of the provisions contained in this Note should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Note shall be binding upon and inure to the benefit of Payor and Payee. The parties intend for this Note to be negotiable in accordance with Section 3-104 of the California Uniform Commercial Code. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein. This Note shall be governed by and construed in accordance with the laws of the State of California.
(Signature Page Follows)

F-1-2

IN WITNESS WHEREOF, Payor has executed this Note as of the Date of this Note set forth above.

SH DR CALIFORNIA IV, LLC,
a Delaware limited liability company

By:
Name: Adam G. Mabry
Title: Senior Vice President

F-1-3

EXHIBIT F-2-1
FORM OF HCP NOTE (DOWLING COURT II HCP LOAN)
DEMAND PROMISSORY NOTE
Principal Amount: $44,813,224.00    Date of this Note: July 18, 2019
1.Promise to Pay. For good and valuable consideration, SH DR CALIFORNIA IV, LLC, a Delaware limited liability company (“Payor”), promises to pay to HCP, INC., a Maryland corporation (together with its registered successors and assigns, “Payee”), on order, Forty-Four Million Eight Hundred Thirteen Thousand Two Hundred Twenty-Four and No/100ths Dollars ($44,813,224.00) (the “Principal Amount”), together with interest thereon at the Applicable Interest Rate (as hereinafter defined) from the date of this Note until paid, in accordance with the terms contained herein. Interest shall be computed on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. As used herein, “Applicable Interest Rate” shall mean four and fifty-two hundredths percent (4.52%) per annum.
2.Loan Documents; Security. The loan (the “Loan”) evidenced by this Demand Promissory Note (this “Note”), and is secured by that certain Pledge and Security Agreement (the “Pledge Agreement”) executed and delivered concurrently herewith by and between Payor, as pledgor, and Payee, as the secured party. This Note, the Pledge Agreement, and all other agreements, documents and instruments securing or relating to the Loan, will hereinafter be referred to collectively as the “Loan Documents.”
3.Payment Schedule. From the date of this Note to and until the Demand Date (as hereinafter defined), Payor shall pay quarterly all accrued and unpaid interest under this Note. Each such quarterly installment of accrued and unpaid interest shall be paid on or before the Quarterly Installment Date. For purposes of this Note, the “Quarterly Installment Date” shall be January 1, April 1, July 1, and October 1 of each year to and until the Demand Date. The first installment of accrued and unpaid interest under this Note shall be paid on or before October 1, 2019. Subject to the provisions of Section 4 below, the entire indebtedness under this Note (including the Principal Amount and all accrued and unpaid interest) shall be due and payable on the date (the “Demand Date”) that Payee of this Note delivers to Payor at 1920 Main Street, Suite 1200, Irvine, California 92614, a writing demanding immediate payment of the indebtedness hereunder. All payments shall be applied first to amounts owing under this Note or any of the other Loan Documents other than interest and principal, next to accrued interest and then to the principal balance. All payments shall be made in lawful money of the United States.
4.Safe Harbor Demand Date. Notwithstanding anything to the contrary contained herein, the Demand Date shall be deemed to have automatically occurred, and without the requirement of any notice or demand from Payor upon the occurrence of any of the following: (a) the transfer of fee title to all or any part of the real property owned directly or indirectly by the Pledgor under the Pledge Agreement (the “Real Property”) or any other transfer of such Real Property that could constitute a sale for United States federal tax purposes; (b) the date on which less than eighty-five percent (85%) of the value of the assets of the Pledgor under the Pledge Agreement is comprised of real property; or (c) the date on which Payor’s allocable

F-2-1

share of the value of the Real Property (taken together) (less any liabilities) is less than the Principal Amount outstanding under this Note. For purposes of clauses (b) and (c) above, determinations of value shall be made by Payor in its discretion and in accordance with Sections 1.856-3(d), 1.856-5(c)(2) and 1.856-3(g) of the Treasury Regulations promulgated under the Internal Revenue Code of 1986, as amended, as applicable.
5.Purpose of Loan. The Loan evidenced by this Note is being made by Payee to Payor pursuant to the provisions of Sections 4.3.B and 5.10 of that certain Second Amended and Restated Limited Liability Company Agreement for SH DR California IV, LLC dated July 18, 2019, as amended.
6.Register. Payor will maintain, at its principal place of business, a register for the recordation of the names and addresses of Payee(s) and the Principal Amount (and stated interest) owing to each Payee (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Payor and Payee(s) shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Payee hereunder for all purposes of this Note, notwithstanding notice to the contrary. The registered owner of this Note (or any portion hereof) as indicated on the Register shall be the party with the exclusive right to receive payment of any Principal Amount and accrued and unpaid interest thereon under this Note. The Register shall be available for inspection by Payor and Payee(s) at any reasonable time and from time to time upon reasonable prior notice. No assignment, transfer or other disposition of this Note (or any portion thereof) shall be effective unless it has been recorded in the Register. It is intended that the Register constitute a “book entry system” within the meaning of Treasury Regulations Section 5f.103-1(c)(1)(ii) and shall be interpreted consistently therewith.
7.Miscellaneous Provisions. If Payee of this Note refers this Note or any of the other Loan Documents to an attorney to enforce, construe or defend any provision hereof, with or without the filing of any legal action or proceeding, Payor shall pay to Payee of this Note upon demand the amount of all attorneys’ fees, costs and other expenses incurred in connection therewith, together with interest thereon from the date of demand at the rate set forth in Section 1 above. No provision of this Note may be amended, modified, supplemented, changed, waived, discharged or terminated unless Payee of this Note consents thereto in writing. In case any one or more of the provisions contained in this Note should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Note shall be binding upon and inure to the benefit of Payor and Payee. The parties intend for this Note to be negotiable in accordance with Section 3-104 of the California Uniform Commercial Code. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein. This Note shall be governed by and construed in accordance with the laws of the State of California.
(Signature Page Follows)

F-2-2

IN WITNESS WHEREOF, Payor has executed this Note as of the Date of this Note set forth above.

SH DR CALIFORNIA IV, LLC,
a Delaware limited liability company

By:
Name: Adam G. Mabry
Title: Senior Vice President

F-2-3

EXHIBIT F-3-1
FORM OF HCP LOAN RESERVES NOTE
DEMAND PROMISSORY NOTE
Principal Amount: $3,200,000.00    Date of this Note: July 18, 2019
1.Promise to Pay. For good and valuable consideration, SH DR CALIFORNIA IV, LLC, a Delaware limited liability company (“Payor”), promises to pay to HCP, INC., a Maryland corporation (together with its registered successors and assigns, “Payee”), on order, Three Million Two Hundred Thousand and No/100ths Dollars ($3,200,000.00) (the “Principal Amount”), together with interest thereon at the Applicable Interest Rate (as hereinafter defined) from the date of this Note until paid, in accordance with the terms contained herein. Interest shall be computed on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. As used herein, “Applicable Interest Rate” shall mean three and six tenths percent (3.6%) per annum.
2.Payment Schedule and Maturity Date. From the date of this Note to and until the Maturity Date (as hereinafter defined), Payor shall pay quarterly all accrued and unpaid interest under this Note. Each such quarterly installment of accrued and unpaid interest shall be paid on or before the Quarterly Installment Date. For purposes of this Note, the “Quarterly Installment Date” shall be January 1, April 1, July 1, and October 1 of each year to and until the Demand Date. The first installment of accrued and unpaid interest under this Note shall be paid on or before October 1, 2019. The entire indebtedness under this Note (including the Principal Amount and all accrued and unpaid interest) shall be due and payable on July 18, 2022 (the “Maturity Date”). All payments shall be applied first to amounts owing under this Note other than interest and principal, next to accrued interest and then to the principal balance. All payments shall be made in lawful money of the United States.
3.Purpose of Loan. The Loan evidenced by this Note is being made by Payee to Payor pursuant to the provisions of Section 4.3.B of that certain Second Amended and Restated Limited Liability Company Agreement for SH DR California IV, LLC dated July 18, 2019, as amended.
4.Register. Payor will maintain, at its principal place of business, a register for the recordation of the names and addresses of Payee(s) and the Principal Amount (and stated interest) owing to each Payee (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Payor and Payee(s) shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Payee hereunder for all purposes of this Note, notwithstanding notice to the contrary. The registered owner of this Note (or any portion hereof) as indicated on the Register shall be the party with the exclusive right to receive payment of any Principal Amount and accrued and unpaid interest thereon under this Note. The Register shall be available for inspection by Payor and Payee(s) at any reasonable time and from time to time upon reasonable prior notice. No assignment, transfer or other disposition of this Note (or any portion thereof) shall be effective unless it has been recorded in the Register. It is intended that the Register constitute a “book entry system” within the meaning of Treasury Regulations Section 5f.103-1(c)(1)(ii) and shall be interpreted consistently therewith.

F-3-1

5.Miscellaneous Provisions. If Payee of this Note refers this Note to an attorney to enforce, construe or defend any provision hereof, with or without the filing of any legal action or proceeding, Payor shall pay to Payee of this Note upon demand the amount of all attorneys’ fees, costs and other expenses incurred in connection therewith, together with interest thereon from the date of demand at the rate set forth in Section 1 above. No provision of this Note may be amended, modified, supplemented, changed, waived, discharged or terminated unless Payee of this Note consents thereto in writing. In case any one or more of the provisions contained in this Note should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Note shall be binding upon and inure to the benefit of Payor and Payee. The parties intend for this Note to be negotiable in accordance with Section 3-104 of the California Uniform Commercial Code. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein. This Note shall be governed by and construed in accordance with the laws of the State of California.
(Signature Page Follows)

F-3-2

IN WITNESS WHEREOF, Payor has executed this Note as of the Date of this Note set forth above.

SH DR CALIFORNIA IV, LLC,
a Delaware limited liability company

By:
Name: Adam G. Mabry
Title: Senior Vice President

F-3-1

EXHIBIT G-1
FORM OF PLEDGE AND SECURITY AGREEMENT
(DOWLING COURT I HCP LOAN)

PLEDGE AND SECURITY AGREEMENT
between
HCP, INC.
and
SH DR CALIFORNIA IV, LLC
Dated as of July 18, 2019

G-1-1

G-2-2

7.7	Counterparts	20
7.8	Severability	21
7.9	Section Headings	21
7.10	Integration/Conflict	21
7.11	GOVERNING LAW	21
7.12	Submission to Jurisdiction; Waivers	21
7.13	Acknowledgments	22
7.14	Releases	22
7.15	WAIVER OF JURY TRIAL	22

SCHEDULE 1	Description of Pledged Equity Interests and Issuer Subsidiary Interests	1-1
SCHEDULE 2	Filings and Other Actions Required to Perfect Security Interests	2-1
SCHEDULE 3	Exact Legal Name, Location of Jurisdiction of Organization,
	Chief Executive Office and Notice Address	3-1
EXHIBIT A	Form of Uncertificated Securities Control Agreement	A-1

G-1-3

PLEDGE AND SECURITY AGREEMENT, dated as of July 18, 2019 (the “Effective Date”), by and between SH DR CALIFORNIA IV, LLC, a Delaware limited liability company (“Pledgor”), and HCP, INC., a Maryland corporation (together with its successors and assigns, “Secured Party”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Note (as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time, the “Note”) dated as of the Effective Date in the principal amount of Thirty-Nine Million Eight Hundred Forty-Four Thousand Two Hundred Thirteen and No/100ths Dollars ($39,844,213.00) (the “Loan Amount”) by Pledgor in favor of Secured Party, Secured Party has agreed to make a loan (the “HCP Loan”) to Pledgor for the Loan Amount upon the terms and subject to the conditions set forth therein;
WHEREAS, Pledgor owns directly the Equity Interests in each Issuer (as hereinafter defined) listed on Schedule 1 hereto;
WHEREAS, each Issuer owns, directly or indirectly, one hundred percent (100%) of the Equity Interests (the “Issuer Subsidiary Interests”) in each of the limited liability companies (each, an “Issuer Subsidiary”) as set forth opposite the applicable Issuer’s name on Schedule 1 hereto, and each such limited liability company is an affiliate of Pledgor; and
WHEREAS, it is a condition precedent to the obligation of Secured Party to make the HCP Loan to Pledgor under the Note that Pledgor shall have executed and delivered this Agreement to Secured Party.
NOW, THEREFORE, in consideration of the premises and to induce Secured Party to make the Loan to Pledgor thereunder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor hereby agrees with Secured Party, as follows:
Section 1.DEFINED TERMS
1.1    Definitions.
(a)     The following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Certificated Security, Securities Account and Uncertificated Security.
(b)    The following terms shall have the following meanings:
“Agreement” shall mean this Pledge and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Collateral” shall have the meaning set forth in Section 2(a).
“Collateral Account” shall mean any collateral account established by Secured Party as provided in Section 5.1.

G-2-4

“Default” or “Event of Default” shall mean any breach or default of Pledgor in its payment or other obligations under the Note or any other breach or default under this Agreement.
“Discharge of the Secured Obligations” shall mean and shall have occurred when all Secured Obligations shall have been paid in full in cash.
“Effective Date” shall have the meaning set forth in the Preamble hereto.
“Equity Interests” (i) shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of the equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests, and, if such Person is a trust, all beneficial interests therein, and shall also include any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such corporation, partnership, limited liability company or trust, whether outstanding on the date hereof or issued on or after the date hereof and (ii) shall include, without limitation, all Pledged LLC Interests.
“Issuer Subsidiary” shall have the meaning set forth in the Recitals hereto.
“Issuer Subsidiary Interests” shall have the meaning set forth in the Recitals hereto.
“Issuers” shall mean the collective reference to each issuer of Pledged Equity Interests.
“Lien” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
“Loan” shall have the meaning set forth in the Recitals hereto.
“Loan Amount” shall have the meaning set forth in the Recitals hereto.
“Note” shall have the meaning set forth in the Recitals hereto.
“Note Obligations” shall mean (i) all principal of and interest (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and premium (if any) on all loans made pursuant to the Note, (ii) all reimbursement obligations (if any) and interest thereon (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of

G-1-5

any insolvency, reorganization or like proceeding, relating to Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) with respect to any letter of credit or similar instruments issued pursuant to the Note, and (iii) all guarantee obligations, fees, expenses and all other Secured Obligations.
“Permitted Liens” means those Liens for taxes not yet due and payable.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental entity, unincorporated organization, trust, association or other entity.
“Pledged Equity Interests” shall mean all Equity Interests, and shall include Pledged LLC Interests.
“Pledged LLC Interests” shall mean all membership interests and other interests now owned or hereafter acquired by Pledgor in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 1 hereto under the heading “Pledged LLC Interests” and the certificates, if any, representing such limited liability company interests and any interest of Pledgor on the books and records of such limited liability company and any securities entitlements relating thereto and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option or other agreement to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a member in such limited liability company, all rights as and to become a member of the limited liability company, all rights of Pledgor under any shareholder or voting trust agreement or similar agreement in respect of such limited liability company, all of Pledgor’s right, title and interest as a member to any and all assets or properties of such limited liability company, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing.
“Pledgor” shall have the meaning set forth in the Preamble hereto.
“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Equity Interests, collections thereon and distributions or payments with respect thereto.
“Secured Obligations” shall mean (i) the Note Obligations, (ii) any guarantee of the Note Obligations and (iii) whether or not constituting Note Obligations, the unpaid principal of and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of Pledgor to Secured Party.
“Secured Party” shall have the meaning set forth in the Preamble hereto.

G-1-6

“Securities Act” shall mean the Securities Act of 1933, as amended.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of California; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
1.2    Other Definitional Provisions.
(a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references, are to this Agreement unless otherwise specified. References to any Schedule, Exhibit or Annex shall mean such Schedule, Exhibit or Annex as amended or supplemented from time to time in accordance with this Agreement.
(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to Pledgor, shall refer to Pledgor’s Collateral or the relevant part thereof.
(d)    The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.
(e)    The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.
(f)    All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
Section 2. GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL

(a)    Pledgor hereby assigns and transfers to Secured Party, and hereby grants to Secured Party, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by Pledgor or in which Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the

G-1-7

“Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:
(i)    all Pledged Equity Interests;
(ii)    all Collateral Accounts;
(iii)    all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and
(iv)    to the extent not otherwise included all Proceeds, products, accessions, rents and profits of any and all of the foregoing.
(b)    Notwithstanding anything herein to the contrary, (i) Pledgor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to Secured Party, and (ii) Pledgor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and Secured Party shall not have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Pledged LLC Interests.
Section 3. REPRESENTATIONS AND WARRANTIES
To induce Secured Party to make the Loan to Pledgor in the Loan Amount pursuant to the Note, Pledgor hereby represents and warrants to Secured Party on the Effective Date, that:
3.1    Organization and Qualification; Authority; Binding Effect.
(a)    Pledgor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority conduct its business as now being conducted.
(b)    Pledgor has, and at the Effective Date shall have, the full and unrestricted right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions and perform all obligations contemplated hereby to be performed by it and in all agreements, instruments and documents being or to be executed and delivered by it in connection with such transactions. The execution and delivery of this by Pledgor, the performance of this Agreement by Pledgor, and the consummation of the transactions contemplated hereby, have been duly authorized by Pledgor and no other proceeding on the part of Pledgor is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This

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Agreement has been duly executed and delivered by Pledgor and constitutes the valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms.
3.2    No Conflict; Required Filings and Consents.
(a)    The execution and delivery by Pledgor of this Agreement, Pledgor’s performance of this Agreement, and the consummation of the transactions contemplated hereby shall not conflict with or violate or constitute, with or without notice or the lapse of time or both, a breach of or default under: (i) the certificate of formation, operating agreement or other agreement or instrument addressing the ownership or internal operations of Pledgor; (ii) any provision of applicable law or a governmental order; (iii) any contract to which Pledgor is a party; or (iv) any other instrument to which Pledgor is a party or by which Pledgor may be bound.
(b)    The execution and delivery by Pledgor of this Agreement, Pledgor’s performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby shall not, with or without notice or the lapse of time or both: (i) require consents, authorizations, orders and approvals of, or filings with or notifications to, any governmental entity or any other Person; or (ii) give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any.
3.3    Title; No Other Liens. Pledgor owns each item of the Collateral free and clear of any and all Liens or claims, including, without limitation, liens arising as a result of Pledgor becoming bound (as a result of merger or otherwise) as pledgor under a security agreement or pledge agreement entered into by another Person, except, with respect to any Collateral other than Pledged Equity Interests, for Permitted Liens and, in the case of Pledged Equity Interests, Permitted Liens arising pursuant to applicable laws. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of Secured Party, pursuant to this Agreement or as are permitted by the Note.
3.4    Valid, Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute a legal and valid security interest in favor of Secured Party, securing the payment and performance of Pledgor’s Secured Obligations and upon completion of the filings and other actions specified on Schedule 2 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to Secured Party in duly completed and duly executed form, as applicable, and may be filed by Secured Party at any time) and payment of all filing fees, will constitute fully perfected security interests in all of the Collateral, prior to all other Liens on the Collateral except for Permitted Liens. Without limiting the foregoing, Pledgor has taken all actions necessary or desirable, including without limitation those specified in Section 4.2 to establish Secured Party’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Collateral constituting Certificated Securities or Uncertificated Securities.
3.5    Name; Jurisdiction of Organization, Etc. Pledgor’s exact legal name (as indicated on the public record of Pledgor’s jurisdiction of formation or organization), jurisdiction of organization, and the location of Pledgor’s chief executive office or sole place of business are

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specified on Schedule 3. Pledgor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3, the jurisdiction of each Pledgor’s organization of formation is required to maintain a public record showing Pledgor to have been organized or formed. Except as specified on Schedule 3, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (if applicable) or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five (5) years and has not within the last five (5) years become bound (whether as a result of merger or otherwise) as pledgor under a security agreement entered into by another Person, which has not heretofore been terminated. Unless otherwise stated on Schedule 3, Pledgor is not a transmitting utility as defined in UCC § 9-102(a)(80).
3.6    Pledged Equity Interests.
(a)  Schedule 1 hereto sets forth under the headings “Pledged LLC Interests” all of the Pledged LLC Interests owned by Pledgor and such Pledged Equity Interests constitute the percentage of issued and outstanding membership interests of the respective Issuers thereof indicated on such Schedule.
(b)    All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable. Pledgor is not in default of its obligations under any organizational document of any Issuer of Pledged Equity Interests.
(c)     None of the Pledged LLC Interests are, or represent interests in entities that (i) are registered as investment companies, (ii) are dealt in or traded on securities exchanges or markets or (iii) have opted to be treated as securities under the Uniform Commercial Code of any jurisdiction. None of the Pledged Equity Interests are credited to any Securities Account.
(d)     No consent, approval or authorization of any Person is required for the pledge by Pledgor of the Pledged Equity Interests pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, whether under the organizational documents of any Issuer of Pledged Equity Interests or otherwise, except such as have been obtained and are in full force and effect.
(e)    There are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.
Section 4. COVENANTS
Pledgor covenants and agrees with Secured Party that, from and after the date of this Agreement until the Discharge of the Secured Obligations:
4.1    Covenants in Note. Pledgor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by Pledgor or any of its subsidiaries.

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4.2    Delivery and Control of Pledged Equity Interests.
(a)    If any of the Collateral is or shall become evidenced or represented by any Certificated Security, such Certificated Security shall be immediately delivered to Secured Party, duly endorsed in a manner satisfactory to Secured Party, to be held as Collateral pursuant to this Agreement.
(b)    If any of the Collateral is or shall become evidenced or represented by an Uncertificated Security, Pledgor shall cause the Issuer thereof either (i) to register Secured Party as the registered owner of such Uncertificated Security, upon original issue or registration of transfer, or (ii) to agree in writing with Pledgor and Secured Party that such Issuer will comply with instructions with respect to such Uncertificated Security originated by Secured Party without further consent of Pledgor, such agreement to be in substantially the form of Exhibit A or in form and substance reasonably satisfactory to Secured Party.
(c)    In addition to and not in lieu of the foregoing, if any Issuer of any Pledged Equity Interests is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, Pledgor shall take such additional actions, including, without limitation, causing the Issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by Secured Party, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of Secured Party.
4.3    Maintenance of Perfected Security Interest; Further Documentation.
(a)     Pledgor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.4 and shall defend such security interest against the claims and demands of all Persons whomsoever.
(b)    Pledgor shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of Pledgor as Secured Party may reasonably request, all in reasonable detail.
(c)    At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.
4.4    Changes in Locations, Name, Jurisdiction of Incorporation, Etc. Pledgor will not, except upon fifteen (15) days’ prior written notice to Secured Party and delivery to Secured Party of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by Secured Party to maintain the validity, perfection and priority of the security interests provided for herein:

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(a)    without limiting the prohibitions on mergers involving Pledgor contained in the Note, change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business, if applicable, from that referred to in Section 3.5; or
(b)    change its legal name, identity or structure to such an extent that any financing statement filed by Secured Party in connection with this Agreement would become misleading.
4.5    Notices. Pledgor will advise Secured Party promptly, in reasonable detail, of:
(a)    any Lien (other than any Permitted Lien) on any of the Collateral which would adversely affect the ability of Secured Party to exercise any of its remedies hereunder; and
(b)    the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
4.6    Pledged Equity Interests.
(a)      If Pledgor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), or option or rights in respect of the capital stock or other Pledged Equity Interest of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Equity Interests, or otherwise in respect thereof, Pledgor shall accept the same as the agent of Secured Party, hold the same in trust for Secured Party and deliver the same forthwith to Secured Party in the exact form received, duly endorsed by Pledgor to Secured Party, if required, together with an undated stock power covering such certificate duly executed in blank by Pledgor and with, if Secured Party so requests, signature guaranteed, to be held by Secured Party, subject to the terms hereof, as additional collateral security for the Secured Obligations. If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any Issuer shall be paid over to Secured Party to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of Secured Party, be delivered to Secured Party to be held by it hereunder as additional collateral security for the Secured Obligations. If an Event of Default shall have occurred and be continuing and any sums of money or property so paid or distributed in respect of the Pledged Equity Interests shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Secured Party, hold such money or property in trust for Secured Party, segregated from other funds of Pledgor, as additional collateral security for the Secured Obligations.

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(b)    Without the prior written consent of Secured Party, Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to amend its organizational documents in any manner that materially changes the rights of Pledgor with respect to any Pledged Equity Interests or adversely affects the validity, perfection or priority of Secured Party’s security interest therein, (ii) permit any Issuer of Pledged Equity Interests to issue any additional Equity Interests of any nature or issue securities convertible into Equity Interests of any Issuer or grant the right of purchase or exchange for any Equity Interests of any Issuer, (iii) enter into any agreement or undertaking restricting the right or ability of Pledgor or Secured Party to sell, assign or transfer any of the Pledged Equity Interests or Proceeds thereof or any interest therein or (iv) cause or permit any Issuer of any Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, that notwithstanding the foregoing, if any issuer of any Pledged LLC Interests takes any such action in violation of the foregoing in this clause (iii), Pledgor shall promptly notify Secured Party in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish Secured Party’s “control” thereof.
4.7    Voting and Other Rights with Respect to Pledged Equity Interests.
(a)      Unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests in the ordinary course of business of the relevant Issuer, to the extent permitted by the Note, and to exercise all voting and corporate rights with respect to the Pledged Equity Interests; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in Secured Party’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Note or this Agreement.
(b)    If an Event of Default shall occur and be continuing: (i) all rights of Pledgor to exercise or refrain from exercising the voting and other consensual rights with respect to Pledged Equity Interests which it would otherwise be entitled to exercise shall cease and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights, and (ii) Secured Party shall have the right, without notice to Pledgor, to transfer all or any portion of the Pledged Equity Interests to its name or the name of its nominee or agent. In addition, Secured Party shall have the right at any time, without notice to Pledgor, to exchange any certificates or instruments representing any Pledged Equity Interests for certificates or instruments of smaller or larger denominations. In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and Pledgor acknowledges that Secured Party may utilize the power of attorney set forth herein.

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(c)    Pledgor hereby authorizes and instructs each Issuer of any Pledged Equity Interests pledged by Pledgor hereunder to (i) comply with any instruction received by it from Secured Party in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Equity Interests directly to Secured Party.
4.8    Issuer Subsidiary Interests. Pledgor shall not permit any Issuer to, nor permit Issuer to enter into any agreement to, encumber, sell, transfer, pledge or otherwise dispose of any of the assets of an Issuer Subsidiary or any of the Issuer Subsidiary Interests or acquire any assets unrelated to the senior housing communities currently owned, directly or indirectly, by any such Issuer Subsidiary.
Section 5. REMEDIAL PROVISIONS
5.1    Proceeds to be Turned Over To Secured Party. If an Event of Default shall occur and be continuing, all Proceeds received by Pledgor consisting of cash, cash equivalents, checks and other near-cash items shall be held by Pledgor in trust for Secured Party, segregated from other funds of Pledgor, and shall, forthwith upon receipt by such Pledgor, be turned over to Secured Party in the exact form received by Pledgor (duly endorsed by Pledgor to Secured Party, if required). All Proceeds received by Secured Party hereunder shall be held by Secured Party in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by Secured Party in a Collateral Account (or by Pledgor in trust for Secured Party) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.2.
5.2    Application of Proceeds. At such intervals as may be agreed upon by Pledgor and Secured Party, or, if an Event of Default shall have occurred and be continuing, at any time at Secured Party’s election, Secured Party may (and, if directed by the Secured Party, shall), apply all or any part of the Collateral and/or net Proceeds thereof (after deducting fees and expenses as provided in Section 5.3) realized through the exercise by Secured Party of its remedies hereunder, whether or not held in any Collateral Account (all references in this Section 5.2 to Proceeds shall include proceeds of such guarantee), in payment of the Secured Obligations. Secured Party shall apply any such Collateral or Proceeds to be applied in the following order:
(a)    First, to Secured Party in respect of the Secured Obligations to and until Discharge of the Secured Obligations in full; and
(b)    Second, any balance of such Proceeds remaining after a Discharge of the Secured Obligations in full shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive the same and any Collateral remaining after a Discharge of the Secured Obligations in full shall be returned to Pledgor or to whomsoever may be lawfully entitled to receive the same.
Any Proceeds not applied shall be held by Secured Party as Collateral.

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5.3    Code and Other Remedies.
(a)      If an Event of Default shall occur and be continuing, Secured Party, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and all rights under any other applicable law or in equity. Without limiting the generality of the foregoing, Secured Party, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgor or any other Person (all and each of which demands, presentments, protests, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Secured Party, on the internet or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold or to become the licensor of all or any such Collateral, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived and released. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC or other applicable laws, including, without limitation, the Bankruptcy Code, Secured Party shall be entitled to credit bid and use and apply the Secured Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim or modify any warranties of title or the like. The foregoing will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Pledgor agrees that it would not be commercially unreasonable for Secured Party to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. Pledgor further agrees, at Secured Party’s

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request, to assemble the Collateral and make it available to Secured Party at places which Secured Party shall reasonably select, whether at Pledgor’s premises or elsewhere. Secured Party shall have the right to enter onto the property where any Collateral is located without any obligation to pay rent and take possession thereof with or without judicial process. Secured Party shall have no obligation to marshal any of the Collateral.
(b)    Secured Party shall deduct from such Proceeds all reasonable costs and expenses of every kind incurred in connection with the exercise of its rights and remedies against the Collateral or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements. Any net Proceeds remaining after such deductions shall be applied or retained by Secured Party in accordance with Section 5.2. Only after such application and after the payment by Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the UCC, need Secured Party account for the surplus, if any, to Pledgor. If Secured Party sells any of the Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser and received by Secured Party. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Pledgor shall be credited with proceeds of the sale. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by it or them of any rights hereunder.
5.4    Effect of Securities Laws. Pledgor recognizes that Secured Party may be unable to effect a public sale of any or all of the Pledged Equity Interests by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
5.5    Deficiency. Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.
Section 6. POWER OF ATTORNEY AND FURTHER ASSURANCES
6.1 Secured Party’s Appointment as Attorney-in-Fact, Etc.
(a)      Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of

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Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Pledgor hereby gives Secured Party the power and right, on behalf of Pledgor, without notice to or assent by Pledgor, to do any or all of the following:
(i)    in the name of Pledgor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;
(ii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral and pay all or any part of the premiums therefor and the costs thereof;
(iii)    execute, in connection with any sale provided for in Section 5.3 or 5.4, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(iv)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Secured Party or as Secured Party shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against Pledgor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Secured Party may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and do, at Secured Party’s option and Pledgor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as Pledgor might do.
Anything in this Section 6.1(a) to the contrary notwithstanding, Secured Party agrees that, except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

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(b)    If Pledgor fails to perform or comply with any of its agreements contained herein, Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, Secured Party shall not exercise this power without first making demand on Pledgor and Pledgor failing to promptly comply therewith.
(c)    The expenses of Secured Party incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due under the Note, from the date of payment by Secured Party to the date reimbursed by the Pledgor, shall be payable by the Pledgor to Secured Party on demand.
(d)    Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until a Discharge of the Secured Obligations.
6.2    Authorization of Financing Statements. Pledgor acknowledges that pursuant to Section 9-509(b) of the UCC and any other applicable law, Secured Party is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as Secured Party reasonably determines appropriate to perfect or maintain the perfection of the security interests of Secured Party under this Agreement. Pledgor agrees that such financing statements may describe the collateral in the same manner as Secured Party, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
6.3    Further Assurances. Pledgor agrees that from time to time, at the expense of Pledgor, it shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of any Collateral. Without limiting the generality of the foregoing, Pledgor shall:
(a)    file such financing or continuation statements, or amendments thereto and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;
(b)    at Secured Party’s request, appear in and defend any action or proceeding that may affect Pledgor’s title to or Secured Party’s interest in all or any part of the Collateral; and

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(c)    furnish Secured Party with such information regarding the Collateral, including, without limitation, the location thereof, as Secured Party may reasonably request from time to time.
Section 7. MISCELLANEOUS
7.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Pledgor and Secured Party, provided that any provision of this Agreement imposing obligations on Pledgor may be waived by Secured Party in a written instrument executed by Secured Party.
7.2    Notices. Any notice, demand, request or report required or permitted to be given or made to Secured Party or Pledgor under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) (i) in the case of Secured Party, to Secured Party at the address set forth below or such other address of which Secured Party shall notify Pledgor in writing, and (ii) in the case of Pledgor, to the address of which Pledgor shall notify Secured Party in writing; provided that any such notice, request or demand to or upon Pledgor shall be addressed to Pledgor at its notice address set forth on Schedule 3.

If to Secured Party:	HCP, Inc.
1920 Main Street, Suite 1200
Irvine, California 92614
Attention: Senior Vice President, Asset Management
Facsimile: (949) 407-0800
Email: shnotices@hcpi.com
7.3    No Waiver by Course of Conduct; Cumulative Remedies. Secured Party shall not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
7.4    Enforcement Expenses; Indemnification.
(a)      Pledgor agrees to pay or reimburse Secured Party for all its costs and expenses incurred in collecting against Pledgor or otherwise enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel,

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(including the allocated fees and expenses of in-house counsel) to Secured Party and of counsel to Secured Party.
(b)    Pledgor agrees to pay, and to hold Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c)    Pledgor agrees to pay, and to hold Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement.
(d)    The agreements in this Section shall survive repayment of the Secured Obligations and all other amounts payable under the Note.
7.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of Secured Party and their successors and assigns; provided that Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Secured Party and any such assignment, transfer or delegation without such consent shall be null and void.
7.6    Set-Off. Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to Pledgor, any such notice being expressly waived by Pledgor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such party to or for the credit or the account of Pledgor, or any part thereof in such amounts as Secured Party may elect, against and on account of the obligations and liabilities of Pledgor to Secured Party hereunder and claims of every nature and description of Secured Party against Pledgor, in any currency, whether arising hereunder, under the Note, as Secured Party may elect, whether or not Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. If Secured Party exercises any right of set-off, it shall notify Pledgor promptly of any such set-off and the application made Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Secured Party may have.
7.7    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

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7.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
7.9    Section Headings. The Section headings and “Table of Contents” used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
7.10    Integration/Conflict. This Agreement represents the entire agreement of Pledgor and Secured Party with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein.
7.11    GOVERNING LAW. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).
7.12    Submission to Jurisdiction; Waivers. Pledgor hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of California sitting in the County of Orange, the courts of the United States for the Central District of California sitting in the County of Orange, and appellate courts from any thereof;
(b)    agrees that all claims in respect of any such action or proceeding shall be heard and determined in such California state court or, to the fullest extent permitted by applicable law, in such federal court;
(c)    agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other

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manner provided by law and that nothing in this agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against Pledgor or any of its assets in the courts of any jurisdiction;
(d)    waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court); and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.
7.13    Acknowledgments. Pledgor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement to which it is a party; and
(b)    no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among Pledgor and Secured Party.
7.14    Releases. At such time as there has been a Discharge of the Secured Obligations, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Secured Party and Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Pledgor. At the request and sole expense of Pledgor following any such termination, Secured Party shall deliver to Pledgor any Collateral held by Secured Party hereunder, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.
7.15    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES

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ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
(Remainder of page intentionally left blank)

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IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:

SH DR CALIFORNIA IV, LLC,
a Delaware limited liability company

By:
	Name:	Adam G. Mabry
	Title:	Senior Vice President

SECURED PARTY:

HCP, INC.
a Maryland corporation

By:
	Name:	Adam G. Mabry
	Title:	Senior Vice President

(End of signatures)

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Schedule 1
DESCRIPTION OF PLEDGED EQUITY INTERESTS AND ISSUER SUBSIDIARY INTERESTS

Pledged LLC Interests:

Pledgor	Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Issuer
SH DR California IV, LLC	WPG Concord Senior Living LLC	N	N/A	100	100%
SH DR California IV, LLC	WPG San Jose Senior Living LLC	N	N/A	100	100%
SH DR California IV, LLC	WPG Santa Clarita Senior Living LLC	N	N/A	100	100%

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Issuer Subsidiary LLC Interests:

Issuer	Issuer Subsidiary	Certificated (Y/N)	Certificate No. (if any)	No. of Owned Units	% of Outstanding LLC Interests of the Issuer Subsidiary
WPG Concord Senior Living LLC	Oakmont of Concord LLC	N	N/A	100	100%
WPG San Jose Senior Living LLC	San Jose Special SPE LLC	N	N/A	100	100%
WPG San Jose Senior Living LLC	Oakmont of San Jose LLC[1]	N	N/A	99	99%
WPG Santa Clarita Senior Living LLC	Oakmont of Santa Clarita LLC	N	N/A	100	100%

__________________________
1Note: The remaining 1% of outstanding LLC interests of Oakmont of San Jose LLC is owned by San Jose Special SPE LLC.

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Schedule 2
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
Uniform Commercial Code Filings
UCC-1 Financing Statement to be filed with the California Secretary of State’s Office.
Actions with respect to Pledged Equity Interests
Uncertificated Securities Control Agreement to be executed by Pledgor, Secured Party and the Issuers of the Pledged Equity Interests

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Schedule 3
EXACT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Exact Legal Name	Jurisdiction of Organization	Chief Executive Office or Sole Place of Business and Notice Address	Notice Address
SH DR California IV, LLC	Delaware	1920 Main Street, Suite 1200, Irvine, California 92614	SH DR California IV, LLC 1920 Main Street, Suite 1200 Irvine, California 92614 Attention: Senior Vice President, Asset Management Facsimile: (949) 407-0800 Email: shnotices@hcpi.com

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Exhibit A
FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT
This UNCERTIFICATED SECURITIES CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Control Agreement”) dated as of ____________, 2019 (the “Effective Date”) is made by and among SH DR CALIFORNIA IV, LLC, a Delaware limited liability company (“Pledgor”), and HCP, INC., a Maryland corporation (“Secured Party”), and WPG CONCORD SENIOR LIVING LLC, a California limited liability company, WPG SAN JOSE SENIOR LIVING LLC, a California limited liability company, and WPG SANTA CLARITA SENIOR LIVING LLC, a California limited liability company (collectively, the “Issuer”, and each, an “Issuer”).
WHEREAS, Pledgor has granted to Secured Party a security interest in the Uncertificated Securities (as hereinafter defined) of the Issuer owned, directly or indirectly, by Pledgor from time to time (collectively, the “Pledged Securities”), and all additions thereto and substitutions and proceeds thereof (collectively, with the Pledged Securities, the “Collateral”) pursuant to a Pledge Agreement, dated as of the Effective Date (as amended, restated, supplemented, or otherwise modified from time to time, the “Pledge Agreement”), by and between Pledgor and Secured Party.
WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of California on the date hereof (the “UCC”) are used herein as so defined: Adverse Claim, Control, Instruction, Proceeds and Uncertificated Security.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    Notice of Security Interest. Pledgor, Secured Party and the Issuer are entering into this Control Agreement to perfect, and to confirm the priority of, Secured Party’s security interest in the Collateral. The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of Secured Party’s security interest in the Collateral. The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect Secured Party’s security interest in the Collateral and, upon request by Secured Party, to register Secured Party as the registered owner of any or all of the Pledged Securities. The Issuer acknowledges that Secured Party has Control over the Collateral.
SECTION 2.    Collateral. The Issuer hereby represents and warrants to, and agrees with Pledgor and Secured Party that (i) the terms of any limited liability company interests or partnership interests included in the Collateral from time to time shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of California, (ii) the Pledged Securities are Uncertificated Securities, (iii) the Issuer’s jurisdiction is, and during the term of this Control Agreement shall remain, the State of California, (iv) Schedule 1 of the Pledge Agreement contains a true and complete description of the Pledged Securities as of the date hereof, and (v) except for the claims and interests of Secured Party and Pledgor in the Collateral, the Issuer does not know of any claim to or security interest or other interest in the Collateral.

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SECTION 3.    Control. The Issuer hereby agrees, upon written direction from Secured Party and without further consent from Pledgor, (i) to comply with all instructions and directions of any kind originated by Secured Party concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by Secured Party and to pay over to Secured Party all Proceeds without any set-off or deduction, and (ii) except as otherwise directed by Secured Party, not to comply with the instructions or directions of any kind originated by Pledgor or any other person.
SECTION 4.    Other Agreements. The Issuer shall notify promptly Secured Party and Pledgor if any other person asserts any lien, encumbrance, claim (including any Adverse Claim) or security interest in or against any of the Collateral. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Securities or the Collateral, the provisions of this Control Agreement shall control.
SECTION 5.    Foreclosure or Transfer in Lieu of Foreclosure. If Secured Party acquires the Collateral through foreclosure or transfer in lieu of foreclosure, then Secured Party shall automatically replace Pledgor as the sole member of each Issuer and, indirectly, of each of the “Issuer Subsidiaries” identified on Schedule 1 of the Pledge Agreement, in each case as of the date of foreclosure or transfer in lieu of foreclosure.
SECTION 6.    Protection of Issuer. The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.
SECTION 7.    Termination. This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by Secured Party that (i) the Discharge of the Secured Obligations has occurred, or (ii) all of the Collateral has been released, whichever is sooner, and the Issuer shall thereafter be relieved of all duties and obligations hereunder.
SECTION 8.    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to Pledgor’s and Secured Party’s addresses as set forth in the Pledge Agreement, and to the Issuer’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

If to any Issuer:	c/o SH DR California IV, LLC
1920 Main Street, Suite 1200
Irvine, California 92614
Attention: Senior Vice President, Asset Management
Facsimile: (949) 407-0800
Email: shnotices@hcpi.com

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SECTION 9.    Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.
SECTION 10.    Entire Agreement. This Control Agreement and the Pledge Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
SECTION 11.    Execution in Counterparts. This Control Agreement may be executed in any number of counterparts by one or more parties to this Control Agreement and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Control Agreement by facsimile or other electronic transmission (e.g., “pdf”, or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.
SECTION 12.    Successors and Assigns. This Control Agreement shall be binding upon the successors and assigns of each of the parties hereto and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither Pledgor nor the Issuer may assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of Secured Party and any such assignment, transfer or delegation without such consent shall be null and void.
SECTION 13.    Severability. In the event any one or more of the provisions contained in this Control Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 14. Section Headings. The Section headings used in this Control Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
SECTION 15.   Submission to Jurisdiction; Waivers. Each of Pledgor and the Issuer hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of California sitting in the County of Orange, the courts of the United States for the Central District of California sitting in the County of Orange, and appellate courts from any thereof;

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(b)    agrees that all claims in respect of any such action or proceeding shall be heard and determined in such California state court or, to the fullest extent permitted by applicable law, in such federal court;
(c)    agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Control Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Control Agreement against Pledgor or any of its assets in the courts of any jurisdiction;
(d)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(e)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Pledgor at its address referred to in Section 8 of this Control Agreement or at such other address of which Secured Party shall have been notified pursuant thereto;
(f)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and
(g)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.
SECTION 16.    GOVERNING LAW AND JURISDICTION. THIS CONTROL AGREEMENT HAS BEEN DELIVERED TO AND ACCEPTED BY SECURED PARTY AND WILL BE DEEMED TO BE MADE IN THE STATE OF CALIFORNIA. THIS CONTROL AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS CONTROL AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW OF GOVERNING PERFECTION AND EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).
SECTION 17.  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CONTROL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH

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OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE, THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CONTROL AGREEMENT BY, AMONG OTHER THINS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(Remainder of page intentionally left blank)

G-1-33

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:

SH DR CALIFORNIA IV, LLC,
a Delaware limited liability company

By:
Name:
Title:

SECURED PARTY:

HCP, INC.,
a Maryland corporation

By:
Name:
Title:

(Signatures continued on following page(s))

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ISSUERS:

WPG CONCORD SENIOR LIVING LLC, a
California limited liability company

By:
Name:
Title:

WPG SAN JOSE SENIOR LIVING LLC, a
California limited liability company

By:
Name:
Title:

WPG SANTA CLARITA SENIOR LIVING
LLC, a California limited liability company

By:
Name:
Title:

(End of signatures)

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EXHIBIT G-2
FORM OF PLEDGE AND SECURITY AGREEMENT
(DOWLING COURT II HCP LOAN)

PLEDGE AND SECURITY AGREEMENT
between
HCP, INC.
and
SH DR CALIFORNIA IV, LLC
Dated as of July 18, 2019

G-2-1

G-2-2

7.7	Counterparts	20
7.8	Severability	21
7.9	Section Headings	21
7.10	Integration/Conflict	21
7.11	GOVERNING LAW	21
7.12	Submission to Jurisdiction; Waivers	21
7.13	Acknowledgments	22
7.14	Releases	22
7.15	WAIVER OF JURY TRIAL	22

SCHEDULE 1	Description of Pledged Equity Interests and Issuer Subsidiary Interests
SCHEDULE 2	Filings and Other Actions Required to Perfect Security Interests
SCHEDULE 3	Exact Legal Name, Location of Jurisdiction of Organization,
	Chief Executive Office and Notice Address
EXHIBIT A	Form of Uncertificated Securities Control Agreement

G-2-3

PLEDGE AND SECURITY AGREEMENT, dated as of July 18, 2019 (the “Effective Date”), by and between SH DR CALIFORNIA IV, LLC, a Delaware limited liability company (“Pledgor”), and HCP, INC., a Maryland corporation (together with its successors and assigns, “Secured Party”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Note (as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time, the “Note”) dated as of the Effective Date in the principal amount of Forty-Four Million Eight Hundred Thirteen Thousand Two Hundred Twenty-Four and No/100ths Dollars ($44,813,224.00) (the “Loan Amount”) by Pledgor in favor of Secured Party, Secured Party has agreed to make a loan (the “HCP Loan”) to Pledgor for the Loan Amount upon the terms and subject to the conditions set forth therein;
WHEREAS, Pledgor owns directly the Equity Interests in each Issuer (as hereinafter defined) listed on Schedule 1 hereto;
WHEREAS, each Issuer owns, directly or indirectly, one hundred percent (100%) of the Equity Interests (the “Issuer Subsidiary Interests”) in each of the limited liability companies (each, an “Issuer Subsidiary”) as set forth opposite the applicable Issuer’s name on Schedule 1 hereto, and each such limited liability company is an affiliate of Pledgor; and
WHEREAS, it is a condition precedent to the obligation of Secured Party to make the HCP Loan to Pledgor under the Note that Pledgor shall have executed and delivered this Agreement to Secured Party.
NOW, THEREFORE, in consideration of the premises and to induce Secured Party to make the Loan to Pledgor thereunder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor hereby agrees with Secured Party, as follows:
Section1. DEFINED TERMS
1.1    Definitions.
(a)    The following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Certificated Security, Securities Account and Uncertificated Security.
(b)    The following terms shall have the following meanings:
“Agreement” shall mean this Pledge and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Collateral” shall have the meaning set forth in Section 2(a).
“Collateral Account” shall mean any collateral account established by Secured Party as provided in Section 5.1.

G-2-4

“Default” or “Event of Default” shall mean any breach or default of Pledgor in its payment or other obligations under the Note or any other breach or default under this Agreement.
“Discharge of the Secured Obligations” shall mean and shall have occurred when all Secured Obligations shall have been paid in full in cash.
“Effective Date” shall have the meaning set forth in the Preamble hereto.
“Equity Interests” (i) shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of the equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests, and, if such Person is a trust, all beneficial interests therein, and shall also include any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such corporation, partnership, limited liability company or trust, whether outstanding on the date hereof or issued on or after the date hereof and (ii) shall include, without limitation, all Pledged LLC Interests.
“Issuer Subsidiary” shall have the meaning set forth in the Recitals hereto.
“Issuer Subsidiary Interests” shall have the meaning set forth in the Recitals hereto.
“Issuers” shall mean the collective reference to each issuer of Pledged Equity Interests.
“Lien” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
“Loan” shall have the meaning set forth in the Recitals hereto.
“Loan Amount” shall have the meaning set forth in the Recitals hereto.
“Note” shall have the meaning set forth in the Recitals hereto.
“Note Obligations” shall mean (i) all principal of and interest (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and premium (if any) on all loans made pursuant to the Note, (ii) all reimbursement obligations (if any) and interest thereon (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of

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any insolvency, reorganization or like proceeding, relating to Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) with respect to any letter of credit or similar instruments issued pursuant to the Note, and (iii) all guarantee obligations, fees, expenses and all other Secured Obligations.
“Permitted Liens” means those Liens for taxes not yet due and payable.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental entity, unincorporated organization, trust, association or other entity.
“Pledged Equity Interests” shall mean all Equity Interests, and shall include Pledged LLC Interests.
“Pledged LLC Interests” shall mean all membership interests and other interests now owned or hereafter acquired by Pledgor in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 1 hereto under the heading “Pledged LLC Interests” and the certificates, if any, representing such limited liability company interests and any interest of Pledgor on the books and records of such limited liability company and any securities entitlements relating thereto and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option or other agreement to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a member in such limited liability company, all rights as and to become a member of the limited liability company, all rights of Pledgor under any shareholder or voting trust agreement or similar agreement in respect of such limited liability company, all of Pledgor’s right, title and interest as a member to any and all assets or properties of such limited liability company, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing.
“Pledgor” shall have the meaning set forth in the Preamble hereto.
“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Equity Interests, collections thereon and distributions or payments with respect thereto.
“Secured Obligations” shall mean (i) the Note Obligations, (ii) any guarantee of the Note Obligations and (iii) whether or not constituting Note Obligations, the unpaid principal of and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of Pledgor to Secured Party.
“Secured Party” shall have the meaning set forth in the Preamble hereto.

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“Securities Act” shall mean the Securities Act of 1933, as amended.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of California; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
1.2    Other Definitional Provisions.
(a)        (b) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references, are to this Agreement unless otherwise specified. References to any Schedule, Exhibit or Annex shall mean such Schedule, Exhibit or Annex as amended or supplemented from time to time in accordance with this Agreement.
(c)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(d)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to Pledgor, shall refer to Pledgor’s Collateral or the relevant part thereof.
(e)    The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.
(f)    The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.
(g)    All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
Section 2. GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL
(a)    Pledgor hereby assigns and transfers to Secured Party, and hereby grants to Secured Party, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by Pledgor or in which Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the

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“Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:
(i)    all Pledged Equity Interests;
(ii)    all Collateral Accounts;
(iii)    all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and
(iv)    to the extent not otherwise included all Proceeds, products, accessions, rents and profits of any and all of the foregoing.
(b)    Notwithstanding anything herein to the contrary, (i) Pledgor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to Secured Party, and (ii) Pledgor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and Secured Party shall not have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Pledged LLC Interests.
Section 3. REPRESENTATIONS AND WARRANTIES
To induce Secured Party to make the Loan to Pledgor in the Loan Amount pursuant to the Note, Pledgor hereby represents and warrants to Secured Party on the Effective Date, that:
3.1    Organization and Qualification; Authority; Binding Effect.
(a)    Pledgor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority conduct its business as now being conducted.
(b)    Pledgor has, and at the Effective Date shall have, the full and unrestricted right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions and perform all obligations contemplated hereby to be performed by it and in all agreements, instruments and documents being or to be executed and delivered by it in connection with such transactions. The execution and delivery of this by Pledgor, the performance of this Agreement by Pledgor, and the consummation of the transactions contemplated hereby, have been duly authorized by Pledgor and no other proceeding on the part of Pledgor is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This

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Agreement has been duly executed and delivered by Pledgor and constitutes the valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms.
3.2    No Conflict; Required Filings and Consents.
(a)    The execution and delivery by Pledgor of this Agreement, Pledgor’s performance of this Agreement, and the consummation of the transactions contemplated hereby shall not conflict with or violate or constitute, with or without notice or the lapse of time or both, a breach of or default under: (i) the certificate of formation, operating agreement or other agreement or instrument addressing the ownership or internal operations of Pledgor; (ii) any provision of applicable law or a governmental order; (iii) any contract to which Pledgor is a party; or (iv) any other instrument to which Pledgor is a party or by which Pledgor may be bound.
(b)    The execution and delivery by Pledgor of this Agreement, Pledgor’s performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby shall not, with or without notice or the lapse of time or both: (i) require consents, authorizations, orders and approvals of, or filings with or notifications to, any governmental entity or any other Person; or (ii) give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any.
3.3    Title; No Other Liens. Pledgor owns each item of the Collateral free and clear of any and all Liens or claims, including, without limitation, liens arising as a result of Pledgor becoming bound (as a result of merger or otherwise) as pledgor under a security agreement or pledge agreement entered into by another Person, except, with respect to any Collateral other than Pledged Equity Interests, for Permitted Liens and, in the case of Pledged Equity Interests, Permitted Liens arising pursuant to applicable laws. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of Secured Party, pursuant to this Agreement or as are permitted by the Note.
3.4    Valid, Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute a legal and valid security interest in favor of Secured Party, securing the payment and performance of Pledgor’s Secured Obligations and upon completion of the filings and other actions specified on Schedule 2 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to Secured Party in duly completed and duly executed form, as applicable, and may be filed by Secured Party at any time) and payment of all filing fees, will constitute fully perfected security interests in all of the Collateral, prior to all other Liens on the Collateral except for Permitted Liens. Without limiting the foregoing, Pledgor has taken all actions necessary or desirable, including without limitation those specified in Section 4.2 to establish Secured Party’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Collateral constituting Certificated Securities or Uncertificated Securities.
3.5    Name; Jurisdiction of Organization, Etc. Pledgor’s exact legal name (as indicated on the public record of Pledgor’s jurisdiction of formation or organization), jurisdiction of organization, and the location of Pledgor’s chief executive office or sole place of business are

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specified on Schedule 3. Pledgor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3, the jurisdiction of each Pledgor’s organization of formation is required to maintain a public record showing Pledgor to have been organized or formed. Except as specified on Schedule 3, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (if applicable) or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five (5) years and has not within the last five (5) years become bound (whether as a result of merger or otherwise) as pledgor under a security agreement entered into by another Person, which has not heretofore been terminated. Unless otherwise stated on Schedule 3, Pledgor is not a transmitting utility as defined in UCC § 9-102(a)(80).
3.6    Pledged Equity Interests.
(a)    (b)  Schedule 1 hereto sets forth under the headings “Pledged LLC Interests” all of the Pledged LLC Interests owned by Pledgor and such Pledged Equity Interests constitute the percentage of issued and outstanding membership interests of the respective Issuers thereof indicated on such Schedule.
(c)    All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable. Pledgor is not in default of its obligations under any organizational document of any Issuer of Pledged Equity Interests.
(d)     None of the Pledged LLC Interests are, or represent interests in entities that (i) are registered as investment companies, (ii) are dealt in or traded on securities exchanges or markets or (iii) have opted to be treated as securities under the Uniform Commercial Code of any jurisdiction. None of the Pledged Equity Interests are credited to any Securities Account.
(e)     No consent, approval or authorization of any Person is required for the pledge by Pledgor of the Pledged Equity Interests pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, whether under the organizational documents of any Issuer of Pledged Equity Interests or otherwise, except such as have been obtained and are in full force and effect.
(f)    There are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.
Section 4. COVENANTS
Pledgor covenants and agrees with Secured Party that, from and after the date of this Agreement until the Discharge of the Secured Obligations:
4.1    Covenants in Note. Pledgor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by Pledgor or any of its subsidiaries.

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4.2    Delivery and Control of Pledged Equity Interests.
(a)    If any of the Collateral is or shall become evidenced or represented by any Certificated Security, such Certificated Security shall be immediately delivered to Secured Party, duly endorsed in a manner satisfactory to Secured Party, to be held as Collateral pursuant to this Agreement.
(b)    If any of the Collateral is or shall become evidenced or represented by an Uncertificated Security, Pledgor shall cause the Issuer thereof either (i) to register Secured Party as the registered owner of such Uncertificated Security, upon original issue or registration of transfer, or (ii) to agree in writing with Pledgor and Secured Party that such Issuer will comply with instructions with respect to such Uncertificated Security originated by Secured Party without further consent of Pledgor, such agreement to be in substantially the form of Exhibit A or in form and substance reasonably satisfactory to Secured Party.
(c)    In addition to and not in lieu of the foregoing, if any Issuer of any Pledged Equity Interests is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, Pledgor shall take such additional actions, including, without limitation, causing the Issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by Secured Party, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of Secured Party.
4.3    Maintenance of Perfected Security Interest; Further Documentation.
(a)    (b)     Pledgor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.4 and shall defend such security interest against the claims and demands of all Persons whomsoever.
(c)    Pledgor shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of Pledgor as Secured Party may reasonably request, all in reasonable detail.
(d)    At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.
4.4    Changes in Locations, Name, Jurisdiction of Incorporation, Etc. Pledgor will not, except upon fifteen (15) days’ prior written notice to Secured Party and delivery to Secured Party of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by Secured Party to maintain the validity, perfection and priority of the security interests provided for herein:

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(a)    without limiting the prohibitions on mergers involving Pledgor contained in the Note, change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business, if applicable, from that referred to in Section 3.5; or
(b)    change its legal name, identity or structure to such an extent that any financing statement filed by Secured Party in connection with this Agreement would become misleading.
4.5    Notices. Pledgor will advise Secured Party promptly, in reasonable detail, of:
(a)    any Lien (other than any Permitted Lien) on any of the Collateral which would adversely affect the ability of Secured Party to exercise any of its remedies hereunder; and
(b)    the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
4.6    Pledged Equity Interests.
(a)    (b)      If Pledgor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), or option or rights in respect of the capital stock or other Pledged Equity Interest of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Equity Interests, or otherwise in respect thereof, Pledgor shall accept the same as the agent of Secured Party, hold the same in trust for Secured Party and deliver the same forthwith to Secured Party in the exact form received, duly endorsed by Pledgor to Secured Party, if required, together with an undated stock power covering such certificate duly executed in blank by Pledgor and with, if Secured Party so requests, signature guaranteed, to be held by Secured Party, subject to the terms hereof, as additional collateral security for the Secured Obligations. If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any Issuer shall be paid over to Secured Party to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of Secured Party, be delivered to Secured Party to be held by it hereunder as additional collateral security for the Secured Obligations. If an Event of Default shall have occurred and be continuing and any sums of money or property so paid or distributed in respect of the Pledged Equity Interests shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Secured Party, hold such money or property in trust for Secured Party, segregated from other funds of Pledgor, as additional collateral security for the Secured Obligations.

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(c)    Without the prior written consent of Secured Party, Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to amend its organizational documents in any manner that materially changes the rights of Pledgor with respect to any Pledged Equity Interests or adversely affects the validity, perfection or priority of Secured Party’s security interest therein, (ii) permit any Issuer of Pledged Equity Interests to issue any additional Equity Interests of any nature or issue securities convertible into Equity Interests of any Issuer or grant the right of purchase or exchange for any Equity Interests of any Issuer, (iii) enter into any agreement or undertaking restricting the right or ability of Pledgor or Secured Party to sell, assign or transfer any of the Pledged Equity Interests or Proceeds thereof or any interest therein or (iv) cause or permit any Issuer of any Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, that notwithstanding the foregoing, if any issuer of any Pledged LLC Interests takes any such action in violation of the foregoing in this clause (iii), Pledgor shall promptly notify Secured Party in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish Secured Party’s “control” thereof.

4.7    Voting and Other Rights with Respect to Pledged Equity Interests.
(a)    (b)      Unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests in the ordinary course of business of the relevant Issuer, to the extent permitted by the Note, and to exercise all voting and corporate rights with respect to the Pledged Equity Interests; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in Secured Party’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Note or this Agreement.
(c)    If an Event of Default shall occur and be continuing: (i) all rights of Pledgor to exercise or refrain from exercising the voting and other consensual rights with respect to Pledged Equity Interests which it would otherwise be entitled to exercise shall cease and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights, and (ii) Secured Party shall have the right, without notice to Pledgor, to transfer all or any portion of the Pledged Equity Interests to its name or the name of its nominee or agent. In addition, Secured Party shall have the right at any time, without notice to Pledgor, to exchange any certificates or instruments representing any Pledged Equity Interests for certificates or instruments of smaller or larger denominations. In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and Pledgor acknowledges that Secured Party may utilize the power of attorney set forth herein.

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(d)    Pledgor hereby authorizes and instructs each Issuer of any Pledged Equity Interests pledged by Pledgor hereunder to (i) comply with any instruction received by it from Secured Party in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Equity Interests directly to Secured Party.
4.8    Issuer Subsidiary Interests. Pledgor shall not permit any Issuer to, nor permit Issuer to enter into any agreement to, encumber, sell, transfer, pledge or otherwise dispose of any of the assets of an Issuer Subsidiary or any of the Issuer Subsidiary Interests or acquire any assets unrelated to the senior housing communities currently owned, directly or indirectly, by any such Issuer Subsidiary.
Section 5. REMEDIAL PROVISIONS
5.1    Proceeds to be Turned Over To Secured Party. If an Event of Default shall occur and be continuing, all Proceeds received by Pledgor consisting of cash, cash equivalents, checks and other near-cash items shall be held by Pledgor in trust for Secured Party, segregated from other funds of Pledgor, and shall, forthwith upon receipt by such Pledgor, be turned over to Secured Party in the exact form received by Pledgor (duly endorsed by Pledgor to Secured Party, if required). All Proceeds received by Secured Party hereunder shall be held by Secured Party in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by Secured Party in a Collateral Account (or by Pledgor in trust for Secured Party) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.2.
5.2    Application of Proceeds. At such intervals as may be agreed upon by Pledgor and Secured Party, or, if an Event of Default shall have occurred and be continuing, at any time at Secured Party’s election, Secured Party may (and, if directed by the Secured Party, shall), apply all or any part of the Collateral and/or net Proceeds thereof (after deducting fees and expenses as provided in Section 5.3) realized through the exercise by Secured Party of its remedies hereunder, whether or not held in any Collateral Account (all references in this Section 5.2 to Proceeds shall include proceeds of such guarantee), in payment of the Secured Obligations. Secured Party shall apply any such Collateral or Proceeds to be applied in the following order:
(a)    First, to Secured Party in respect of the Secured Obligations to and until Discharge of the Secured Obligations in full; and
(b)    Second, any balance of such Proceeds remaining after a Discharge of the Secured Obligations in full shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive the same and any Collateral remaining after a Discharge of the Secured Obligations in full shall be returned to Pledgor or to whomsoever may be lawfully entitled to receive the same.
Any Proceeds not applied shall be held by Secured Party as Collateral.

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5.3    Code and Other Remedies.
(a)        (b)      If an Event of Default shall occur and be continuing, Secured Party, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and all rights under any other applicable law or in equity. Without limiting the generality of the foregoing, Secured Party, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgor or any other Person (all and each of which demands, presentments, protests, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Secured Party, on the internet or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold or to become the licensor of all or any such Collateral, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived and released. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC or other applicable laws, including, without limitation, the Bankruptcy Code, Secured Party shall be entitled to credit bid and use and apply the Secured Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim or modify any warranties of title or the like. The foregoing will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Pledgor agrees that it would not be commercially unreasonable for Secured Party to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. Pledgor further

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agrees, at Secured Party’s request, to assemble the Collateral and make it available to Secured Party at places which Secured Party shall reasonably select, whether at Pledgor’s premises or elsewhere. Secured Party shall have the right to enter onto the property where any Collateral is located without any obligation to pay rent and take possession thereof with or without judicial process. Secured Party shall have no obligation to marshal any of the Collateral.
(c)    Secured Party shall deduct from such Proceeds all reasonable costs and expenses of every kind incurred in connection with the exercise of its rights and remedies against the Collateral or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements. Any net Proceeds remaining after such deductions shall be applied or retained by Secured Party in accordance with Section 5.2. Only after such application and after the payment by Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the UCC, need Secured Party account for the surplus, if any, to Pledgor. If Secured Party sells any of the Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser and received by Secured Party. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Pledgor shall be credited with proceeds of the sale. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by it or them of any rights hereunder.
5.4    Effect of Securities Laws. Pledgor recognizes that Secured Party may be unable to effect a public sale of any or all of the Pledged Equity Interests by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
5.5    Deficiency. Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

Section 6. POWER OF ATTORNEY AND FURTHER ASSURANCES
6.1    Secured Party’s Appointment as Attorney-in-Fact, Etc.
(a)        (b)      Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of

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Pledgor and in the name of Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Pledgor hereby gives Secured Party the power and right, on behalf of Pledgor, without notice to or assent by Pledgor, to do any or all of the following:
(v)    in the name of Pledgor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;
(vi)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral and pay all or any part of the premiums therefor and the costs thereof;
(vii)    execute, in connection with any sale provided for in Section 5.3 or 5.4, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(viii)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Secured Party or as Secured Party shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against Pledgor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Secured Party may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and do, at Secured Party’s option and Pledgor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as Pledgor might do.
Anything in this Section 6.1(a) to the contrary notwithstanding, Secured Party agrees that, except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

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(c)    If Pledgor fails to perform or comply with any of its agreements contained herein, Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, Secured Party shall not exercise this power without first making demand on Pledgor and Pledgor failing to promptly comply therewith.
(d)    The expenses of Secured Party incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due under the Note, from the date of payment by Secured Party to the date reimbursed by the Pledgor, shall be payable by the Pledgor to Secured Party on demand.
(e)    Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until a Discharge of the Secured Obligations.
6.2    Authorization of Financing Statements. Pledgor acknowledges that pursuant to Section 9-509(b) of the UCC and any other applicable law, Secured Party is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as Secured Party reasonably determines appropriate to perfect or maintain the perfection of the security interests of Secured Party under this Agreement. Pledgor agrees that such financing statements may describe the collateral in the same manner as Secured Party, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
6.3    Further Assurances. Pledgor agrees that from time to time, at the expense of Pledgor, it shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of any Collateral. Without limiting the generality of the foregoing, Pledgor shall:
(a)    file such financing or continuation statements, or amendments thereto and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;
(b)    at Secured Party’s request, appear in and defend any action or proceeding that may affect Pledgor’s title to or Secured Party’s interest in all or any part of the Collateral; and

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(c)    furnish Secured Party with such information regarding the Collateral, including, without limitation, the location thereof, as Secured Party may reasonably request from time to time.
Section 7. MISCELLANEOUS
7.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Pledgor and Secured Party, provided that any provision of this Agreement imposing obligations on Pledgor may be waived by Secured Party in a written instrument executed by Secured Party.
7.2    Notices. Any notice, demand, request or report required or permitted to be given or made to Secured Party or Pledgor under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) (i) in the case of Secured Party, to Secured Party at the address set forth below or such other address of which Secured Party shall notify Pledgor in writing, and (ii) in the case of Pledgor, to the address of which Pledgor shall notify Secured Party in writing; provided that any such notice, request or demand to or upon Pledgor shall be addressed to Pledgor at its notice address set forth on Schedule 3.

If to Secured Party:	HCP, Inc.
1920 Main Street, Suite 1200
Irvine, California 92614
Attention: Senior Vice President, Asset Management
Facsimile: (949) 407-0800
Email: shnotices@hcpi.com
7.3    No Waiver by Course of Conduct; Cumulative Remedies. Secured Party shall not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
7.4    Enforcement Expenses; Indemnification.
(a)        (b)      Pledgor agrees to pay or reimburse Secured Party for all its costs and expenses incurred in collecting against Pledgor or otherwise enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of

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counsel, (including the allocated fees and expenses of in-house counsel) to Secured Party and of counsel to Secured Party.
(c)    Pledgor agrees to pay, and to hold Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(d)    Pledgor agrees to pay, and to hold Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement.
(e)    The agreements in this Section shall survive repayment of the Secured Obligations and all other amounts payable under the Note.
7.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of Secured Party and their successors and assigns; provided that Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Secured Party and any such assignment, transfer or delegation without such consent shall be null and void.
7.6    Set-Off. Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to Pledgor, any such notice being expressly waived by Pledgor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such party to or for the credit or the account of Pledgor, or any part thereof in such amounts as Secured Party may elect, against and on account of the obligations and liabilities of Pledgor to Secured Party hereunder and claims of every nature and description of Secured Party against Pledgor, in any currency, whether arising hereunder, under the Note, as Secured Party may elect, whether or not Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. If Secured Party exercises any right of set-off, it shall notify Pledgor promptly of any such set-off and the application made Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Secured Party may have.
7.7    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

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7.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
7.9    Section Headings. The Section headings and “Table of Contents” used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
7.10    Integration/Conflict. This Agreement represents the entire agreement of Pledgor and Secured Party with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein.
7.11    GOVERNING LAW. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).
7.12    Submission to Jurisdiction; Waivers. Pledgor hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of California sitting in the County of Orange, the courts of the United States for the Central District of California sitting in the County of Orange, and appellate courts from any thereof;
(b)    agrees that all claims in respect of any such action or proceeding shall be heard and determined in such California state court or, to the fullest extent permitted by applicable law, in such federal court;
(c)    agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other

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manner provided by law and that nothing in this agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against Pledgor or any of its assets in the courts of any jurisdiction;
(d)    waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court); and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.
7.13    Acknowledgments. Pledgor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement to which it is a party; and
(b)    no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among Pledgor and Secured Party.
7.14    Releases. At such time as there has been a Discharge of the Secured Obligations, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Secured Party and Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Pledgor. At the request and sole expense of Pledgor following any such termination, Secured Party shall deliver to Pledgor any Collateral held by Secured Party hereunder, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.
7.15    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES

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ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
(Remainder of page intentionally left blank)

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IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:

SH DR CALIFORNIA IV, LLC,
a Delaware limited liability company

By:
Name: Adam G. Mabry
Title: Senior Vice President

SECURED PARTY:

HCP, INC.,
a Maryland corporation

By:
Name: Adam G. Mabry
Title: Senior Vice President

(End of signatures)

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Schedule 1
DESCRIPTION OF PLEDGED EQUITY INTERESTS AND ISSUER SUBSIDIARY INTERESTS

Pledged LLC Interests:

Pledgor	Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Issuer
SH DR California IV, LLC	WPG Huntington Beach Senior Living LLC	N	N/A	100	100%
SH DR California IV, LLC	WPG Valencia Senior Living LLC	N	N/A	100	100%

Issuer Subsidiary LLC Interests:

Issuer	Issuer Subsidiary	Certificated (Y/N)	Certificate No. (if any)	No. of Owned Units	% of Outstanding LLC Interests of the Issuer Subsidiary
WPG Huntington Beach Senior Living LLC	Oakmont of Huntington Beach LLC	N	N/A	100	100%
WPG Valencia Senior Living LLC	Oakmont of Valencia LLC	N	N/A	100	100%

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Schedule 2
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
Uniform Commercial Code Filings
UCC-1 Financing Statement to be filed with the California Secretary of State’s Office.
Actions with respect to Pledged Equity Interests
Uncertificated Securities Control Agreement to be executed by Pledgor, Secured Party and the Issuers of the Pledged Equity Interests

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Schedule 3
EXACT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Exact Legal Name	Jurisdiction of Organization	Chief Executive Office or Sole Place of Business and Notice Address	Notice Address
SH DR California IV, LLC	Delaware	1920 Main Street, Suite 1200, Irvine, California 92614	SH DR California IV, LLC 1920 Main Street, Suite 1200 Irvine, California 92614 Attention: Senior Vice President, Asset Management Facsimile: (949) 407-0800 Email: shnotices@hcpi.com

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Exhibit A
FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT
This UNCERTIFICATED SECURITIES CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Control Agreement”) dated as of ____________, 2019 (the “Effective Date”) is made by and among SH DR CALIFORNIA IV, LLC, a Delaware limited liability company (“Pledgor”), and HCP, INC., a Maryland corporation (“Secured Party”), and WPG HUNTINGTON BEACH SENIOR LIVING LLC, a California limited liability company, and WPG VALENCIA SENIOR LIVING LLC, a California limited liability company (collectively, the “Issuer”, and each, an “Issuer”).
WHEREAS, Pledgor has granted to Secured Party a security interest in the Uncertificated Securities (as hereinafter defined) of the Issuer owned, directly or indirectly, by Pledgor from time to time (collectively, the “Pledged Securities”), and all additions thereto and substitutions and proceeds thereof (collectively, with the Pledged Securities, the “Collateral”) pursuant to a Pledge Agreement, dated as of the Effective Date (as amended, restated, supplemented, or otherwise modified from time to time, the “Pledge Agreement”), by and between Pledgor and Secured Party.
WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of California on the date hereof (the “UCC”) are used herein as so defined: Adverse Claim, Control, Instruction, Proceeds and Uncertificated Security.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    Notice of Security Interest. Pledgor, Secured Party and the Issuer are entering into this Control Agreement to perfect, and to confirm the priority of, Secured Party’s security interest in the Collateral. The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of Secured Party’s security interest in the Collateral. The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect Secured Party’s security interest in the Collateral and, upon request by Secured Party, to register Secured Party as the registered owner of any or all of the Pledged Securities. The Issuer acknowledges that Secured Party has Control over the Collateral.
SECTION 2.    Collateral. The Issuer hereby represents and warrants to, and agrees with Pledgor and Secured Party that (i) the terms of any limited liability company interests or partnership interests included in the Collateral from time to time shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of California, (ii) the Pledged Securities are Uncertificated Securities, (iii) the Issuer’s jurisdiction is, and during the term of this Control Agreement shall remain, the State of California, (iv) Schedule 1 of the Pledge Agreement contains a true and complete description of the Pledged Securities as of the date hereof, and (v) except for the

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claims and interests of Secured Party and Pledgor in the Collateral, the Issuer does not know of any claim to or security interest or other interest in the Collateral.
SECTION 3.    Control. The Issuer hereby agrees, upon written direction from Secured Party and without further consent from Pledgor, (i) to comply with all instructions and directions of any kind originated by Secured Party concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by Secured Party and to pay over to Secured Party all Proceeds without any set-off or deduction, and (ii) except as otherwise directed by Secured Party, not to comply with the instructions or directions of any kind originated by Pledgor or any other person.
SECTION 4.    Other Agreements. The Issuer shall notify promptly Secured Party and Pledgor if any other person asserts any lien, encumbrance, claim (including any Adverse Claim) or security interest in or against any of the Collateral. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Securities or the Collateral, the provisions of this Control Agreement shall control.
SECTION 5.    Foreclosure or Transfer in Lieu of Foreclosure. If Secured Party acquires the Collateral through foreclosure or transfer in lieu of foreclosure, then Secured Party shall automatically replace Pledgor as the sole member of each Issuer and, indirectly, of each of the “Issuer Subsidiaries” identified on Schedule 1 of the Pledge Agreement, in each case as of the date of foreclosure or transfer in lieu of foreclosure.
SECTION 6.    Protection of Issuer. The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.
SECTION 7.    Termination. This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by Secured Party that (i) the Discharge of the Secured Obligations has occurred, or (ii) all of the Collateral has been released, whichever is sooner, and the Issuer shall thereafter be relieved of all duties and obligations hereunder.
SECTION 8.    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to Pledgor’s and Secured Party’s addresses as set forth in the Pledge Agreement, and to the Issuer’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

If to any Issuer:	c/o SH DR California IV, LLC
1920 Main Street, Suite 1200
Irvine, California 92614
Attention: Senior Vice President, Asset Management
Facsimile: (949) 407-0800
Email: shnotices@hcpi.com

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SECTION 9.    Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.
SECTION 10.    Entire Agreement. This Control Agreement and the Pledge Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
SECTION 11.    Execution in Counterparts. This Control Agreement may be executed in any number of counterparts by one or more parties to this Control Agreement and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Control Agreement by facsimile or other electronic transmission (e.g., “pdf”, or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.
SECTION 12.    Successors and Assigns. This Control Agreement shall be binding upon the successors and assigns of each of the parties hereto and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither Pledgor nor the Issuer may assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of Secured Party and any such assignment, transfer or delegation without such consent shall be null and void.
SECTION 13.    Severability. In the event any one or more of the provisions contained in this Control Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 14.    Section Headings. The Section headings used in this Control Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 15.    Submission to Jurisdiction; Waivers. Each of Pledgor and the Issuer hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of California sitting in the County of Orange, the courts of the United States for the Central District of California sitting in the County of Orange, and appellate courts from any thereof;

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(b)    agrees that all claims in respect of any such action or proceeding shall be heard and determined in such California state court or, to the fullest extent permitted by applicable law, in such federal court;
(c)    agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Control Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Control Agreement against Pledgor or any of its assets in the courts of any jurisdiction;
(d)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(e)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Pledgor at its address referred to in Section 8 of this Control Agreement or at such other address of which Secured Party shall have been notified pursuant thereto;
(f)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and
(g)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.
SECTION 16.    GOVERNING LAW AND JURISDICTION. THIS CONTROL AGREEMENT HAS BEEN DELIVERED TO AND ACCEPTED BY SECURED PARTY AND WILL BE DEEMED TO BE MADE IN THE STATE OF CALIFORNIA. THIS CONTROL AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS CONTROL AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW OF GOVERNING PERFECTION AND EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).
SECTION 17.  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CONTROL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT,

G-2-31

BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE, THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CONTROL AGREEMENT BY, AMONG OTHER THINS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(Remainder of page intentionally left blank)

G-2-32

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:

SH DR CALIFORNIA IV, LLC,
a Delaware limited liability company

By:
Name:
Title:

SECURED PARTY:

HCP, INC.,
a Maryland corporation

By:
Name:
Title:

(Signatures continued on following page(s))

G-2-33

ISSUERS:

WPG HUNTINGTON BEACH SENIOR
LIVING LLC, a California limited liability
company

By:
Name:
Title:

WPG VALENCIA SENIOR LIVING LLC, a
California limited liability company

By:
Name:
Title:

(End of signatures)

G-2-34

EXHIBIT H
FORM OF REIMBURSEMENT AGREEMENT (RECOURSE DEBT OBLIGATIONS)

(See attached)

H-1

REIMBURSEMENT AGREEMENT (RECOURSE DEBT OBLIGATIONS)
THIS REIMBURSEMENT AGREEMENT (RECOURSE DEBT OBLIGATIONS) (“Agreement”), dated as of July 18, 2019, is made by each of the persons or entities whose names, severally but not jointly, are set forth on a counterpart signature page attached hereto (each, a “Reimbursing Party,” and collectively, the “Reimbursing Parties”), in favor of HCP, Inc., a Maryland corporation (“HCP”).
WHEREAS, Oakmont of Valencia LLC, a California limited liability company (“Valencia” or “Borrower”), is indebted to Lender pursuant to that certain loan agreement dated as of May 18, 2018, in the original principal amount of Forty-Eight Million and No/100ths Dollars ($48,000,000.00), but of which only Twenty-Seven Million Two Hundred Thousand and No/100ths Dollars ($27,200,000.00) is expected to be funded by Lender, made by and between Valencia and Lender. The loan agreement, together with all notes, security instruments and other loan documents executed and delivered in connection with such loan agreement, and any amendments, modifications, assignments or assumptions thereof, shall be referred to herein as the “Credit Documents.”
WHEREAS, concurrently herewith, an affiliate of HCP is indirectly acquiring one hundred percent (100%) of the membership interests in Borrower from Dowling Court Properties II LLC, a California limited liability company, in which Reimbursing Parties are members, partners and/or investors (such acquisition, the “Acquisition”)..
WHEREAS, pursuant to the Credit Documents and certain amendments thereto and in connection with the Acquisition, concurrently herewith HCP is assuming the obligations pursuant to the agreements set forth on Exhibit A hereto, as the same may be amended, modified or supplemented from time to time, each a “Guarantee”. The obligations of HCP under Section 1 of the Guarantee shall be referred to herein as the “Recourse Obligations”. The obligations of HCP under Section 8 of the Guarantee shall be referred to herein as the “Non-Recourse Carve-Out Obligations.”
WHEREAS, each Reimbursing Party has agreed to reimburse to HCP a portion of any financial liability that HCP incurs as a result of the Recourse Obligations (but not the Non-Recourse Carve-Out Obligations) under the Guarantee in the event that Lender enforces its rights for any reason under such Guarantee (any such amount that HCP so incurs in connection with such Recourse Obligations, the “Reimbursable Amount”) up to an amount not in excess of the amount set forth or determined on such Reimbursing Party’s counterpart signature page attached hereto (such amount, as applicable to each individual Reimbursing Party, such Reimbursing Party’s “Maximum Reimbursement Amount”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Reimbursing Parties agree as follows:
1.    Reimbursement. Reimbursing Parties hereby irrevocably and unconditionally agree to reimburse and guarantee the collection by HCP of, and hereby agree to pay to HCP upon

Page 1 of 7 Pages

demand, an amount equal to the Reimbursable Amount; provided that the obligation of each Reimbursing Party shall be limited severally, and not jointly, to such Reimbursing Party’s Maximum Reimbursement Amount, as set forth on such Reimbursing Party’s counterpart signature page attached hereto. Each Reimbursing Party’s obligations as set forth in this Paragraph 1.A are hereinafter referred to as the “Reimbursement Obligations.”
2.    Independent Obligations. Except as expressly set forth in Paragraph 1, the obligations of each Reimbursing Party hereunder are independent of the obligations of Borrower and/or HCP under the Guarantee, and a separate action or actions may be brought by HCP against any Reimbursing Party, whether or not actions are brought against Borrower. Each Reimbursing Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Reimbursing Party may now or hereafter have against Borrower or any other person directly or contingently liable for the payment or performance of the obligations under any Credit Documents or the Guarantee (including, but not limited to, HCP, or any other direct or indirect member of Borrower) (except and only to the extent that such Reimbursing Party makes a payment to HCP in excess of the amount required to be paid under Paragraph 1 and the limitations set forth therein).
3.    Miscellaneous.

A.
Subject to the provisions of this Paragraph 3.A, this Agreement is irrevocable as to any and all of the Reimbursement Obligations of each Reimbursing Party until such Reimbursing Party has disposed of all of its direct or indirect equity interests in [each] Borrower (the “Termination Date”), provided that the obligations of such Reimbursing Party hereunder shall continue after the Termination Date to the extent of any claims that are attributable fully and solely to an event or action that occurred on or before the Termination Date.

B.
In the event that any Reimbursing Party disposes of all or any portion of such Reimbursing Party’s direct or indirect equity interest in [each] Borrower, including for these purposes Reimbursing Party’s direct or indirect interest in any entity that directly or indirectly owns [each] Borrower, the Reimbursement Obligations of such Reimbursing Party shall be decreased by an amount equal to the portion of the Reimbursement Obligations of such Reimbursing Party allocable to the disposed of direct or indirect equity interest (a “Reduction Date”), provided that the obligations of such Reimbursing Party hereunder shall continue after the Reduction Date with respect to the Reimbursement Obligations undiminished by such reduction to the extent of any claims that are attributable fully and solely to an event or action that occurred on or before said Reduction Date.

C.	This Agreement is binding on each Reimbursing Party and its successors and assigns, and inures to the benefit of HCP.

Page 2 of 7 Pages

D.
Upon request of HCP, each Reimbursing Party shall provide HCP commercially reasonable documentation regarding such Reimbursing Party’s financial condition, including any applicable financial statements that illustrate such Reimbursing Party’s wherewithal to satisfy this Agreement.

E.
Each Reimbursing Party intends that this Agreement satisfy the requirements of Code Section 752 and the Treasury Regulations promulgated thereunder for a valid payment obligation with respect to the Reimbursement Obligations.

F.
No delay on the part of HCP in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise or waiver by HCP of any right or remedy shall preclude any further exercise thereof, nor shall any modification or waiver of any of the provisions of this Agreement be binding upon HCP, except as expressly set forth in a writing duly signed or delivered by HCP or on HCP’s behalf by an authorized officer or agent of HCP. HCP’s failure at any time or times hereafter to require strict performance by Borrower, any Reimbursing Party or any other person of any of the provisions, warranties, terms and conditions contained in any security agreement, agreements, guarantee, instrument or document now or at any time or times hereafter executed by Borrower or any Reimbursing Party or delivered to HCP shall not waive, affect or diminish any right of HCP at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of HCP, its agents, officers, or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of HCP and directed to Borrower or such Reimbursing Party, or any of them (as the case may be) specifying such waiver. No waiver by HCP of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by HCP permitted hereunder shall in any way affect or impair HCP’s rights or the obligations of any Reimbursing Party under this Agreement.

G.
This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws of the State of California without regard to the principles of conflicts of laws.

H.
This Agreement contains all the terms and conditions of the agreement between HCP and each Reimbursing Party. The terms and provisions of this Agreement may not be waived, altered, modified or amended except in writing duly executed by the party to be charged thereby.

I.
This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or electronic mail transmission

Page 3 of 7 Pages

(e.g., in .PDF format) will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic mail (e.g., in .PDF format) will be deemed to be their original signatures for any purpose whatsoever.

J.	Each Reimbursing Party acknowledges that HCP makes no representation or warranty concerning the treatment or effect of this Agreement under federal, state, local, or foreign tax law.

K.	Any notice shall be directed to the parties at the following addresses:

If to a Reimbursing Party:	To the address set forth next to such Guarantor’s name on Schedule 2 attached hereto
If to HCP:	HCP, Inc. 1920 Main Street, Suite 1200 Irvine, California 92614 Attention: Senior Vice President, Asset Management Facsimile: (949) 407-0800 Email: shnotices@hcpi.com

[Remainder of page intentionally blank]

Page 4 of 7 Pages

COUNTERPART SIGNATURE PAGE
ATTACHED TO AND MADE A PART OF
THAT CERTAIN REIMBURSEMENT AGREEMENT (RECOURSE DEBT OBLIGATIONS)
DATED AS OF July 18, 2019
IN WITNESS WHEREOF, the undersigned, through its duly authorized representative, has executed this Agreement as of the date first above written.
The obligation and liability of the undersigned as a Reimbursing Party hereunder shall be several, and not joint, and shall be up to $[____________] of the Reimbursable Amount.

REIMBURSING PARTY
[_____________________]

Page 5 of 7 Pages

EXHIBIT A
Guarantee

1.
Payment and Performance Guaranty Agreement, dated as of May 18, 2018, by and between Cynthia J. Gallaher and William P. Gallaher and Lender, as assumed by HCP pursuant to that certain Loan Amendment and Assumption Agreement, dated as of July 18, 2019, by and among Borrower, Oakmont of Valencia OpCo, LLC, Cynthia J. Gallaher, William P. Gallaher, HCP, Oakmont Management Group LLC, OMG II Inc. and Lender. (Valencia)

Page 6 of 7 Pages

Schedule 1
Notice Addresses

Guarantor	Address

[______________________________]	[______________________________]

Page 7 of 7 Pages

SCHEDULE 1
CONTRIBUTOR PRINCIPALS

Contributor Principal	Address
[______________________________]	[______________________________]

Schedule 1-1

SCHEDULE 2
EXISTING INDEBTEDNESS

1.
That certain loan in the original principal amount of $30,575,000.00, made by Greystone Servicing Corporation, Inc., a Georgia corporation (as the same may have been assigned), to Oakmont of Concord LLC, a California limited liability company.

2.
That certain loan in the original principal amount of $27,500,000.00, made by Greystone Servicing Corporation, Inc., a Georgia corporation (as the same may have been assigned), to Oakmont of San Jose LLC, a California limited liability company.

3.
That certain loan in the original principal amount of $33,300,000.00, made by Protective Life Insurance Company, a Tennessee corporation (as the same may have been assigned), to Oakmont of Santa Clarita LLC, a California limited liability company.

4.
That certain loan in the original principal amount of $48,000,000.00, made by Protective Life Insurance Company, a Tennessee corporation (as the same may have been assigned), to Oakmont of Valencia LLC, a California limited liability company.

Schedule 2-1